UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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THE TOWN AND COUNTRY TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 26, 2006
Dear Shareholder:
      You are cordially invited to attend a special meeting of the shareholders of The Town and Country Trust to be held Thursday, March 9, 2006 at 8:30 a.m. local time. The special meeting will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York.
      At the special meeting, we will ask holders of our common shares of beneficial interest, par value $.01 per share, to approve the merger of The Town and Country Trust with and into Magazine Acquisition LP, a subsidiary of a joint venture formed by affiliates of Morgan Stanley Real Estate and Onex Real Estate, pursuant to the Agreement and Plan of Merger, dated as of December 19, 2005, by and among The Town and Country Trust, The TC Operating Limited Partnership, Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC, the merger agreement and the other transactions contemplated by the merger agreement. If the merger is completed, each holder of our common shares will be entitled to receive merger consideration equal to $33.90 in cash, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid, as more fully described in the enclosed proxy statement, without interest, for each outstanding common share held on the effective date of the merger. Until the completion of the merger, we expect to continue to pay regular quarterly distributions on our common shares at a rate of $0.43 per share for each full fiscal quarter ended prior to the closing date of the merger.
      After careful consideration, our board of trustees unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and declared the merger fair to, advisable and in the best interests of the trust, our operating partnership, our shareholders and the holders of units of limited partnership interest in our operating partnership. Our board of trustees unanimously recommends that our shareholders vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement.
      The merger must be approved by the affirmative vote of holders of our outstanding common shares entitled to cast at least two thirds of the votes that are entitled to be cast on the matter. If the merger is so approved, the closing of the merger and the other transactions contemplated by the merger agreement will occur no later than the third business day after the other conditions to the closing of the merger and the other transactions contemplated by the merger agreement are satisfied or waived (unless Magazine Acquisition GP LLC determines to extend the closing to the end of the month in which all conditions to closing have been satisfied, or May 1, 2006, whichever is earlier). We currently anticipate closing the merger in the first quarter of 2006.
      The accompanying notice of special meeting of shareholders provides specific information concerning the special meeting. The enclosed proxy statement provides you with a summary of the merger, the merger agreement and additional information about the parties involved. We urge you to read carefully the enclosed proxy statement and the merger agreement, a copy of which is included in the proxy statement as Exhibit A.
      Some of our trustees and executive officers have interests and arrangements that may be different from, or in addition to, and may conflict with, your interests as a shareholder of the trust. These interests are summarized in the section entitled “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45 of the enclosed proxy statement.

      Because we need the affirmative vote of holders of two-thirds of all of our outstanding shares, your vote is very important. Whether you plan to attend the special meeting or not, please either complete the enclosed proxy card and return it as promptly as possible, or authorize a proxy to vote your shares via the Internet or by calling the toll-free telephone number on the proxy card. The enclosed proxy card contains instructions regarding all three methods of proxy authorization. If you attend the special meeting, you may continue to have your common shares voted as instructed in the proxy, via the Internet or by telephone or you may withdraw your proxy or your authorization for a proxy via the Internet or by telephone at the special meeting and, if you are a registered shareholder, vote your common shares in person. If you own your shares in “street name” through a broker or other nominee and wish to vote your shares in person at the special meeting, you will need to obtain a proxy card from the institution that holds your shares. If you (i) fail to (x) return your proxy card, (y) authorize a proxy by using the Internet or a toll-free telephone number, or (z) vote in person at the special meeting, (ii) mark your proxy card “abstain,” or (iii) fail to instruct your broker or nominee how to vote your shares, the effect will be the same as a vote against the merger. In addition, if you fail to submit a proxy by mail, telephone or the Internet, fail to vote at the special meeting or fail to instruct your broker or nominee how to vote, your common shares will not be counted for purposes of determining whether a quorum exists at the special meeting. However, common shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted for purposes of determining whether a quorum exists at the special meeting.
      This proxy statement is dated January 26, 2006, and is first being mailed, along with the attached proxy card, to shareholders on or about January 30, 2006.

Sincerely,

Harvey Schulweis
Chairman and Chief Executive Officer

THE TOWN AND COUNTRY TRUST
300 East Lombard Street
Baltimore, Maryland 21202
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MARCH 9, 2006
       NOTICE IS HEREBY GIVEN that a special meeting of shareholders of The Town and Country Trust, a Maryland real estate investment trust, will be held on Thursday, March 9, 2006 at 8:30 a.m. local time. The meeting will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, for the purpose of considering and voting upon the following proposals:

1. A proposal to approve the merger of The Town and Country Trust with and into Magazine Acquisition LP pursuant to the Agreement and Plan of Merger, dated as of December 19, 2005, by and among Magazine Acquisition GP LLC, Magazine Acquisition LP, Magazine Acquisition LLC, The Town and Country Trust and The TC Operating Limited Partnership (the “merger agreement”), the merger agreement and the other transactions contemplated by the merger agreement, as more fully described in the enclosed proxy statement; and

2. Any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.
      The record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting is the close of business on January 23, 2006. Only holders of record of our common shares of beneficial interest on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. If we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement at the special meeting of shareholders, the special meeting may be adjourned for the purpose of soliciting additional proxies. Regardless of the number of common shares you own, your vote is important. If you do not plan to attend the meeting to vote your common shares in person, please authorize, at your earliest convenience, a proxy to vote your shares in one of the following ways to ensure that your shares will be duly represented and voted at the special meeting:

•	Use the toll-free telephone number shown on the proxy card;

•	Go to the Internet website address shown on the proxy card; or

•	Mark, sign, date and promptly return the enclosed proxy card in the enclosed, postage-paid envelope.
      Any proxy may be revoked at any time prior to its exercise by notifying our Secretary in writing of the revocation, by delivery of a later-dated proxy, by using the toll-free telephone number or Internet website address or by voting in person at the special meeting.
      After careful consideration, our board of trustees unanimously approved the merger and the other transactions contemplated by the merger agreement and declared the merger fair to, advisable and in the best interests of the trust, our operating partnership, our shareholders and the holders of units of limited partnership interest in our operating partnership. Our board of trustees unanimously recommends that holders of our common shares vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.
      We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

By Order of the Board of Trustees

Daniel G. Berick
Secretary
January 26, 2006

Exhibit A — Agreement and Plan of Merger
Exhibit B — Opinion of Lazard Frères & Co. LLC
Exhibit C — Consent and Voting Agreement

ii

THE TOWN AND COUNTRY TRUST
300 East Lombard Street
Baltimore, Maryland 21202
PROXY STATEMENT
SUMMARY TERM SHEET
      This summary presents material information contained in this proxy statement relating to the merger of The Town and Country Trust, a Maryland real estate investment trust, with and into Magazine Acquisition LP, a Maryland limited partnership (referred to in this proxy statement as the “merger”), and related transactions and may not contain all of the information that is important to you. For a more complete description of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 19, 2005, by and among Magazine Acquisition GP LLC, a Delaware limited liability company, Magazine Acquisition LP, a Maryland limited partnership, Magazine Acquisition LLC, a Maryland limited liability company, us and our operating partnership, The TC Operating Partnership, a Maryland limited partnership (referred to in this proxy statement as the “merger agreement”), you should carefully read this entire proxy statement as well as the additional documents to which it refers. A copy of the merger agreement is attached to this proxy statement as Exhibit A. We have included page references to pages in this proxy statement to direct you to a more complete description of the topics presented in this summary.
The Special Meeting — See page 20
      This proxy statement is being furnished to holders of our common shares of beneficial interest, which we refer to as “common shares”, for use at the special meeting, and at any adjournments or postponements of that meeting, in connection with the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, as more fully described in this proxy statement. The special meeting will be held on Thursday, March 9, 2006 at 8:30 a.m. local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York.
Voting Requirements for the Merger — See page 24
      The proposal to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of our outstanding common shares entitled to cast at least two thirds of the votes that are entitled to be cast on the matter. The partnership merger, pursuant to which Magazine Acquisition LLC will merge with and into our operating partnership with our operating partnership surviving such merger, has already been approved by us, as the general partner of our operating partnership, and by the holders of 96% of the outstanding units of limited partnership interest (referred to in this proxy statement as “common units”), in the aggregate (which percentage is greater than the required percentage of common units required to approve the partnership merger). If you hold your common shares in “street name” through a broker or other nominee, your common shares will not be voted unless you provide instructions to your broker or nominee how to vote your shares. You should instruct your broker or nominee how to vote your common shares by following the directions provided by your broker or nominee.
      The effect of your action will be the same as a vote against the merger if you:

•	fail to:

•	return your proxy card;

•	authorize a proxy by using the Internet or a toll-free telephone number; or

•	vote in person at the special meeting;

•	mark your proxy card “abstain”; or

•	fail to instruct your broker or nominee how to vote your shares.

Parties to the Mergers — See page 22
      The Town and Country Trust — The Town and Country Trust (referred to in this proxy statement as “we,” “us,” “our,” or “the trust”) is a self-administered and self-managed real estate investment trust, or “REIT”, organized under Maryland law in 1993. We operate in one industry segment, the ownership and operation of multifamily apartment communities. We conduct substantially all of our operations through our operating partnership, The TC Operating Limited Partnership, which is referred to in this proxy statement as our “operating partnership.” As of January 26, 2006, we owned 38 apartment communities with 13,183 apartment units located in selected markets in the Mid-Atlantic region and Florida. We are listed on the New York Stock Exchange under the symbol “TCT.” Our headquarters is located at 300 East Lombard Street, Baltimore, Maryland 21202, and our telephone number is (410) 539-7600.
      The TC Operating Limited Partnership — The TC Operating Limited Partnership is the entity through which we conduct substantially all of our business and own, either directly or indirectly through subsidiaries, substantially all of our assets. Our operating partnership was organized as a Maryland limited partnership in 1993. As of the date of the proxy statement, we are the general partner of, and own an approximate 87.7% partnership interest in, our operating partnership. The remaining 12.3% limited partnership interest in our operating partnership is held by certain of the indirect predecessor owners of our original 26 properties, including the successors of the late Alfred Lerner, our former chairman, and Harvey Schulweis, the chairman of our board of trustees and our chief executive officer.
      Magazine Acquisition GP LLC — Magazine Acquisition GP LLC is a recently formed Delaware limited liability company wholly owned by Magazine Investment Limited Partnership, a joint venture vehicle recently formed by affiliates of Morgan Stanley Real Estate and Onex Real Estate. Magazine Acquisition GP LLC is the general partner of Magazine Acquisition LP and Magazine Investments Limited Partnership is the limited partner of Magazine Acquisition LP. Magazine Acquisition GP LLC is sometimes referred to in this proxy statement as “Magazine Acquisition.”
      Morgan Stanley Real Estate is an affiliate of Morgan Stanley, a global financial services firm, which is engaged in three principal global businesses: investing, banking and lending. Since 1991, Morgan Stanley has acquired $73.1 billion of real estate assets worldwide and currently holds approximately $40 billion in real estate assets on behalf of its clients. Morgan Stanley Real Estate provides a complete range of investment banking services to its clients, including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley also engages in real estate lending and, using its own capital, originated upwards of $24 billion in commercial mortgages in 2005. Onex Real Estate was formed by Onex Corporation in January 2005 to invest in real estate assets in North America. Onex Corporation is one of Canada’s largest companies with global operations in service, manufacturing and technology industries and has annual consolidated revenues of approximately $16 billion Canadian and consolidated assets of approximately $15 billion Canadian. Its operating companies include Celestica Inc., Spirit AeroSystems, Inc., Emergency Medical Services Corporation, Skilled Healthcare Group, Inc., ClientLogic Corporation, Cineplex Entertainment Limited Partnership, J.L. French Automotive Castings, Inc., Res-Care, Inc., Cosmetic Essence, Inc., Center for Diagnostic Imaging, Inc. and Radian Communication Services Corporation. Onex Corporation’s shares trade on the Toronto Stock Exchange under the stock symbol OCX.SV.
      Magazine Acquisition LP — Magazine Acquisition LP is a recently formed Maryland limited partnership and the entity into which we will merge pursuant to the terms of the merger agreement, with Magazine Acquisition LP as the surviving entity. Magazine Acquisition LP is sometimes referred to in this proxy statement as “Merger Entity.”
      Magazine Acquisition LLC — Magazine Acquisition LLC is a recently formed Maryland limited liability company and the entity that will merge with and into our operating partnership pursuant to the terms of the merger agreement, with our operating partnership as the surviving entity. Magazine Acquisition LLC is sometimes referred to in this proxy statement as “Merger LLC.”

The Mergers — See page 23
      Merger — At the special meeting, our shareholders will be asked to approve our merger with and into Merger Entity, with Merger Entity surviving the merger, pursuant to the terms of the merger agreement. We sometimes use the term “surviving entity” in this proxy statement to describe Merger Entity as the surviving entity following the merger.
      Partnership Merger — In the partnership merger, Merger LLC will merge with and into our operating partnership, with our operating partnership surviving the partnership merger. We sometimes use the term “surviving partnership” in this proxy statement to describe our operating partnership as the surviving entity following the partnership merger. We, as the general partner of our operating partnership, and certain of its limited partners holding approximately 96% of its outstanding common units in the aggregate (which percentage is greater than the required percentage of common units required to approve the partnership merger), have already approved the partnership merger.
      Sequence of Transactions — We expect that the merger and the partnership merger will occur simultaneously with each other.
Merger Consideration — See page 48
      In the merger, each of our common shares that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $33.90 in cash, without interest, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid. The merger consideration for the common shares is fixed as described in the preceding sentence and will not be adjusted for changes in the price of our common shares.
Partnership Merger Consideration — See page 49
      In the partnership merger, each common unit, other than common units, if any, held by Harvey Schulweis, our chief executive officer and the chairman of our board of trustees (if Mr. Schulweis does not elect to receive replacement partnership property in redemption of his common units as described in “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45), will be converted into the right to receive $33.90 in cash, without interest, plus an amount in cash equal to a prorated portion of the distribution payable for the number of days since the last fiscal quarter for which a distribution was declared and paid. The merger consideration payable in respect of each common unit in connection with the partnership merger is based on the one-for-one common unit to common share conversion right specified in our operating partnership’s Third Amended and Restated Agreement of Limited Partnership.
Payment Procedures — See page 49
      Promptly after completion of the mergers, you will receive a letter of transmittal, which will include instructions describing how to exchange your common shares for the merger consideration. At that time, you must send your share certificates with your completed letter of transmittal to the exchange agent. You should not send your share certificates to us or anyone else until you receive these instructions. You will receive the payment of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates. If any of your share certificates have been lost, stolen or destroyed, the exchange agent will pay you your merger consideration upon your furnishing an affidavit as to the fact that such certificate has been lost, stolen or destroyed and, if requested by Magazine Acquisition or the surviving entity, your posting of a bond as indemnity against any claim against such certificate. If you hold your common shares in “street name,” and follow the appropriate procedures, your broker or nominee will surrender your shares in exchange for your merger consideration following completion of the merger.

Dividends — See page 23
      We are authorized under the merger agreement to pay regular dividends (not to exceed $0.43 per common share or common unit of our operating partnership) for each full fiscal quarter ended prior to the effective date of the mergers, and we expect to do so. As an example, if the effective date of the merger is March 31, 2006, holders of our common shares would receive regular quarterly dividends through the fiscal quarter ended December 31, 2005, payable on March 10, 2006. Additionally, again assuming a March 31, 2006 effective date, the merger consideration will include a prorated portion of the quarterly dividend for the period from January 1, 2006 through March 31, 2006. Furthermore, if we close the merger on March 31, 2006, we expect that we will have declared in February 2006 and paid on March 10, 2006 a dividend of $0.43 for the fiscal quarter ended December 31, 2005. For an example of the calculation of the prorated dividend included in the merger consideration, please see the section captioned “The Mergers — The Merger of The Town and Country Trust into Magazine Acquisition LP” on page 23.
Conditions to the Mergers — See page 58
      The merger is subject to the approval of holders of our common shares, as well as other customary conditions, including the absence of a material adverse effect on us as described in the section captioned “The Merger Agreement — Definition of Material Adverse Effect” on page 63.
      If holders of our common shares approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and the other conditions to the mergers are satisfied or waived, then we intend to complete the mergers no later than the third business day after such other conditions to closing of the merger and the other transactions contemplated by the merger agreement are satisfied or waived (unless Magazine Acquisition GP LLC determines to extend the closing to the end of the month in which all conditions to closing have been satisfied or May 1, 2006, whichever is earlier). For more information on the timing of the closing, see “The Merger Agreement — The Merger” on page 48.
Recommendation of Our Board of Trustees — See page 33
      Our board of trustees unanimously recommends that holders of our common shares vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. At a special meeting held on December 18, 2005, our trustees determined that the mergers were fair to, advisable and in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units. At that meeting, our board of trustees unanimously approved the mergers and the other transactions contemplated by the merger agreement, and voted to recommend that holders of our common shares vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. The recommendation of our board of trustees was made after the careful evaluation of a variety of business, financial and other factors and consultation with our legal and financial advisors.
Reasons for the Mergers — See page 33
      In deciding to approve the mergers and the merger agreement, our board of trustees considered a number of factors, some potentially positive and some potentially negative, with respect to the mergers.
      Some of the potentially positive factors include:

•	Premium

—	the merger consideration represents a significant premium over the historical and recent market price of our common shares, representing a 13.8% premium over the closing price of our common shares on December 19, 2005, the last full trading day prior to the public announcement of the signing of the merger agreement, and an approximate 16.5% premium over the average closing price of our common shares for the 60 days prior to December 19, 2005.

•	Limited Termination Right

—	if we receive an unsolicited proposal regarding another potential business combination that constitutes a superior proposal, we have a limited right to negotiate with third parties in connection with such proposal and our board of trustees may, prior to receiving shareholder approval for the merger, the merger agreement and the other transactions contemplated by the merger agreement, and subject to satisfaction of certain conditions and payment of a $20 million break-up fee to Magazine Acquisition, terminate the merger agreement and enter into an agreement with respect to that superior proposal or revoke, modify or fail to make the recommendation contained in this proxy statement to our shareholders in connection with the merger.

•	Form of Merger Consideration

—	the payment of cash as the form of merger consideration will provide our shareholders with immediate liquidity and value that is not subject to market fluctuations.

•	Favorable Market Conditions

—	our board of trustees concluded that the merger allows us to take advantage of strong demand for multifamily communities; our board of trustees considered this factor in determining that the mergers were more likely to provide our shareholders and the holders of our operating partnership’s common units with greater value on a current basis when compared with the prospects for achieving similar returns while continuing to operate, with more potential risk, as an independent public company.

•	Limited Growth Platform

—	our board of trustees recognizes that we are a relatively small-capitalization REIT with limited external growth opportunities and that our overhead costs (such as general and administrative costs, management expense and public company costs) negatively affect our financial results; furthermore, our common shares receive limited research coverage and generally experience a low trading volume, which exacerbates the potential gap between the trust’s public market value and the value of our underlying assets.

•	Our Business and Prospects

—	our board of trustees concluded that the mergers represent a more desirable alternative for our shareholders and the holders of common units than continuing to operate as an independent public company under our current strategic business plan; in the view of our board of trustees, given our relatively small market capitalization as a public company and low trading volume, realizing a cash premium in the mergers is more likely to provide more value for our shareholders and the holders of common units on a risk-adjusted basis than continuing to execute our strategic business plan as an independent public company.

•	Probability of Completion

—	our board of trustees believes that there is a high probability of completion of the mergers due to the fact, among other reasons, that the obligations of Magazine Acquisition, Merger Entity and Merger LLC under the merger agreement to pay any amounts payable by any of Magazine Acquisition, Merger Entity and Merger LLC to us and to our operating partnership arising out of or resulting from any failure of any of Magazine Acquisition, Merger Entity or Merger LLC to pay or perform any of their obligations under the merger agreement will be guaranteed by each of MS Real Estate Funding, L.P. (an indirect, wholly-owned subsidiary of Morgan Stanley) and Onex Real Estate Partners LP up to a maximum amount not to exceed $200 million in the aggregate.

      Some of the potentially negative factors our board of trustees considered include:

•	No Continuing Equity Interest

—	upon completion of the merger, our shareholders will no longer share in the future performance of our portfolio of properties or receive dividends.

•	Tax Consequences

—	the merger will be a fully taxable transaction for our shareholders and, except with respect to Harvey Schulweis as discussed in the section captioned “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45, the partnership merger will be a fully taxable transaction for the holders of common units.

•	Costs

—	there are significant costs involved in connection with the mergers, which we may be required to bear in the event that the mergers are not completed, including costs we will incur if we undertake certain internal restructuring steps to cooperate with Magazine Acquisition’s proposed financing; however, Magazine Acquisition, Merger Entity and Merger LLC have agreed to indemnify us against any such costs, liabilities or taxes.

•	No Solicitation of Alternative Proposals; Payment of Break-Up Fee; Reimbursement of Expenses

—	the merger agreement prohibits us, our operating partnership, our subsidiaries and any of their respective trustees, directors, officers, employees, investment bankers, financial advisors, attorneys, bankers, finders or other agents, affiliates or other representatives from initiating, soliciting, encouraging or taking any other action to facilitate any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, a competing transaction, although it permits our board of trustees to receive and respond to unsolicited inquiries and proposals regarding other potential transactions under certain specified circumstances.

•	Conversion of Our 5.375% Convertible Senior Notes

—	pursuant to the terms of the indenture for our 5.375% Convertible Senior Notes, due 2023, we are required to give public notice to the holders of such notes two days before the date that is fifteen days before the anticipated closing of the mergers (and mail notice to such holders ten days prior to such anticipated closing) after which time such holders may elect to convert their notes into our common shares, whether or not the mergers are ultimately completed; our convertible senior notes represent 14.2% of our outstanding common shares on a fully-diluted basis.

•	Trustees’ and Executive Officers’ Other Interests

—	some of our trustees and executive officers have interests in the mergers that differ from, or are in addition to (and therefore may conflict with), your interests as a shareholder, as discussed in the section captioned “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45.
      In view of the wide variety of factors considered by our board of trustees, our board of trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board of trustees views its recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, our board of trustees determined that the potential benefits of the mergers substantially outweigh the potential detriments associated with the mergers.

Opinion of Lazard Frères & Co. LLC — See page 37
      In connection with the mergers, Lazard Frères & Co. LLC (“Lazard”) rendered its oral opinion to our board of trustees, subsequently confirmed in writing, as to the fairness, from a financial point of view, of the consideration to be paid in the mergers. The full text of Lazard’s written opinion, dated December 18, 2005, is attached to this proxy statement as Exhibit B. We encourage you to carefully read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Lazard. The Lazard opinion was provided to our board of trustees in connection with its evaluation of the consideration to be paid in the mergers, does not address any other aspect of the mergers and does not constitute a recommendation to any holder of the trust’s common shares as to how such shareholder should vote or act with respect to any matters relating to the merger. See “The Mergers — Opinion of Lazard Frères & Co. LLC” beginning on page 37 and Exhibit B.
Guaranty of MS Real Estate Funding, L.P. and Onex Real Estate Partners LP — See page 59
      The obligations of Magazine Acquisition, Merger Entity and Merger LLC under the merger agreement to pay any amounts payable by any of Magazine Acquisition, Merger Entity or Merger LLC to us and to our operating partnership arising out of or resulting from any failure of any of Magazine Acquisition, Merger Entity or Merger LLC to pay or perform any of their obligations under the merger agreement are guaranteed by each of MS Real Estate Funding, L.P. (an indirect, wholly owned subsidiary of Morgan Stanley) and Onex Real Estate Partners LP up to a maximum amount not to exceed $200 million in the aggregate. The guaranties will be the primary source of recourse to us and our operating partnership in the event that Magazine Acquisition, Merger Entity or Merger LLC breach any of their obligations under the merger agreement. See “The Merger Agreement — Guaranty of MS Real Estate Funding, L.P. and Onex Real Estate Partners LP” beginning on page 59.
No Appraisal Rights — See page 20
      Under Maryland law, because our common shares were listed on the New York Stock Exchange on the record date for determining those shareholders entitled to notice of, and to vote at, the special meeting, appraisal rights are not available to holders of our common shares in connection with the merger. Holders of common units in our operating partnership have the right to object to the partnership merger and to seek appraisal for the fair value of their common units. However, holders of approximately 96% of the outstanding common units in the aggregate have entered into a consent and voting agreement and thereby relinquished their right to object. See “The Mergers — Consent and Voting Agreement” on page 44.
Interests of Our Trustees and Executive Officers in the Mergers — See page 45
      Some of our trustees and executive officers have interests in the mergers that differ from, or are in addition to (and therefore may conflict with), your interests as a shareholder. Our board of trustees is aware of these interests and considered them in approving the mergers. These interests include that:

•	certain of our executive officers will receive change in control payments pursuant to their existing severance agreements if their employment is terminated under specified circumstances after the mergers;

•	certain of our executive officers hold options to purchase our common shares that will be cancelled and entitle them to additional payments at the effective time of the merger;

•	certain of our executive officers hold restricted shares as to which the restrictions will lapse at the effective time of the merger and the restricted shares will be treated in the same manner as our common shares;

•	our board of trustees and executive officers are entitled, under certain circumstances, to indemnification by the surviving entity;

•	certain of our executive officers have entered into a consent and voting agreement pursuant to which they have agreed to vote their common shares and common units in our operating partnership in favor of the mergers, the merger agreement and the other transactions contemplated by the merger agreement and against a competing transaction with a third party; and

•	Harvey Schulweis, our chief executive officer and the chairman of our board of trustees, has the right, pursuant to a severance agreement with us dated February 2, 2005, to elect to have his common units in our operating partnership redeemed for properties having a net fair market value (taking into account the liabilities to which they are subject or which are assumed by Mr. Schulweis) equal to the fair market value of such common units.
Shares Owned by Our Trustees and Executive Officers — See page 68
      As of January 26, 2006, our trustees and executive officers beneficially owned 708,985 common shares (excluding 151,149 options exercisable within 60 days) entitled to vote at the special meeting, representing approximately 4.0% of our total voting power outstanding on that date and approximately 4.9% of our total voting power outstanding on that date assuming the exercise of all options exercisable within 60 days in each case, excluding any common units in our limited partnership owned by them.
Market Price and Dividend Data — See page 67
      Our common shares are listed on the New York Stock Exchange under the symbol “TCT.” On December 19, 2005, the last full trading day prior to the time of the public announcement of the merger agreement, our common shares closed at $29.79. On January 26, 2006, the latest practicable trading day prior to the printing of this proxy statement, our common shares closed at $34.30.
Prohibition Against Solicitation — See page 56
      The merger agreement prohibits us, our operating partnership, our subsidiaries and any of their respective trustees, directors, officers, employees, investment bankers, financial advisors, attorneys, brokers, finders or other agents, affiliates or other representatives from initiating, soliciting, encouraging or taking any other action to facilitate any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, a “competing transaction” (as defined in “The Merger Agreement — No Solicitation” on page 56 below), initiating, participating, encouraging or entering into discussions or negotiations with any individual or entity in furtherance of any such inquiries or to obtain a competing transaction, and releasing any individual or entity from any standstill agreement or similar obligation to us or any of our subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements in effect as of December 19, 2005, by virtue of the execution and announcement of the merger agreement or otherwise. Notwithstanding these restrictions, the merger agreement provides that, under certain specified conditions, if we receive an unsolicited proposal from a third party regarding another potential business combination that our board of trustees determines in good faith is reasonably likely to lead to a “superior competing transaction” (as defined in “The Merger Agreement — No Solicitation” on page 56) and that failure to do so with be inconsistent with our trustees’ duties to the trust or our shareholders under applicable law, we may furnish nonpublic information to that third party and engage in negotiations regarding such proposal with that third party. If we receive an unsolicited proposal regarding another potential business combination that constitutes a superior competing transaction, however, our board of trustees has a limited right, subject to satisfaction of certain conditions and payment of a $20 million break-up fee to Magazine Acquisition and prior to receiving the approval of our shareholders for the merger, the merger agreement and the transactions contemplated by the merger agreement, to terminate the merger agreement and enter into an agreement with respect to that superior proposal or revoke, modify or fail to make the recommendation contained in this proxy statement to our shareholders in connection with the merger. We have also agreed to reimburse up to $3 million of Magazine Acquisition’s expenses in certain circumstances upon termination of the merger agreement. See “The Merger Agreement — Break-Up Fees and Expenses” on page 61.

Termination Rights Under the Merger Agreement — See page 60
      The merger agreement may be terminated prior to the effective time of the merger:

•	by mutual written consent of us and Magazine Acquisition;

•	by Magazine Acquisition, Merger Entity and Merger LLC, on the one hand, or by us and our operating partnership, on the other, based on breaches of the other parties’ representations, warranties, covenants or agreements set forth in the merger agreement that would make the related conditions to the non-breaching parties’ obligation to close incapable of being satisfied by May 1, 2006 (or such later date if Magazine Acquisition delays the closing of the merger due to certain market conditions in accordance with the merger agreement or in order to close at the end of the month in which all conditions to closing have been satisfied), which date we refer to in this proxy statement as the “termination date”;

•	by either us and our operating partnership or Magazine Acquisition if any judgment, injunction, order, decree or action by any governmental entity prevents the completion of the merger;

•	by either us and our operating partnership or Magazine Acquisition if the merger shall not have been completed before the termination date, subject to certain exceptions;

•	by either us or Magazine Acquisition if our shareholders fail to approve the merger as contemplated by the merger agreement;

•	by us, prior to obtaining shareholder approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, if our board of trustees authorizes us to enter into a binding written agreement concerning a superior competing transaction, provided that we pay the $20 million break-up fee to Magazine Acquisition and otherwise comply with the terms of the merger agreement (we refer to this as our “superior transaction termination right”);

•	by Magazine Acquisition, if our board of trustees (i) fails to make, or withdraws or modifies in a manner adverse to Magazine Acquisition, its recommendation to our shareholders that they approve the merger or recommends that our shareholders approve a superior competing transaction, (ii) terminates the merger agreement pursuant to our superior transaction termination right, (iii) takes any action that any court of competent jurisdiction orders us to take in connection with a superior competing transaction or (iv) publicly announces a decision or intention to take any action specified in clauses (i), (ii) or (iii) above (we refer to this as Magazine Acquisition’s “superior transaction response termination right”);

•	or by Magazine Acquisition if we intentionally breach our obligation to call a shareholder meeting to approve, or to distribute this proxy statement seeking approval of, the merger, the merger agreement and the other transactions contemplated by the merger agreement.
      We have also agreed to reimburse up to $3 million of Magazine Acquisition’s expenses under certain circumstances upon termination of the merger agreement. See “The Merger Agreement — Break-Up Fees and Expenses” on page 61.
Payment of Break-up Fees and Expenses — See page 61
      We have agreed to pay Magazine Acquisition a break-up fee of $20 million if:

•	we exercise our superior transaction termination right;

•	Magazine Acquisition exercises its superior transaction response termination right; or

•	Magazine Acquisition terminates the merger agreement based on our intentional breach of our obligation to call the shareholder meeting to approve, or to distribute this proxy statement seeking approval of, the merger, the merger agreement and the other transactions contemplated by the merger agreement.

      We have also agreed to pay Magazine Acquisition a break-up fee of $20 million less any break-up expenses previously paid if:

•	either (i) Magazine Acquisition exercises its right, as discussed above, to terminate the agreement based on breaches of the merger agreement by us or our operating partnership or (ii) we or Magazine Acquisition terminate the merger agreement because our shareholders fail to approve the merger as contemplated by the merger agreement; and

•	after December 19, 2005, and prior to any termination pursuant to clauses (i) or (ii) above, an individual or entity makes a proposal that constitutes a competing transaction under the terms of the merger agreement and, within nine months of such termination, we complete a competing transaction or enter into a written agreement with respect to a competing transaction that is ultimately completed.
      We have further agreed to reimburse Magazine Acquisition for certain out-of-pocket, third-party expenses incurred from and after October 11, 2005 in connection with the merger agreement, up to an aggregate of $3 million, if:

•	Magazine Acquisition exercises its right, as discussed above, to terminate the agreement based on certain breaches of the merger agreement by us or our operating partnership; or

•	we or Magazine Acquisition terminate the merger agreement because our shareholders fail to approve the merger as contemplated by the merger agreement.
      In addition, Magazine Acquisition has agreed to reimburse us for certain out-of-pocket third-party expenses incurred from and after October 11, 2005 in connection with the merger agreement if we exercise our right, as discussed above, to terminate the agreement based on breaches of the merger agreement by Magazine Acquisition, Merger Entity or Merger LLC.
Consent and Voting Agreement — See page 44
      Concurrently with the execution of the merger agreement, Magazine Acquisition, Merger Entity and Merger LLC entered into a consent and voting agreement with Harvey Schulweis, Thomas Brodie, Nancy L. Fisher, The Lerner Foundation and The Bal-Penn Company under which each such shareholder and holder of common units in our operating partnership, as the case may be, has agreed to vote our common shares held by them (representing approximately 8.9% of our outstanding common shares) and the common units in our operating partnership owned by them (representing approximately 96% of the outstanding common units in our operating partnership) for the mergers, the merger agreement and the other transactions contemplated by the merger agreement. The consent and voting agreement is attached to this proxy statement as Exhibit C. We encourage you to read the consent and voting agreement carefully in its entirety.
Material Federal Income Tax Consequences of the Merger — See page 64
      The receipt of the merger consideration in exchange for your common shares will be a fully taxable transaction for Federal income tax purposes. Your tax consequences will depend on your particular situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.
Determination of Merger Consideration and Partnership Merger Consideration — See page 24
      We determined the merger consideration offered to our shareholders and partnership merger consideration offered to holders of our operating partnership’s common units based on arm’s-length negotiations with Magazine Acquisition, taking into account the advice of our advisors. We did not use any other particular method in determining the merger consideration.

Fees and Expenses — See page 64
      We estimate that the trust will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of fees and expenses of investment bankers, attorneys and accountants, filing fees and other related charges, totaling approximately $12 million, assuming the mergers and the other transactions contemplated by the merger agreement are completed.
Regulatory Approvals — See page 63
      No material Federal or state regulatory approvals are required to be obtained by us or the other parties to the merger agreement in connection with either the merger or the partnership merger.
Our Conduct in the Event the Mergers are not Completed — See page 63
      In the event the mergers are not completed for any reason, we expect to continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our shareholders over time. In addition, in such event, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity securities.
Who Can Answer Other Questions
      If you have any questions about the merger or would like additional copies of this proxy statement, you should contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders call toll-free: (888) 750-5834
Banks and brokers call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	What is the location, date and time of the special meeting?

A:	The special meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York on Thursday, March 9, 2006, at 8:30 a.m. local time.

Q.	What am I being asked to vote on?

A:	Holders of our common shares are being asked to vote to approve the merger of The Town and Country Trust with and into Magazine Acquisition LP, the merger agreement and the other transactions contemplated by the merger agreement. Holders of our common shares are also being asked to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

Q.	Who is entitled to notice of, and to vote at, the special meeting?

A:	We have set the close of business on January 23, 2006 for determining those shareholders of record who are entitled to notice of, and to vote at, the special meeting.

Q.	How many shareholders have to be present at the meeting in order to conduct a vote?

A:	The presence at the special meeting, in person or by proxy, of the holders of a majority of the aggregate number of our common shares outstanding and entitled to vote on the record date will constitute a quorum, allowing us to conduct the business of the special meeting. If you fail to submit a proxy by mail, telephone or the Internet, fail to vote at the special meeting or fail to instruct your broker or nominee how to vote, your common shares will not be counted for purposes of determining whether a quorum exists at the special meeting. However, common shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted for purposes of determining whether a quorum exists at the special meeting. If we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement at the special meeting of shareholders, the special meeting may be adjourned for the purpose of soliciting additional proxies. As of the record date, we had 17,655,222 issued and outstanding common shares.

Q.	What vote is required to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement?

A:	Approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of our outstanding common shares entitled to cast at least two thirds of the votes that are entitled to be cast on the matter at the special meeting. Thus, every vote is important. We urge you, at your earliest convenience, to complete, execute and return the enclosed proxy card or authorize a proxy by using the Internet or by calling the toll-free number on the proxy card to assure the representation of your shares at the special meeting.

Q.	Why have the mergers been proposed?

A:	Our trustees have determined in their business judgment that the mergers are in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units, and that the proposed merger transaction is more favorable to shareholders than continuing to operate as an independent company. The merger consideration to be received by our shareholders represents a premium to the historical and recent market price of our common shares.

Q:	How does our board of trustees recommend that I vote?

A:	Our board of trustees recommends that you vote “FOR” the proposal to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.

Q:	Have you received any proposal for the acquisition of the trust since you entered into the merger agreement?

A:	On January 19, 2006, we received an unsolicited letter on behalf of Oriole Partnership, a partnership formed by Essex Property Trust Inc. and AEW Capital Management, L.P. The letter contains a non-binding proposal from Oriole Partnership, which contemplates the acquisition of us and our operating partnership for $36.00 per share or common unit, plus a prorated portion of the distribution payable for the number of days since the last fiscal quarter for which a distribution was declared and paid, as contemplated by the merger agreement. Oriole Partnership’s proposal is subject to due diligence and specified that it was an indication of interest and did not commit Oriole Partnership to submit a definitive proposal or enter into a definitive acquisition agreement. No assurances can be given that the unsolicited non-binding proposal of Oriole Partnership will result in a binding proposal for the trust, that discussions with Oriole Partnership will lead to negotiations regarding a definitive agreement, or that we will enter into any transaction with Oriole Partnership, at the price set forth in its non-binding proposal or otherwise.

Q:	What is our board’s position with respect to Oriole Partnership’s proposal?

A:	After consultation with its financial and legal advisors, our board of trustees has made the determination required under the merger agreement in order to be able to provide non-public information to Oriole Partnership and to enter into discussions with it regarding its proposal. However, our board of trustees continues to recommend the existing $33.90 per share transaction with Magazine Acquisition GP LLC and has not taken any action to terminate the merger agreement, which continues to be in effect. Under the terms of the merger agreement, Magazine Acquisition GP LLC has the right to match any superior proposal that we receive from a third party before our board of trustees can change its recommendation with respect to the merger agreement or terminate the merger agreement (and pay a $20 million termination fee to Magazine Acquisition GP LLC) to enter into an agreement relating to any superior competing transaction. No assurances can be given that the unsolicited non-binding proposal of Oriole Partnership will result in a binding proposal for the trust, that discussions with Oriole Partnership will lead to negotiations regarding a definitive agreement, or that we will enter into any transaction with Oriole Partnership, at the price set forth in its non-binding proposal or otherwise.

Q.	What will I receive in the merger?

A:	You will be entitled to receive $33.90 in cash, without interest, for each outstanding common share that you own as of the effective date of the merger, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the end of the last fiscal quarter for which a dividend was declared and paid.

Q.	What is the premium to the market price of our common shares offered in the merger?

A:	The $33.90 cash per share merger consideration represents an approximate 13.8% premium over the closing price of our common shares on December 19, 2005, the last full trading day prior to the public announcement of the signing of the merger agreement, and an approximate 16.5% premium over the average closing price of our common shares for the 60 days prior to December 19, 2005.

Q.	When do you expect to complete the merger?

A:	A special meeting of our shareholders is scheduled to be held on March 9, 2006 pursuant to the terms of the merger agreement for purposes of the consideration and approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement. Because a vote of our shareholders is only one of the conditions to the completion of the merger, we can give you no assurance as to when or whether the merger will occur, but we expect to close the merger in the first quarter of 2006 and no later than the third business day after such other conditions to closing of the merger and the other transactions contemplated by the merger agreement are satisfied or waived (unless Magazine Acquisition GP LLC determined to extend the closing to the end of the month in which all conditions to closing have been satisfied or May 1, 2006, whichever is earlier). For more information, please see “The Merger Agreement — Conditions to the Merger” on page 58.

Q.	If the merger is completed, when can I expect to receive the consideration for my common shares?

A:	Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your certificates evidencing common shares for the merger consideration. At that time, you must send your share certificates with your completed letter of transmittal to the paying agent. You should not send your share certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates. If you hold your common shares in “street name,” your broker or nominee will surrender your shares in exchange for your portion of the merger consideration following completion of the merger.

Q.	Does The Town and Country Trust expect to continue to pay quarterly dividends on my common shares prior to the mergers?

A:	Yes. We expect to continue to pay regular quarterly dividends at a rate of $0.43 per share for each full fiscal quarter ended prior to the effective date of the merger. Additionally, as part of the merger consideration, you will receive an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid.

Q.	What are the tax consequences of the merger to me?

A:	Your receipt of the merger consideration in exchange for your common shares will be a taxable transaction for Federal income tax purposes. For further information on the material tax consequences of the merger, see “Material Federal Income Tax Consequences” beginning on page 64. Your tax consequences will depend on your particular situation. You should consult your own tax advisor for a full understanding of the applicable Federal, state, local, foreign, and other tax consequences to you resulting from the merger.

Q.	What rights do I have if I oppose the merger?

A:	You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, by instructing a proxy to vote against the merger via the Internet or by calling the toll-free number on the proxy card or by voting against the merger in person at the special meeting. You are not, however, entitled to dissenters’ or appraisal rights under Maryland law in connection with the merger transaction. Holders of common units in our operating partnership have the right to object to the partnership merger and to seek appraisal for the fair value of their common units. However, holders of approximately 96% of the outstanding common units in the aggregate have entered into a consent and voting agreement and thereby relinquished their right to object. See “The Mergers — Consent and Voting Agreement” on page 44.

Q.	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting, the close of business on January 23, 2006, is earlier than the date of the special meeting. If you held your common shares on the record date but transferred them prior to the effective time of the merger, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration. The right to receive the merger consideration will pass to the person who owns your common shares at the effective time of the merger.

Q.	How do I vote?

A:	If you complete and properly sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, or if you properly give a proxy authorization by phone or the Internet, your shares will be voted as you direct. If you are the holder of record of our common shares and attend the special meeting, you may deliver your completed proxy card or vote in person. “Street name” shareholders (who hold their shares through a broker or other nominee) who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted “FOR” the merger.

The effect of your action will be the same as a vote against the merger if you:

• fail to:

• return your proxy card;

• authorize a proxy by using the Internet or a toll-free telephone number; or

• vote in person at the special meeting;

• mark your proxy card “abstain”; or

• fail to instruct your broker or nominee how to vote your shares.

Q.	If my shares are held for me by my broker, will my broker vote my shares for me?

A:	If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You should instruct your broker or nominee how to vote your common shares by following the directions your broker or nominee will provide to you. If you do not provide instructions to your broker or nominee, your common shares will not be voted and this will have the same effect as a vote against the proposal to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement.

Q.	May I change my vote after I have mailed my signed proxy card or voted by telephone or on the Internet?

A:	Yes. You may change your vote by delivering to our Secretary, before the special meeting, a later dated, signed proxy card or a written revocation of your proxy, by using the toll-free telephone number or Internet or by attending the special meeting and voting in person. The powers of the proxy holders will be revoked with respect to your proxy if you attend the special meeting in person and so request; your attendance at the special meeting, however, will not, by itself, revoke your proxy. If you have instructed a broker or nominee to vote your shares, you must follow the directions received from your broker or nominee to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held in “street name” through a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your shares.

Q.	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold our shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record with shares registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may also follow the instructions on the proxy cards for telephonic or Internet proxy authorization for each proxy card that you receive.

Q.	Have any shareholders of The Town and Country Trust agreed to vote for the merger?

A:	Yes. Concurrently with entering into the merger agreement, Magazine Acquisition GP, LLC, Magazine Acquisition LP and Magazine Acquisition LLC entered into a consent and voting agreement with Harvey Schulweis, our chief executive officer and the chairman of our board of trustees, Thomas Brodie, one of our trustees and our chief operating officer, Nancy L. Fisher, one of our trustees, The Lerner Foundation, one of our shareholders, and The Bal-Penn Company, a limited partner of our operating partnership. The agreement provides that Mr. Schulweis, Mr. Brodie,

Ms. Fisher and The Lerner Foundation will vote their shares, collectively representing approximately 8.9% percent of our outstanding shares, in favor of the merger, the merger agreement and the other transactions contemplated by the merger agreement. Also pursuant to the consent and voting agreement, Mr. Schulweis and The Bal-Penn Company, who collectively hold approximately 96% of the outstanding common units in our operating partnership, executed a consent of limited partners approving and consenting to the transactions contemplated by the merger agreement, including the partnership merger. The consent and voting agreement terminates on the earliest to occur of (i) the mutual written consent of the parties thereto, (ii) the date of the consummation of the mergers or (iii) the termination of the merger agreement pursuant to its terms (including if we terminate the merger agreement to accept a superior offer). For additional information about the consent and voting agreement, see “The Mergers — Consent and Voting Agreement” on page 44. The consent and voting agreement is attached to this proxy statement as Exhibit C.

Q.	What will happen to my common shares after completion of the merger?

A:	Following the completion of the merger, your shares will be cancelled and will represent only the right to receive your portion of the merger consideration. Trading in our common shares on the New York Stock Exchange will cease. Price quotations for our common shares will no longer be available and we will cease filing periodic reports with the SEC.

Q.	Should I send my share certificates now?

A:	No. After the merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange your share certificates for the merger consideration. At that time, you must send in your share certificates or execute an appropriate instrument of transfer of your common shares, as applicable, with your completed letter of transmittal to the paying agent to receive the merger consideration. If you do not hold physical certificates, your broker or nominee will surrender your shares following completion of the merger.

Q.	What do I need to do now?

A:	This proxy statement contains important information regarding the merger and the other transactions contemplated by the merger agreement, as well as information about us and the other parties to the merger agreement. It also contains important information about the factors our board of trustees considered in approving the merger. We urge to you read this proxy statement carefully, including the exhibits. You may also want to review the documents referenced in the section captioned “Where You Can Find Additional Information” on page 71.

Q.	Where can I find more information about The Town and Country Trust?

A:	We file annual and periodic reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the “Exchange Act”). You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov, the offices of the New York Stock Exchange and on our website at www.tctrust.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See the section captioned “Where You Can Find Additional Information” on page 71.

Q.	How will proxy holders vote my shares?

A:	If you properly complete and sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, or if you properly give a proxy authorization by phone or the Internet, your shares will be voted as you direct. If no direction is otherwise made, your shares will be voted “FOR” approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies in accordance with our board of trustees’ recommendations. However, as described above, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. Our board of trustees recommends that you vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies and such recommendation is set forth, together with the description of the proposal, in this proxy statement. See the section captioned “The Mergers — Recommendation of Our Board of Trustees” on page 33.

Q.	Who will solicit and pay the cost of soliciting proxies?

A:	Our board of trustees is soliciting your proxy. We will bear the cost of soliciting proxies. In addition to solicitation by mail and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. We will pay approximately $10,000 (plus reimbursement of out-of-pocket expenses) to Innisfree M&A Incorporated, our proxy solicitor. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q.	Whom can I call with questions?

A:	We have selected Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, as our proxy solicitor. If you have further questions, require assistance voting your shares or need additional copies of proxy materials, you may contact our proxy solicitor at (888) 750-5834 (toll free) or at the address indicated above. Banks and brokers should call collect at (212) 750-5833.

FORWARD-LOOKING STATEMENTS
      This proxy statement (including information incorporated by reference) contains certain forward-looking statements, including statements relating to our financial condition, results of operations, plans, objectives, future performance and businesses, as well as information relating to the mergers, the merger agreement and the other transactions contemplated by the merger agreement, including statements concerning the expected closing of the merger, the conduct of our business if the mergers are not completed and tax consequences of the merger. The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates and projections about the industry and markets in which we operate. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and variations of such words and similar words also identify forward-looking statements. We may also provide oral or written forward-looking information in other materials released by us to the public.
      You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control. Although we believe that the expectations reflected in any forward-looking statements that we made are based upon reasonable assumptions, these risks, uncertainties and other factors may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements. Accordingly, there can be no assurance that these expectations will be realized. You should note that the description of the opinion of Lazard set forth under the section captioned “The Mergers — Opinion of Lazard Frères & Co. LLC” on page 37 contains many forward-looking statements that describe beliefs, assumptions and estimates of our management and public sources as of the indicated dates and those forward-looking statements may have changed as of the date of this proxy statement. As a result, our actual results could materially differ from those set forth in the forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the satisfaction of the conditions to closing of the mergers, including the approval of our shareholders;

•	potential or actual litigation challenging the proposed mergers;

•	interest rate fluctuations;

•	competition for tenants and acquisitions from others, many of whom may have greater financial resources than we do;

•	changes in rental rates which we may charge in response to market rental rate changes, a general downturn in the real estate market or otherwise;

•	changes in Federal income tax laws and regulations;

•	any changes in our capacity to acquire additional apartment properties and any changes in our financial condition or operating results due to the acquisition of additional apartment properties;

•	unanticipated increases in rental expenses due to factors such as casualties to the trust’s apartment properties or adverse weather conditions in the geographic locations of the trust’s apartment properties;

•	local economic and business conditions, including, without limitation, conditions that may affect public securities markets generally, the real estate investment trust industry, or the markets in which our apartment properties are located; and

•	the occurrence of a material adverse change in the business, assets, properties, results of operations or financial condition of the trust and our subsidiaries, taken as a whole.

      You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences. We caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to update or revise forward-looking statements in this proxy statement (including information incorporated by reference) to reflect changes in underlying assumptions or factors, new information, future events or otherwise. Any forward-looking statements speak only as of the date that they are made.

SPECIAL MEETING
      Date, Time, Place and Purpose of the Special Meeting. A special meeting of our shareholders will be held on March 9, 2006, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York at 8:30 a.m. local time. The sole purpose of the meeting will be to act upon the proposal to approve the merger of the trust with and into Merger Entity pursuant to the Agreement and Plan of Merger, dated as of December 19, 2005, by and among Magazine Acquisition, Merger Entity, Merger LLC, us and our operating partnership, the merger agreement and the other transactions contemplated by the merger agreement, as more fully described in this proxy statement.
      Our board of trustees unanimously recommends that holders of our common shares vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies. At a meeting held on December 18, 2005, our board of trustees unanimously determined that the mergers were fair to, advisable and in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units. At the December 18, 2005 meeting, our board of trustees unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and voted to recommend that holders of our common shares vote “FOR” the approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.
      Other Matters. Other than the business or matters indicated above, no other business or matter may be properly presented at the special meeting.
      Shares Entitled to Vote. Only holders of record of our common shares at the close of business on January 23, 2006 (the record date for the special meeting) are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. As of the record date, there were 17,655,222 common shares outstanding. Each common share entitles its holder to one vote.
      Vote Required; Quorum. The proposal to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of our outstanding common shares entitled to cast at least two thirds of the votes that are entitled to be cast on the matter. The partnership merger has been approved by us, as the general partner of our operating partnership, and by certain of its limited partners holding approximately 96% of its outstanding common units in the aggregate (which percentage is greater than the percentage of common units required to approve the partnership merger). The presence at the special meeting, in person or by proxy, of the holders of a majority of the aggregate number of our common shares outstanding and entitled to vote on the record date will constitute a quorum, allowing us to conduct the business of the special meeting. If you fail to submit a proxy by mail, telephone or the Internet, fail to vote at the special meeting or fail to instruct your broker or nominee how to vote, your common shares will not be counted for purposes of determining whether a quorum exists at the special meeting. However, common shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted for purposes of determining whether a quorum exists at the special meeting.
      Appraisal Rights. Under Maryland law, because our common shares were listed on the New York Stock Exchange on the record date for determining those shareholders entitled to notice of, and to vote at, the special meeting, appraisal rights are not available to holders of our common shares in connection with the merger. Holders of common units in our operating partnership have the right to object to the partnership merger and to seek appraisal for the fair value of their common units. However, holders of approximately 96% of the outstanding common units in the aggregate have entered into a consent and voting agreement and thereby relinquished their right to object. See “The Mergers — Consent and Voting Agreement” on page 44.
      Voting; Voting by Proxy. If you complete and properly sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, or if you properly give a proxy authorization by phone or the Internet, your shares will be voted as you direct. If you are a registered shareholder and attend the special meeting, you may deliver your completed proxy card or vote in person. “Street name” shareholders (who hold their shares through a broker or other nominee) who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted “FOR” the merger.
      Your action will have the same effect as voting against the merger if you:

•	fail to:

•	return your proxy card;

•	authorize a proxy by using the Internet or a toll-free telephone number; or

•	vote in person at the special meeting;

•	mark your proxy card “abstain”; or

•	fail to instruct your broker or nominee how to vote your shares.
      Revocability of Proxy. You may change your vote by delivering a later dated, signed proxy card or a written revocation of your proxy to our Secretary before the special meeting, by using a toll-free number or the Internet or by attending the special meeting and voting in person. In addition, the powers of the proxy holders will be revoked with respect to your proxy if you attend the special meeting in person and notify the chairman of the meeting that you would like your proxy revoked. Attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed a broker or nominee to vote your common shares, you must follow the directions received from your broker or nominee to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker or nominee, you must bring to the special meeting a legal proxy from the broker or nominee authorizing you to vote your common shares.
      Abstentions and Broker Non-Votes. If you hold your common shares in “street name” through a broker or other nominee, your broker or nominee will not vote your common shares unless you provide instructions to your broker or nominee how to vote your shares. You should instruct your broker or nominee how to vote your common shares by following the directions provided by your broker or nominee.
      Solicitation of Proxies. Our board of trustees is soliciting proxies. We will bear the cost of soliciting proxies. In addition to solicitation by mail and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our trustees, officers or employees. We have selected Innisfree M&A Incorporated as our proxy solicitor. We will pay our proxy solicitor approximately $10,000 (plus reimbursement of out-of-pocket expenses). We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such person, and we will, upon request of such record holders, reimburse them for their forwarding charges and out-of-pocket expenses.
      If you have questions, require assistance in voting your shares or need additional copies of proxy materials, you may contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers should call collect at (212) 750-5833.
      Adjournments. Although we do not expect to do so, if we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement at the special meeting of shareholders, the special meeting may be adjourned for the purpose of soliciting additional proxies.

PROPOSAL NO. 1:
APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND
THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT
THE PARTIES
The Town and Country Trust
      We are a self-administered and self-managed real estate investment trust, or “REIT”, organized under Maryland law in 1993. We operate in one industry segment, the ownership and operation of multifamily apartment communities. We conduct substantially all of our operations through our operating partnership, The TC Operating Limited Partnership. As of January 26, 2006, we owned 38 apartment communities with 13,183 apartment units located in selected markets in the Mid-Atlantic region and Florida. We are listed on the New York Stock Exchange under the symbol “TCT.” Our headquarters is located at 300 East Lombard Street, Baltimore, Maryland 21202, and our telephone number is (410) 539-7600.
The TC Operating Limited Partnership
      We conduct all of our business through our operating partnership and its subsidiaries and affiliates, and our operating partnership is the entity through which we own, either directly or indirectly through subsidiaries, substantially all of our assets. Our operating partnership was organized as a Maryland limited partnership in 1993. As of the date of the proxy statement, we own an approximate 87.7% partnership interest in our operating partnership. The remaining 12.3% limited partnership interest in our operating partnership is held by certain of the indirect predecessor owners of our original 26 properties, including the successors of the late Alfred Lerner, the former chairman of our board of trustees, and Harvey Schulweis, our chief executive officer and the current chairman of our board of trustees. Outstanding partnership units are convertible into our common shares on a one-for-one basis and are entitled to distributions equal to the dividends paid on our common shares.
Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC
      Magazine Acquisition GP LLC — Magazine Acquisition GP LLC is a recently formed Delaware limited liability company wholly owned by Magazine Investment Limited Partnership, a joint venture vehicle recently formed by affiliates of Morgan Stanley Real Estate and Onex Real Estate. Magazine Acquisition GP LLC is the general partner of Magazine Acquisition LP, Magazine Investments Limited Partnership is the limited partner of Magazine Acquisition LP.
      Morgan Stanley Real Estate is an affiliate of Morgan Stanley, a global financial services firm, which is engaged in three principal global businesses: investing, banking and lending. Since 1991, Morgan Stanley has acquired $73.1 billion of real estate assets worldwide and currently holds approximately $40 billion in real estate assets on behalf of its clients. Morgan Stanley Real Estate provides a complete range of investment banking services to its clients, including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley also engages in real estate lending and, using its own capital, originated upwards of $24 billion in commercial mortgages in 2005. Onex Real Estate was formed by Onex Corporation in January 2005 to invest in real estate assets in North America. Onex Corporation is one of Canada’s largest companies with global operations in service, manufacturing and technology industries and has annual consolidated revenues of approximately $16 billion Canadian and consolidated assets of approximately $15 billion Canadian. Its operating companies include Celestica Inc., Spirit AeroSystems, Inc., Emergency Medical Services Corporation, Skilled Healthcare Group, Inc., ClientLogic Corporation, Cineplex Entertainment Limited Partnership, J.L. French Automotive Castings, Inc., Res-Care, Inc., Cosmetic Essence, Inc., Center for Diagnostic Imaging, Inc. and Radian Communication Services Corporation. Onex Corporation’s shares trade on the Toronto Stock Exchange under the stock symbol OCX.SV.

      Magazine Acquisition LP — Magazine Acquisition LP is a recently formed Maryland limited partnership and the entity into which we will merge pursuant to the terms of the merger agreement, with Magazine Acquisition LP as the surviving entity.
      Magazine Acquisition LLC — Magazine Acquisition LLC is a recently formed Maryland limited liability company and the entity that will merge with and into our operating partnership pursuant to the terms of the merger agreement, with our operating partnership as the surviving entity.
      The principal executive offices of Magazine Acquisition GP LLC, Magazine Acquisition LP and Magazine Acquisition LLC are located at 1585 Broadway, 37th Floor, New York, New York 10036. Their telephone number is (212) 761-4000.
THE MERGERS
The Merger of The Town and Country Trust into Magazine Acquisition LP
      The merger agreement provides for our merger with and into Merger Entity. Merger Entity will be the surviving entity in the merger. The merger will close when the articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law or at such later time as we and our operating partnership and Magazine Acquisition may agree and designate in the articles of merger. We expect the merger to occur as soon as practicable after our shareholders approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and all other conditions to closing under the merger agreement have been satisfied or waived, but no later than the third business day after such other conditions to closing of the merger and the other transactions contemplated by the merger agreement are satisfied or waived (unless Magazine Acquisition GP LLC determines to extend the closing to the end of the month in which all conditions to closing have been satisfied or May 1, 2006, whichever is earlier).
      As of the effective time of the merger, holders of our common shares will have no further ownership interest in the surviving entity. Instead, each common share (including restricted common shares) outstanding immediately prior to the effective time of the merger will be converted into the right to receive $33.90 in cash per share, without interest, plus an amount equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid. For example, if we close the merger on March 31, 2006, you will receive as per share merger consideration for your common shares $33.90 plus $0.43 prorated for the period of January 1, 2006 through March 31, 2006 (or $0.43 multiplied by 90/90), which is $0.43 per share. In addition, the merger agreement authorizes the payment of regular quarterly dividends to our shareholders that are declared for each full fiscal quarter ended prior to the effective date of the merger. If we close the merger on March 31, 2006, we expect that we will have declared in February 2006 and paid on March 10, 2006 a dividend of $0.43 for the fiscal quarter ended December 31, 2005.
      As of the effective time of the merger, all of our outstanding common share options, whether or not vested, will be cancelled and, in full settlement of these options, Magazine Acquisition will pay each option holder an amount in cash equal to $33.90, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid, less the exercise price per share, multiplied by the number of common shares underlying those options that remain subject to exercise (without any interest). All payments will be made net of any taxes required to be withheld by us or Magazine Acquisition.
      The merger consideration to be received by the holders of our common shares is described in more detail in the section captioned “The Merger Agreement — Merger Consideration to be Received by Holders of Our Common Shares” on page 48, below.

The Merger of Magazine Acquisition LLC into The TC Operating Limited Partnership
      Concurrently with the completion of the merger, Merger LLC will merge with and into our operating partnership, with our operating partnership as the surviving entity. The partnership merger will become effective when the articles of merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland, or such later time as we and our operating partnership and Magazine Acquisition may agree and designate in the articles of merger.
      As of the effective time of the partnership merger, each common unit in our operating partnership, other than common units, if any, held by Harvey Schulweis (if Mr. Schulweis does not elect to receive replacement partnership property in redemption of his common units as described in “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45), will be converted into and cancelled in exchange for the right to receive $33.90 in cash, without interest, plus an amount in cash equal to a prorated portion of the distribution payable for the number of days since the last fiscal quarter for which a distribution was declared and paid. The merger consideration payable on each common unit is based on the one-for-one common unit to common share conversion right specified in our operating partnership’s Third Amended and Restated Agreement of Limited Partnership. For example, if we close the partnership merger on March 31, 2006, holders of our operating partnership’s common units will receive as per unit merger consideration $33.90 plus $0.43 prorated for the period of January 1, 2006 through March 31, 2006 (or $0.43 multiplied by 90/90), which is $0.43 per unit. In addition, the merger agreement authorizes the payment of regular quarterly dividends to the holders of common units in our operating partnership that are declared for each full fiscal quarter ended prior to the closing date of the merger. For example, if we close the merger on March 31, 2006, we expect that we will have declared in February 2006 and paid on March 10, 2006 a dividend of $0.43 for the fiscal quarter ended December 31, 2005. The merger consideration to be received by the holders of our operating partnership’s common units is described in more detail in the section captioned “The Merger Agreement — Merger Consideration to be Received by Holders of Common Units of Limited Partnership in Our Operating Partnership” on page 49.
      As of the effective time of the partnership merger, each unit of convertible preferred partnership interest in our operating partnership, all of which are currently held by the trust, will be cancelled and retired and shall cease to exist. No payment will be made in respect of any such cancelled convertible preferred partnership interest.
Merger Vote Requirement
      The proposal to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of our outstanding common shares entitled to cast at least two thirds of the votes that are entitled to be cast on the matter. The partnership merger has been approved by us, as the general partner of our operating partnership, and by certain of its limited partners holding approximately 96% of its outstanding common units in the aggregate (which percentage is greater than the percentage of common units required to approve the partnership merger).
Determination of Merger Consideration and Partnership Merger Consideration
      We determined the consideration offered to our shareholders in the merger and the consideration offered to the holders of our operating partnership’s common units in the partnership merger based on arm’s-length negotiations with Magazine Acquisition, taking into account the advice of our advisors. We did not use any other particular method in determining the merger consideration and partnership merger consideration.
Background of the Mergers
      In pursuing its objective of enhancing shareholder value, our board of trustees has from time to time considered opportunities for a variety of transactions, including potential business combinations and other strategic alliances. Our strategic plan sought to mitigate the costs and expenses of being a public company, and to expand the breadth and reach of the Town and Country brand.
      In 2004 and early 2005, while we continued to execute our strategic plan, management and our board of trustees observed investors funded by private capital sources purchasing multifamily assets, portfolios and companies at prices reflective of historically low capitalization rates. Applying those pricing metrics to the trust’s portfolio generated hypothetical values in excess of what management believed to be the then market value of our common shares.
      During the fall of 2004 until the summer of 2005, after consultation with our board of trustees, Harvey Schulweis, our chief executive officer and the chairman of our board of trustees, and Thomas Brodie, a trustee and our chief operating officer, held exploratory discussions with a few institutional investors regarding the possibility of developing a management-led acquisition proposal for the trust. Each of these institutions showed preliminary interest in exploring an opportunity to provide debt or equity financing in connection with developing such a proposal. On October 18, 2004, we entered into a confidentiality agreement with AEW Capital Management, L.P, or AEW. We also entered into confidentiality agreements with two other of those institutional investors between November 2004 and January 2005.
      On June 8, 2005, Mr. Schulweis and Mr. Brodie had an introductory meeting, arranged by a representative of Bank of America, with Michael Schall and Keith Guericke of Essex Property Trust Inc., or Essex, who wanted to learn more about the East Coast multifamily residential market. During this meeting, the parties generally discussed the East Coast multifamily residential market. During this meeting, Mr. Schulweis and Mr. Brodie agreed to give a tour to Mr. Schall and Mr. Guericke of certain of our properties in the future when the parties’ schedules so permitted.
      In June 2005, representatives of AEW contacted Mr. Schulweis and Mr. Brodie following the announcement of other transactions involving certain publicly traded real estate investment trusts with a view to pursuing discussions relating to a potential transaction. On July 29, 2005, in connection with these discussions, we amended our confidentiality agreement with AEW to extend the term of certain provisions thereof, many of which expired when we entered into the merger agreement with Magazine Acquisition.
      On July 25, 2005 and July 26, 2005, Mr. Schulweis and Mr. Brodie met with representatives of Essex to generally discuss the East Coast multifamily residential market. During such meetings, Mr. Schulweis and Mr. Brodie gave tours to Mr. Schall and Mr. Guericke of certain of our properties in the Baltimore and Northern Virginia area. The representatives of Essex were not provided with any non-public information and we did not sign a confidentiality agreement with Essex during this period. Further, we did not discuss a potential transaction with Essex during these meetings and tours, and did not schedule or anticipate any future meetings with Essex.
      None of the preliminary discussions with institutional investors or Essex resulted in a firm proposal for equity or debt financing and all such discussions were terminated when we were contacted in writing by Morgan Stanley Real Estate and Onex Real Estate Advisors on October 11, 2005.
      In late September 2005, representatives of Morgan Stanley Real Estate called Mr. Schulweis to discuss the possibility of a transaction involving the trust. The call ended inconclusively.
      On October 11, 2005, senior representatives of Morgan Stanley Real Estate and Onex Real Estate contacted Mr. Schulweis and delivered to him a written, non-binding indication of interest, which described their interest in acquiring all of our outstanding common shares and each outstanding common unit in our operating partnership for a minimum amount of $31.50 in cash. The proposal was based on our publicly available information and was subject to additional due diligence.
      On October 14, 2005, Mr. Schulweis met with representatives of Morgan Stanley Real Estate to discuss the non-binding indication of interest. Following the meeting, Mr. Schulweis gave notice to our board of trustees of a special meeting to be held on October 18, 2005 to consider the proposal.

      On October 18, 2005, our board of trustees held a special meeting to consider the proposal by Morgan Stanley Real Estate and Onex Real Estate. Representatives of Lazard, Skadden, Arps, Slate, Meagher & Flom LLP, or “Skadden”, the trust’s special counsel, Squire, Sanders & Dempsey L.L.P., or “Squire Sanders”, the trust’s general counsel, and Venable LLP, or “Venable”, the trust’s Maryland counsel, were present at the meeting to discuss the proposal. Our board of trustees authorized the trust to engage Lazard, Skadden and Venable to further explore the proposal and the trust’s valuation. Our board of trustees also decided to allow Morgan Stanley Real Estate and Onex Real Estate to immediately commence due diligence based on non-public information, subject to their entering into a confidentiality agreement with us. At the conclusion of the meeting, our board of trustees instructed Lazard to prepare a preliminary overview of various strategic alternatives with respect to the trust that could be reviewed with the board at its November 1, 2005 regular meeting.
      On October 18, 2005, Morgan Stanley Real Estate and Onex Real Estate entered into a confidentiality agreement with the trust.
      On October 21, 2005, we retained Lazard as our financial advisor with respect to a sale of, or a merger involving, the trust.
      On October 24, 2005, representatives of Lazard met with senior management to organize due diligence materials and discuss underwriting assumptions, management projections and other key information about us.
      On October 25, 2005, our senior management met with representatives of Morgan Stanley Real Estate and Onex Real Estate. Following the meeting, our senior management held a due diligence meeting with representatives of Morgan Stanley Real Estate, Onex Real Estate, Lazard, Skadden and Wachtell, Lipton, Rosen & Katz, or “Wachtell”, counsel to Morgan Stanley Real Estate and Onex Real Estate. During the meeting, senior management provided its business plan and non-public financial information to Morgan Stanley Real Estate and Onex Real Estate, while Morgan Stanley Real Estate and Onex Real Estate provided an overview of the process and the information they would require for financial due diligence. From October 25, 2005 to December 16, 2005, Morgan Stanley Real Estate and Onex Real Estate conducted financial due diligence and visited certain of our properties.
      On November 1, 2005, our board of trustees considered the proposal by Morgan Stanley Real Estate and Onex Real Estate. At this meeting, a representative of Venable discussed with the trustees their duties under Maryland law. Representatives of Lazard discussed with our board of trustees a preliminary overview of potential next steps with respect to the trust, as well as the proposal by Morgan Stanley Real Estate and Onex Real Estate and the position of the trust in comparison to certain of its industry peers. Representatives of Lazard, Skadden and Venable then discussed with the board its options. Following that discussion, our board of trustees determined that Morgan Stanley Real Estate’s and Onex Real Estate’s $31.50 per share proposal did not adequately reflect our fair value. Our board also determined that it was not in the best interests of the trust, our operating partnership, our shareholders or the holders of our operating partnership’s common units to pursue a sale of the trust at that time, absent a definitive proposal at a price in a range superior to $31.50. As a result, our board directed Mr. Schulweis to contact representatives of Morgan Stanley Real Estate to indicate that their joint proposal with Onex Real Estate was determined to be inadequate, but to invite them to increase their offer if they wished to do so. After being contacted by Mr. Schulweis, Morgan Stanley Real Estate and Onex Real Estate indicated that they might be able to increase their offer after conducting additional due diligence.
      On November 2, 2005 our senior management met with representatives of Morgan Stanley Real Estate and Onex Real Estate to discuss the possibility of Morgan Stanley Real Estate and Onex Real Estate raising the $31.50 per share price contained in their proposal.
      On November 3, 2005, representatives of Lazard met with senior representatives of Morgan Stanley Real Estate to discuss the possibility of a revised proposal.
      During the month of November, representatives of Morgan Stanley Real Estate and Onex Real Estate continued to conduct financial due diligence and meet with members of the trust’s senior management.

      On November 16, 2005, our executive officers led representatives of Morgan Stanley Real Estate and Onex Real Estate on a tour of certain of our properties in the Baltimore market.
      On November 22, 2005, our executive officers led representatives of Morgan Stanley Real Estate and Onex Real Estate on a tour of certain of our properties in the Northern Virginia market.
      On December 5, 2005, our senior management and representatives of Lazard met with senior representatives of Morgan Stanley Real Estate and received a revised proposal to acquire the trust for $33.75 per share in cash. The letter stated that the offer would not be subject to any financing condition and requested that Morgan Stanley Real Estate and Onex Real Estate be permitted to conduct additional legal, corporate and real estate due diligence as soon as possible. Additionally, the letter indicated that the $33.75 price was based on certain assumptions regarding a potential transaction, including (i) a closing date on or before March 31, 2006, (ii) our net indebtedness at closing, (iii) our capital expenditure budget, (iv) the number of fully diluted common shares outstanding prior to any such transaction, (v) transaction costs, (vi) severance costs, (vii) non-cash and debt working capital, (viii) the payment of dividends on our common shares and (ix) the potential amount of any transfer taxes. The letter also stated that Morgan Stanley Real Estate and Onex Real Estate would expect certain of our executive officers and major shareholders to enter into a voting agreement in connection with any transaction.
      Following that meeting, our board of trustees met via teleconference to discuss the proposal with senior management and representatives of Lazard, Skadden, Squire Sanders and Venable. At this meeting, a representative of Venable reviewed with the trustees their duties under Maryland law. Representatives of Lazard discussed the valuation of the trust as reflected in the letter with our board of trustees. Representatives of Venable and Skadden then discussed with our trustees their duties to the trust and our shareholders specifically in connection with considering the offer by Morgan Stanley Real Estate and Onex Real Estate. As a result of this meeting, our board of trustees authorized Lazard to contact Morgan Stanley Real Estate and Onex Real Estate to seek clarification with regard to their valuation assumptions and to ask Morgan Stanley Real Estate and Onex Real Estate to increase the per share price of their offer. Our board of trustees also authorized management to allow Morgan Stanley Real Estate and Onex Real Estate to conduct legal due diligence. Skadden and Lazard discussed with our board the preparation of a draft merger agreement that would contain provisions allowing our board to terminate the merger under certain circumstances if we were to receive a proposal for a superior transaction. Additionally, our board of trustees instructed Lazard and senior management to keep our board of trustees updated on the progress and status of any negotiations.
      On December 6, 2005, representatives of Lazard contacted senior representatives of Morgan Stanley Real Estate and Onex Real Estate and asked them to raise their offer to $34.50 per share. Morgan Stanley Real Estate and Onex Real Estate rejected the requested $34.50 per share price, and discussions continued in a range between $33.75 and $34.00 per share. The parties also began discussing certain terms of a draft merger agreement, including the size of the break-up fee, reimbursement of transaction expenses and non-solicitation provisions.
      A draft exclusivity agreement was sent by Skadden to Wachtell on December 7, 2005 to implement oral assurances of exclusivity that had been previously provided by our chief executive officer and our advisors. The parties, however, were not able to agree on the terms of an exclusivity agreement and no written exclusivity agreement was ever entered into between the parties.
      Beginning on December 8, 2005, representatives of Morgan Stanley Real Estate and Onex Real Estate were given access to and reviewed certain legal and corporate due diligence materials at our executive offices and at Skadden’s offices in New York. Morgan Stanley Real Estate and Onex Real Estate conducted and legal and corporate due diligence until December 19, 2005.
      On December 8, 2005, our management instructed Skadden to send a draft merger agreement to Wachtell for their review. In the early morning of December 9, 2005, Skadden sent a draft merger agreement to Wachtell. On the evening of December 9, 2005, Wachtell sent a revised draft merger agreement to Skadden. On December 10, 2005, representatives of Skadden discussed the revised draft merger agreement with certain of our senior officers. During this period, our management and representatives of Lazard and Skadden continued to negotiate with representatives of Morgan Stanley Real Estate and Onex Real Estate.
      On December 10, 2005 and December 11, 2005, representatives of Skadden and Wachtell held negotiations to discuss certain issues relating to the draft merger agreement. Among the issues discussed were representations and warranties of the parties to the merger agreement, operating covenants relating to capital expenditures and various investment and development matters, operating covenants relating to the period between the execution of the merger agreement and the closing, inspections and physical testing at the properties, closing conditions relating to disruptions in the financial markets and the occurrence of a material adverse change to our business, the merger agreement termination date, and the conditions under which the break-up expenses and the break-up fee would be payable and the amount of the break-up fee.
      On December 12, 2005, Wachtell delivered a draft voting agreement to Skadden.
      On December 12, 2005, representatives of Skadden and Wachtell continued negotiating the terms of a merger agreement and voting agreement. These negotiations continued each day through the final execution of the merger agreement and voting agreement on December 19, 2005.
      On December 15, 2005, representatives of Morgan Stanley Real Estate and Onex Real Estate contacted Mr. Schulweis concerning certain of the terms of Mr. Schulweis’ preexisting severance agreement with the trust (which had been entered into on February 2, 2005) and how his right to redeem his common units in our operating partnership for certain of our properties would be implemented in the event he elected such treatment in connection with a merger of the trust.
      On the morning of December 16, 2005, our board of trustees convened in a special meeting at the offices of Skadden to discuss progress in the negotiations over the past week. Representatives of Lazard, Skadden, Squire Sanders and Venable participated in the meeting. At this meeting, representatives of Lazard discussed the terms of the Morgan Stanley Real Estate and Onex Real Estate proposal (at a price between $33.75 and $34.00 per share) and discussed Lazard’s perspective on valuation of the trust with our board of trustees. Additionally, representatives of Skadden discussed with our board of trustees the details of the merger agreement as well as the outstanding issues relating to the merger agreement and representatives of Venable reviewed with the members of our board of trustees their duties to the trust and our shareholders under applicable law with respect to acquisition of the trust and our operating partnership. Representatives of Skadden then discussed with our board that many of the provisions of the agreement, including the amount of merger consideration payable, operating covenants relating to indebtedness and capital expenditures, the ability of Morgan Stanley Real Estate and Onex Real Estate to invoke the material adverse change closing condition if the closing were delayed by them as the result of adverse market conditions and termination and no solicitation provisions, remained under negotiation. Representatives of Skadden and Lazard also discussed with the board that Morgan Stanley Real Estate and Onex Real Estate had agreed to a break-up fee of $20 million (which represented approximately 2.6% of the equity purchase price, based on the range of prices being discussed by the parties) and expense reimbursement of up to $3 million. At such meeting, the non-executive members of our board of trustees convened separately to discuss the negotiations surrounding Mr. Schulweis’ right to exchange his common units for certain properties held by our operating partnership as provided by his preexisting severance agreement. At the conclusion of this meeting, our board of trustees directed members of our senior management, Lazard and Skadden to continue to negotiate the terms of the proposed merger agreement with Morgan Stanley Real Estate and Onex Real Estate and scheduled a meeting for December 18, 2005 to further discuss the merger agreement and the status of negotiations.
      Following the meeting, the parties resumed negotiation of the terms of the merger agreement and continued to negotiate from the evening of December 16, 2005 through to the evening of December 17, 2005.
      On the morning of December 18, 2005, our senior management and representatives of Lazard met with senior representatives of Morgan Stanley Real Estate and Onex Real Estate to discuss open points of negotiation between the parties, including price, the merger agreement termination date, closing conditions, our willingness to cooperate with Morgan Stanley Real Estate and Onex Real Estate in their proposed financing and the payment of transaction expenses. Following extensive negotiations on these and other issues, Morgan Stanley Real Estate and Onex Real Estate indicated that their final offer on price would be $33.90 per share. Morgan Stanley Real Estate and Onex Real Estate also proposed a termination date of no later than April 30, 2006.
      Mr. Schulweis also continued negotiations with Morgan Stanley Real Estate, Onex Real Estate and us regarding the exercise of his preexisting right to have his common units of limited partnership redeemed by our operating partnership in connection with a merger.
      Following these meetings, our board of trustees held a special meeting via teleconference to discuss the status of negotiations with Morgan Stanley Real Estate and Onex Real Estate. During this meeting, Mr. Schulweis updated the trustees on the status of negotiations and stated that Morgan Stanley Real Estate and Onex Real Estate had made a final offer for the trust at a price of $33.90 per share. Representatives of Skadden then discussed with the board the fact that, although the merger agreement would not contain a financing condition, Morgan Stanley Real Estate and Onex Real Estate would require that the trust and our operating partnership agree to cooperate with their contemplated financing. Representatives from Skadden and Lazard then discussed with the board certain terms of the merger agreement which differed from Morgan Stanley Real Estate’s and Onex Real Estate’s initial pricing assumptions, including less stringent limitations on our ability to make capital expenditures and to incur indebtedness to operate our business prior to the closing of the mergers, payment of expenses incurred in connection with the transaction and a termination date of April 30, 2006. Representatives from Skadden and Lazard also discussed with the board the fact that Morgan Stanley had agreed to guarantee the obligations of Magazine Acquisition, Merger Entity and Merger LLC to pay any amounts payable by any of Magazine Acquisition, Merger Entity and Merger LLC to us and to our operating partnership arising out of or resulting from any failure of any of Magazine Acquisition, Merger Entity or Merger LLC to pay or perform any of their obligations under the merger agreement up to a maximum amount not to exceed $200 million in the aggregate.
      Also during the teleconference, immediately following these discussions, Lazard rendered its oral opinion to our board of trustees, subsequently confirmed in writing, described under the section captioned “The Mergers — Opinion of Lazard Frères & Co. LLC” on page 37, as to the fairness, from a financial point of view, of the consideration to be paid in the mergers. Our board of trustees then continued its discussion concerning the proposed merger transaction with Magazine Acquisition on the terms as currently negotiated and determined that the merger agreement, the mergers, and the other transactions contemplated by the merger agreement, taken together, were fair to, advisable and in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units.
      Between the afternoons of December 18, 2005 and December 19, 2005, the parties continued to negotiate certain non-material terms and provisions of the merger agreement and the terms of the related guarantees to be given by MS Real Estate Funding, L.P., Onex Real Estate Partners LP and Morgan Stanley.
      After the close of trading of December 19, 2005, the merger agreement was signed by the trust, our operating partnership, Magazine Acquisition, Merger Entity and Merger LLC. Concurrently therewith, Magazine Acquisition, Merger Entity and Merger LLC entered into the consent and voting agreement with certain of our shareholders and executive officers. A joint press release was issued shortly thereafter announcing the execution of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Exhibit A.
      On January 13, 2006, following the completion and filing of our preliminary proxy statement with the Securities and Exchange Commission, Mr. Brodie called a representative of Magazine Acquisition to discuss the advisability of requesting from third parties that had signed confidentiality agreements the return of non-public information furnished to such parties, as contemplated by our merger agreement with Magazine Acquisition and requested a waiver in the event that the parties decided that such requests should not be delivered. Prior to that time, we had devoted all of our resources to the prompt preparation and filing of our preliminary proxy statement. The representative of Magazine Acquisition responded that he would make internal inquiries and respond to us thereafter. On January 15, 2006, the representative of Magazine Acquisition called Mr. Brodie to request that we request the return of all such confidential information.
      Also on January 15, 2006, Skadden received a letter from Wachtell, on behalf of Magazine Acquisition, alleging that we had failed to promptly request the return of all confidential information from third parties as required by the merger agreement, requesting that we request the return of such confidential information as contemplated by the merger agreement and reserving all rights with respect to our alleged failure to have complied with the terms of the merger agreement. On January 16, 2006, Skadden responded by letter to Wachtell on our behalf, attaching copies of the requisite notice to such third parties which had been delivered at Magazine Acquisition’s request pursuant to the terms of the merger agreement, asserting that we were in compliance with the merger agreement.
      On January 19, 2006, we received an unsolicited non-binding proposal from Oriole Partnership, a partnership formed between Essex and AEW, which contemplated the acquisition of all of our common shares and all of the common units of our operating partnership for $36.00 per share or common unit, plus an amount equal to a prorated portion of the distribution payable for the number of days since the last fiscal quarter for which a distribution was declared and paid, as contemplated by the merger agreement. Oriole Partnership’s proposal stated that it was not subject to any financing contingency, that Oriole Partnership would need two weeks to complete its due diligence investigation of our business and that it would be prepared to enter into a merger agreement on substantially the same terms and conditions as our merger agreement with Magazine Acquisition. The letter stated that it was solely an indication of interest and did not constitute an offer or commit Oriole Partnership to submit a definitive proposal or enter into a definitive acquisition agreement.
      On January 19, 2006, following receipt of this letter, members of our board of trustees, represented by Mr. Schulweis, Mr. Brodie and Alan Jaffe, contacted representatives of Essex to clarify certain terms of Oriole Partnership’s proposal, including the statements in the proposal regarding the absence of any financing contingency, the willingness of Essex and AEW to guarantee the obligations of Oriole Partnership under any definitive agreement in a manner that would be equivalent to or exceed the guarantees from MS Real Estate Funding, L.P., Onex Real Estate Partners, LP and Morgan Stanley in connection with our merger agreement with Magazine Acquisition, as well as Oriole Partnership’s understanding that it would pay the break-up fee payable to Magazine Acquisition under its merger agreement with us if we were to terminate our merger agreement with Magazine Acquisition to enter into a merger agreement with Oriole Partnership. Essex also confirmed that UBS North American Property Fund would be an investor in Oriole Partnership and that UBS Investment Bank, LLC, or UBS, would be a financial advisor in the transaction. Mr. Schulweis also directed Lazard to contact Essex and AEW, as well as Bank of America Securities LLC, or Bank of America, and UBS, who were identified in Oriole Partnership’s proposal as Oriole Partnership’s financial advisors, to obtain additional information with respect to Oriole Partnership’s proposal.
      During the afternoon of January 19, 2006, we delivered notice to Magazine Acquisition of our receipt of the proposal from Oriole Partnership. Later that afternoon, we received a letter from Magazine Acquisition stating its belief that AEW had breached its obligation, under its existing confidentiality agreement with us, not to use any non-public information furnished to AEW other than in connection with a management-led acquisition transaction, as referenced in our confidentiality agreement with AEW, and alleging that the terms of the merger agreement prohibited us from waiving any such breach. Following receipt of this letter, Mr. Schulweis contacted representatives of Essex to inquire whether confidential information previously received by AEW pursuant to the terms of the confidentiality agreement had been used for purposes of developing Oriole Partnership’s proposal and we received assurances from Essex that no such confidential information had been used in developing Oriole Partnership’s proposal. Further, Essex stated that AEW had joined Oriole Partnership at the initiative and request of Essex.

      On the evening of January 19, 2006, Mr. Schulweis, Mr. Brodie and representatives of Lazard contacted representatives of Essex to discuss the net operating income assumptions and other economic assumptions supporting Oriole Partnership’s proposal. In addition, representatives of Lazard contacted representatives of Bank of America to discuss Oriole Partnership’s proposal.
      Also on the evening of January 19, 2006, our board of trustees held a special meeting via teleconference to consider Oriole Partnership’s proposal. Representatives of Lazard, Skadden, Squire Sanders and Venable participated in the meeting. During the meeting, Mr. Schulweis described to our board of trustees his and Mr. Brodie’s prior contacts with AEW regarding the possibility of developing a management-led acquisition proposal for the trust. Mr. Schulweis also advised the board of the letter that Magazine Acquisition had delivered earlier in the day and that he had been advised that there was no basis for Magazine Acquisition’s allegations that AEW had breached its confidentiality agreement with us by using non-public information and providing it to Oriole Partnership in connection with development of Oriole Partnership’s proposal. Representatives of Lazard, Skadden, Venable and Squire Sanders then discussed with the board the terms of the proposal of Oriole Partnership (including the duties of our trustees to us and our shareholders under Maryland law), the process set forth in the merger agreement with Magazine Acquisition that would need to be followed in connection with considering Oriole Partnership’s proposal and entering into negotiations with Oriole Partnership and the timeline of our existing transaction with Magazine Acquisition. Following a lengthy discussion, our board of trustees directed Mr. Schulweis and Lazard to contact representatives of Oriole Partnership, Bank of America and UBS for additional clarification of the terms of the Oriole Partnership proposal, including the identity of the investors in Oriole Partnership, their relative equity contributions to Oriole Partnership, the time period contemplated by Oriole Partnership for due diligence, and the ability of the investors in Oriole Partnership to provide guarantees similar to those provided by MS Real Estate Funding, L.P., Morgan Stanley and Onex Real Estate Partners, LP. Our board of trustees then agreed to adjourn the meeting and to reconvene the next afternoon.
      During the morning of January 20, 2006, Mr. Schulweis and Mr. Brodie contacted representatives of Essex to obtain further clarification regarding the terms of the proposal, including the financial guarantees that Essex and AEW would be prepared to provide to support any transaction with Oriole Partnership. Representatives of Lazard also contacted Bank of America and UBS for additional clarification of Oriole Partnership’s proposal, including the identity of the investors in Oriole Partnership, their relative equity contributions to Oriole Partnership, the time period contemplated by Oriole Partnership for due diligence, and the ability of the investors in Oriole Partnership to provide guarantees similar to those provided by MS Real Estate Funding, L.P., Morgan Stanley and Onex Real Estate Partners, LP.
      On the afternoon of January 20, 2006, we delivered a letter to Morgan Stanley in response to their January 19, 2006 letter in which we replied that we were not aware of any prohibited use of the information provided under our confidentiality agreement with AEW in connection with Oriole Partnership’s proposal and that we did not have any basis to believe that AEW had breached any provision of such confidentiality agreement. We also stated that we were in full compliance with our merger agreement with Magazine Acquisition, by which we continue to abide.
      Also on the afternoon of January 20, 2006, our board of trustees held a special meeting via teleconference to consider the proposal by Oriole Partnership. Representatives of Lazard, Skadden, Squire Sanders and Venable were also present at the meeting to discuss Oriole Partnership’s proposal. Mr. Schulweis and representatives of Lazard updated the board on additional information they had received regarding Oriole Partnership’s proposal. Representatives of Lazard discussed with our board Lazard’s view as to the reasonable likelihood of consummating a transaction with Oriole Partnership. Thereafter, representatives of Skadden and Venable discussed with the board the provisions of the merger agreement relating to unsolicited proposals. Following a lengthy discussion, our board of trustees made the determination required under the merger agreement in order to be able to permit us to provide non-public information to Oriole Partnership and enter into discussions with it regarding its proposal.

      Following the meeting of our board of trustees, we delivered notice to Magazine Acquisition of the board’s determination regarding Oriole Partnership’s proposal.
      In the evening of January 20, 2006, we entered into a confidentiality agreement with Oriole Partnership, Essex and AEW.
      Also during the evening of January 20, 2006, we received a second letter from Magazine Acquisition alleging, among other things, the likelihood that AEW had used non-public information it had received pursuant to its October 2004 confidentiality agreement with us in connection with the formulation of Oriole Partnership’s proposal, that we had failed to promptly request the return of all confidential information as required by the merger agreement with Magazine Acquisition, and that AEW’s participation in Oriole Partnership was improper. Magazine Acquisition’s letter also alleged that it had based its agreement to the “fiduciary out” provision in the merger agreement and the level of the break-up fee accepted by it on our disclosures to Magazine Acquisition regarding the absence of prior discussions with third parties as to potential alternative transactions. Magazine Acquisition’s letter also alleged that we were required by the terms of the merger agreement to have disclosed all confidentiality agreements with third parties and that we had not done so. Later that evening, a representative of Magazine Acquisition called Mr. Schulweis to discuss the events and circumstances surrounding Oriole Partnership’s proposal.
      On the afternoon of January 21, 2006, representatives of Bank of America, UBS and Willkie, Farr & Gallagher, LLP, special counsel to Oriole Partnership, began conducting legal and financial due diligence at the offices of Skadden in New York, New York. This diligence process was ongoing as of January 26, 2006, the latest practicable date prior to the printing of this proxy statement.
      Also on the afternoon of January 21, 2006, and in what we and our advisors believe to be compliance with the requirements of our merger agreement with Magazine Acquisition, we delivered non-public information to Magazine Acquisition which we had not previously provided to it and gave notice to Magazine Acquisition of our intention to provide that information to Oriole Partnership.
      On the evening of January 21, 2006, we received a third letter from Magazine Acquisition alleging AEW’s breach of its October 2004 confidentiality agreement with us and alleging our breach of the merger agreement by determining that Oriole Partnership’s proposal was reasonably likely to lead to a superior competing transaction, by failing to enforce the terms of the AEW confidentiality agreement and by failing to disclose all confidentiality agreements with third parties to Magazine Acquisition.
      On the afternoon of January 22, 2006, we delivered additional non-public information to Magazine Acquisition which we had not previously provided to it and gave notice to Magazine Acquisition of our intention to provide that information to Oriole Partnership.
      After having considered the allegations contained in Magazine Acquisition’s January 20, 2006 and January 21, 2006 letters and consulting with our financial and legal advisors, we concluded that the factual statements in such letters were inaccurate and Magazine Acquisition’s allegations contained therein were incorrect. Accordingly, on the evening of January 22, 2006, we delivered a letter to Magazine Acquisition responding to its January 20, 2006 and January 21, 2006 letters in which we reiterated our commitment to adhere to our contractual obligations to Magazine Acquisition, our belief that we have acted in full compliance with our merger agreement with it, our intent to comply with the merger agreement and that, without any derogation of that obligation, our trustees will continue to discharge their duties to our shareholders. We also stated that we had already explained to Magazine Acquisition the basis for our belief that we had acted in full compliance with the merger agreement and why the speculative allegations and conclusions expressed by Magazine Acquisition verbally and in its written correspondence with us are incorrect.
      Later that evening, a representative of Magazine Acquisition called Mr. Schulweis to discuss various issues relating to our correspondence with Magazine Acquisition. Mr. Schulweis clarified our position that we have reserved all of our rights with respect to Magazine Acquisition’s various allegations relating to our compliance with our merger agreement with it.

      On each of January 23, 2006, January 24, 2006, January 25, 2006 and January 26, 2006, we delivered additional non-public information to Magazine Acquisition which we had not previously provided to it and gave notice to Magazine Acquisition of our intention to provide that information to Oriole Partnership.
      On the afternoons of January 23, 2006, January 24, 2006 and January 26, 2006, our senior management met with and responded to questions regarding the trust from representatives of AEW, Essex, UBS and Bank of America at the offices of Skadden in New York, New York. Representatives of Lazard and Skadden were also in attendance.
      On each of January 23, 2006, January 25, 2006 and January 26, 2006, representatives of Essex, AEW and UBS toured certain of our properties which had previously been visited by Magazine Acquisition and its advisors.
      No assurances can be given that the unsolicited non-binding proposal of Oriole Partnership will result in a binding proposal, that discussions with Oriole Partnership will lead to negotiations regarding a definitive acquisition agreement or that we will enter into any transaction with Oriole Partnership, at the price set forth in its non-binding proposal or otherwise.
Recommendation of Our Board of Trustees
      As described above under the section captioned “The Mergers — Background of the Mergers” on page 24, our trustees determined that the mergers, the merger agreement and the other transactions contemplated by the merger agreement were advisable and fair to and in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units and our board of trustees voted to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement at a meeting held on December 18, 2005. Accordingly, our board of trustees unanimously recommends that our shareholders approve and vote “FOR” approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.
Reasons for the Mergers
      In determining whether to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of trustees considered a variety of factors that might impact the long-term as well as short-term interests of the trust and our shareholders. As part of its deliberations, our board of trustees took into consideration our historical, recent and prospective financial condition, results of operations, property holdings, share price, capitalization and our operating, strategic and financial risks.
      Our board of trustees considered a number of factors, including the following principal positive factors, among others, in determining whether to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement (the order does not reflect the relative significance of each factor):

•	Value and Form of Consideration.
Each of our common shares that is outstanding at the effective time of the merger will be converted into the right to receive $33.90 in cash, without interest, plus an amount that represents cash equal to a prorated portion of our regular $0.43 quarterly dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid. The merger consideration is fixed and will not be adjusted for changes in the price of our common shares prior to the closing date of the merger. The price of $33.90 per share represents a premium over the historical and recent market price of our common shares, representing a 13.8% premium over the closing price of our common shares on December 19, 2005 (the day the proposed merger was announced) and an approximate 16.5% premium over the average closing price of our common shares for the 60 days prior to December 19, 2005. The payment of cash as the form of merger consideration will provide our shareholders with immediate liquidity that is not subject to market fluctuations. Our board also considered the significant financial resources of Magazine Acquisition to finance the merger consideration and the absence of any financing condition.

•	We Have a Termination Right in the Event of a Superior Competing Transaction.
The merger agreement prohibits the trust, our operating partnership, our subsidiaries and any of our respective trustees, directors, officers, employers, investment bankers, financial advisors, attorneys, brokers, finders or other agents, affiliates or other representatives from initiating, soliciting, encouraging or taking any other action to facilitate any inquiries or the making of any “competing transaction” (as defined in “The Merger Agreement — No Solicitation” on page 56), initiating, participating, encouraging or entering into discussions or negotiations with any individual or entity in furtherance of any such inquiries or to obtain a competing transaction, and releasing any individual or entity from any standstill agreement or similar obligation to us or any of our subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements in effect as of December 19, 2005, by virtue of the execution and announcement of the merger agreement or otherwise. Notwithstanding these restrictions, if prior to receiving shareholder approval for the merger we receive unsolicited inquiries and proposals regarding other potential business combinations, we may provide information and participate in discussions with respect to any such proposal if our board of trustees determines in good faith that failure to do so would be inconsistent with our trustees’ duties to the trust or our shareholders under applicable law, and that such a proposal is likely to lead to a proposal that is more favorable to our shareholders from a financial point of view than the merger. In addition, upon making such a determination, subject to the satisfaction of specified conditions and payment of a $20 million break-up fee and prior to receiving shareholder approval for the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of trustees may terminate the merger agreement with Magazine Acquisition and enter into an agreement with respect to a superior competing transaction with a third party and/or revoke, modify or fail to make the recommendation contained in this proxy statement to our shareholders in connection with the merger. The break-up fee is approximately 2.6% of the equity value of the trust, based upon a $33.90 price per common share. We have also agreed to reimburse Magazine’s Acquisitions expenses of up to $3 million under certain circumstances upon termination of the merger agreement. For a more complete discussion of these provisions of the merger agreement, see the section captioned “The Merger Agreement — No Solicitation” on page 56 and the section captioned “The Merger Agreement — Break-up Fees and Expenses” on page 61.

•	Favorable Market Conditions.
Our board of trustees determined that the merger allows the trust to take advantage of strong demand in the real estate investment market for portfolios of multifamily communities. Our board of trustees believes that capitalization rates continue to compress and valuations continue to increase, as our common shares continue to trade at a substantial discount to our net asset value. In particular, capitalization rates used to value older properties are at a historic low discount to new institutional quality multifamily assets. These were key considerations for our board of trustees in determining that the mergers were more likely to provide our shareholders with greater value on a current basis when compared to the likelihood of achieving similar returns while continuing to operate as an independent public company with more potential risk.

•	Our Business Prospects.
Our board of trustees believes that the mergers represent a more desirable alternative for our shareholders than continuing to operate as an independent public company under our current strategic business plan. Although we are executing our strategic plan, in the view of our board of trustees, realizing a cash premium in the mergers provides more value for our shareholders on a risk-adjusted basis than executing our strategic business plan.

•	Limited Growth Platform.
Our board of trustees recognizes that we are a comparatively small capitalization REIT with limited external growth opportunities. In general, our overhead costs (such as general and administrative costs, management expense and public company costs) negatively affect our financial results. Furthermore, our common shares receive limited research coverage and generally experience a low trading volume, which in turn exacerbates the potential gap between the trust’s public market value and the value of our underlying assets. Despite the inclusion of our common shares in the S&P 600 Small Cap Index on December 7, 2005, which may provide a sustainable increase in liquidity and trading volume, our common shares are likely to remain relatively illiquid as compared to many of our multifamily REIT peers. Additionally, the average age of our asset portfolio is significantly older than that of our peers, which requires high capital expenditures in order to maintain our market positioning.

•	Opinion of Lazard.
Our board of trustees considered as favorable to its determination the oral opinion of Lazard, rendered to our board of trustees on December 18, 2005, and subsequently confirmed in writing, that, as of such date, the merger consideration to be paid to the holders of the trust’s common shares and the holders of common units in our operating partnership (other than, in either case, Magazine Acquisition, Merger Entity, Merger LLC and any of their respective wholly-owned direct or indirect subsidiaries, any directors or officers of the trust or our operating partnership and any holders of the trust’s common shares or common units in our operating partnership that are a party to the consent and voting agreement, and other than, in the case of holders of our operating partnership’s common units, any holders who are entitled to demand, and properly demand, appraisal of such common units, and other than Harvey Schulweis) in the mergers was fair to such holders, from a financial point of view, considered as if our operating partnership’s common units were converted into or redeemed for the trust’s common shares in accordance with their terms prior to the effective time of the mergers. See “The Mergers — Opinion of Lazard Frères & Co. LLC” on page 37.

•	The High Probability of Transaction Completion.
Our board of trustees considered it favorable that, in its judgment, there is a high probability of completing the mergers. Based on our discussions with and analysis of Magazine Acquisition, and after consultation with our financial and legal advisors, our board of trustees determined that Magazine Acquisition will have the necessary financing at the closing to complete the merger transaction. Our board of trustees further considered it favorable that the merger agreement does not contain a financing contingency and that the obligations of Magazine Acquisition, Merger Entity and Merger LLC under the merger agreement to pay any amounts to us and to our operating partnership payable by any of Magazine Acquisition, Merger Entity or Merger LLC to us and to our operating partnership arising out of or resulting from any failure of any of Magazine Acquisition, Merger Entity or Merger LLC to pay or perform any of their obligations under the merger agreement are guaranteed jointly and severally by each of MS Real Estate Funding, L.P. (an indirect, wholly-owned subsidiary of Morgan Stanley) and Onex Real Estate Partners LP up to a maximum amount not to exceed $200 million in the aggregate.

•	Approval of Our Shareholders Is Required.
The merger, the merger agreement and the other transactions contemplated by the merger agreement are subject to the approval of our shareholders, and our shareholders have the option to reject the merger, the merger agreement and the other transactions contemplated by the merger agreement.

      Our board of trustees also considered the following potentially negative factors, among others, in determining whether to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement (the order does not reflect the relative significance of each factor):

•	Holders of Our Common Shares Will Not Share in the Future Growth of Our Portfolio.
Our board of trustees recognized that the merger would preclude the holders of our common shares from having the opportunity to participate in the future performance of our assets and to realize any future appreciation in the value of our common shares. The holders of our common shares will no longer share in any future growth in the value of our properties or receive quarterly dividends.

•	Tax Consequences to Our Shareholders.
Our board of trustees recognized that the merger is a fully taxable transaction and, as a result, holders of common shares will generally be required to pay taxes on any gains that result from their receipt of the merger consideration.

•	Significant Costs Involved.
Our board of trustees considered the significant costs involved in connection with completing the mergers, the substantial management time and effort required to effectuate the mergers and the related disruption to our operations. If the mergers are not completed, then we may be required to bear these expenses and the costs of these disruptions. Additionally, if we undertake certain internal restructuring steps to cooperate with Magazine Acquisition’s proposed financing and the mergers thereafter fail to close, we may incur additional costs, liabilities and taxes, all of which may be significant; however, Magazine Acquisition, Merger Entity and Merger LLC have agreed to indemnify us against any such costs, liabilities or taxes.

•	Prohibition Against Solicitation of Other Offers.
The merger agreement prohibits us, our operating partnership, our subsidiaries and any of their respective trustees, directors, officers, employees, investment bankers, financial advisors, attorneys, bankers, finders or other agents, affiliates or other representatives from initiating, soliciting, encouraging or taking any other action to facilitate any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, a “competing transaction” (as defined in “The Merger Agreement — No Solicitation” on page 56), although it permits our board of trustees to receive and respond to unsolicited inquiries and proposals regarding other potential transactions under certain specified circumstances.

•	Payment of Break-Up Fee and Reimbursement of Transaction Expenses.
Our board of trustees acknowledged that if the merger agreement is terminated under certain circumstances, we must pay a $20 million break-up fee to Magazine Acquisition and that, under certain circumstances, we must reimburse Magazine Acquisition for certain third party expenses incurred in connection with the merger agreement up to an aggregate of $3 million.

•	Conversion of Our 5.375% Convertible Senior Notes.
Pursuant to the terms of the indenture for our 5.375% Convertible Senior Notes, due 2023, we are required to give public notice to the holders of such notes two days before the date that is fifteen days before the anticipated closing of the mergers (and mail notice to such holders ten days prior to such anticipated closing), after which time such holders may elect to convert their notes into our common shares, whether or not the mergers are ultimately completed. Our convertible senior notes represent 14.2% of our outstanding common shares on a fully diluted basis.

•	Benefits to Certain Trustees and Executive Officers.
Our board of trustees also considered the fact that some of our trustees and executive officers have interests in the mergers that differ from, or are in addition to (and therefore may conflict with), your interests as a shareholder. These interests are discussed under the heading “The

Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45, including the lapsing of restrictions on and immediate vesting of common shares and restricted shares awarded under our benefit plans, and the additional severance payments to be received by several of our executive officers if the executive officers experience a termination of employment under certain circumstances.
      In the opinion of our board of trustees, the above factors represent the material negatives related to the trust’s pursuing or completing the mergers. In considering the mergers, our board of trustees considered the impact of these factors on our shareholders. Additionally, in making the determination described above, our board of trustees consulted with our legal advisors, accountants and financial advisors.
      In view of the wide variety of factors considered by our board of trustees, our board of trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board of trustees views its recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all of the factors set forth above, our board of trustees determined that the potential benefits of the mergers substantially outweigh the potential detriments associated with the mergers.
      In the event the mergers are not completed for any reason, we expect to continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our shareholders over time.
Opinion of Lazard Frères & Co. LLC
      Under an engagement letter dated October 21, 2005, the trust retained Lazard to render an opinion to our board of trustees as to the fairness, from a financial point of view, of the consideration to be paid in the mergers. On December 18, 2005, Lazard rendered its oral opinion to our board of trustees, subsequently confirmed in writing, that, as of such date, the merger consideration to be paid to the holders of the trust’s common shares and the holders of common units in our operating partnership (other than, in either case, Magazine Acquisition, Merger Entity, Merger LLC and any of their respective wholly-owned direct or indirect subsidiaries, any directors or officers of the trust or our operating partnership and any holders of the trust’s common shares or common units in our operating partnership that are a party to the consent and voting agreement, and other than, in the case of holders of our operating partnership’s common units, any holders who are entitled to demand, and properly demand, appraisal of such common units, and other than Harvey Schulweis) in the mergers was fair to such holders, from a financial point of view, considered as if our operating partnership’s common units were converted into or redeemed for the trust’s common shares in accordance with their terms prior to the effective time of the mergers.
      The full text of the Lazard opinion is attached as Exhibit B to this proxy statement and is incorporated into this proxy statement by reference. The description of the Lazard opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Exhibit B. You are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the Lazard opinion. Lazard’s written opinion was directed to our board of trustees in connection with its consideration of the mergers and only addressed the fairness to certain holders of the trust’s common shares and common units in our operating partnership of the merger consideration to be paid to such holders in the mergers from a financial point of view as of the date of the Lazard opinion, considered as if our operating partnership’s common units were converted into or redeemed for the trust’s common shares in accordance with their terms prior to the effective time of the mergers. Lazard’s written opinion did not address the merits of the underlying decision by the trust to engage in the merger, or to cause our operating partnership to engage in the partnership merger, and was not intended to and does not constitute a recommendation to any shareholder of the trust as to how such holder should vote with respect to the mergers or any matter relating thereto. Lazard expressed no opinion as to the price at which the trust’s common shares may trade prior to consummation of the mergers. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumed no responsibility for updating or revising the Lazard opinion based on circumstances or events occurring after the date of the Lazard opinion. The following is only a summary of the Lazard opinion. You are urged to read the entire Lazard opinion.
      In the course of performing its review and analyses in rendering the Lazard opinion, Lazard:

•	reviewed the financial terms and conditions of drafts, dated December 18, 2005, of the merger agreement and the consent and voting agreement, and forms, dated December 18, 2005, of the guarantees provided by MS Real Estate Funding, L.P., Onex Real Estate Partners LP and Morgan Stanley;

•	analyzed certain publicly available historical business and financial information relating to the trust;

•	reviewed various financial forecasts and other data provided to Lazard by the trust and our operating partnership relating to the business and prospects of the trust and our operating partnership;

•	held discussions with members of the senior managements of the trust and our operating partnership with respect to the business and prospects of the trust and our operating partnership;

•	reviewed public information with respect to certain other companies in lines of businesses Lazard believed to be generally comparable to the businesses of the trust and our operating partnership;

•	reviewed the financial terms of certain business combinations involving companies in lines of businesses Lazard believed to be generally comparable to those of the trust and our operating partnership;

•	reviewed the historical share prices and trading volumes of the trust’s common shares; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.
      Lazard relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the trust or our operating partnership, or concerning the solvency or fair value of the trust or our operating partnership. With respect to financial forecasts, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the trust and our operating partnership as to the future financial performance of the trust and our operating partnership. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.
      In rendering the Lazard opinion, Lazard was not authorized to, and did not, solicit third parties regarding alternatives to the mergers.
      In rendering the Lazard opinion, Lazard assumed that the mergers would be consummated on the terms described in the merger agreement without any waiver or modification of any material terms or conditions by the trust or our operating partnership, and that obtaining the necessary regulatory approvals for the mergers would not have an adverse effect on the trust, our operating partnership or the mergers. Lazard also assumed that the executed agreements in connection with the mergers would conform in all material respects to the draft agreements reviewed by Lazard. Lazard did not express any opinion as to any tax or other consequences that might result from the mergers, nor did the Lazard opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the trust obtained such advice as it deemed necessary from qualified professionals. Lazard noted that common shares were reserved for issuance upon the conversion of the trust’s convertible senior notes, and Lazard assumed for purposes of its analysis that all such convertible senior notes were converted in accordance with their terms into common shares. In addition, Lazard was informed by the trust that the value of any consideration paid to Harvey Schulweis in redemption of or exchange for common units in our operating partnership held by him in lieu of the merger consideration would be equivalent in value to the merger consideration to which he would otherwise be entitled, and Lazard expressed no opinion with respect to any such transactions. See “The Mergers — Interests of Our Trustees and Executives Officers in the Mergers” on page 45.
      The following is a summary of the material financial and comparative analyses that Lazard deemed appropriate for this type of transaction and that were performed by Lazard in connection with rendering the Lazard opinion. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
      In its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the trust. No company, transaction or business used in Lazard’s analyses as a comparison is identical to the trust or the mergers, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.
      The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.
      For purposes of the financial analyses described below, Lazard assumed that our operating partnership’s common units were converted into or redeemed for the trust’s common shares in accordance with their terms prior to the effective time of the mergers.

Public Market Valuation Analysis
      Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to the trust. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for the trust.
      The companies included in this analysis were:

•	AIMCO Properties, L.P.;

•	Archstone-Smith Trust;

•	Associated Estates Realty Corporation;

•	AvalonBay Communities, Inc.;

•	BRE Properties, Inc.;

•	Camden Property Trust;

•	Essex Property Trust, Inc.;

•	Equity Residential;

•	Home Properties, Inc.;

•	Mid-America Apartment Communities, Inc.;

•	Post Properties, Inc.; and

•	United Dominion Realty Trust, Inc.
      Using publicly available information and market data as of December 16, 2005, Lazard calculated and analyzed the price per share of each of the comparable companies listed above as a multiple of its respective estimated 2006 Funds From Operations, or FFO, per share.
      The analysis indicated the following multiples:

	Low	Median	Mean	High

2006E FFO Multiple	8.8x	16.5x	16.9x	23.3x
      Based on the foregoing, Lazard determined a price per share based on estimated 2006 FFO multiples range of 8.8x to 23.3x, and applied such range to the trust’s estimated 2006 FFO per share, resulting in a range of implied share prices for the trust’s common shares of $16.85 to $44.31. Lazard noted that the merger consideration fell within this range.

Comparable Peers Valuation Analysis
      Lazard reviewed and analyzed selected public companies that it viewed as most comparable to the trust with respect to asset quality and geographic location of assets. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for the trust. The six comparable companies that Lazard selected for this analysis were a subset of the 12 companies that Lazard selected for the public market valuation analysis.
      The companies included in this analysis were:

•	AIMCO Properties, L.P.;

•	Associated Estates Realty Corporation;

•	Equity Residential;

•	Home Properties, Inc.;

•	Mid-America Apartment Communities, Inc.; and

•	United Dominion Realty Trust, Inc.
      Using publicly available information and market data as of December 16, 2005, Lazard calculated and analyzed the price per share of each of the comparable companies listed above as a multiple of their respective estimated 2006 FFO per share.
      The analysis indicated the following multiples:

	Low	Median	Mean	High

2006E FFO Multiple	8.8x	14.0x	13.7x	16.5x
      Based on the foregoing, Lazard determined a price per share based on estimated 2006 FFO multiples range of 8.8x to 16.5x, and applied such range to the trust’s estimated 2006 FFO per share, resulting in a range of implied share prices for the trust’s common shares of $16.85 to $31.38. Lazard noted that the merger consideration fell above this range.

Private Market Unlevered Valuation Analysis
      Lazard performed a private market unlevered valuation analysis in order to calculate a range of implied share prices for the trust’s common shares based on the present value (as of January 1, 2006) of the projected unlevered free cash flows of the trust during the years 2006 through 2010 and the present value of the estimated terminal value of the trust in 2010, based on 2011 estimated EBITDA, after recurring capital expenditures. The private market unlevered valuation analysis was based on financial forecasts for the trust provided by the management of the trust.
      In calculating the terminal value of the trust, Lazard assumed capitalization rates ranging from 7.0% to 8.0%, and applied such range to the trust’s estimated 2011 EBITDA, after recurring capital expenditures. The projected unlevered free cash flows were then discounted to present value using discount rates ranging from 7.5% to 9.0%, based on prevailing unlevered return expectations for institutional investors. Based on the foregoing, Lazard calculated an implied enterprise value range for the trust of approximately $1.1 billion to $1.3 billion. Assuming year-end 2005 net debt and transaction expenses of approximately $500 million, Lazard calculated a range of implied share prices for the trust’s common shares of $25.39 to $34.35. Lazard noted that the merger consideration fell within this range.

Liquidation Analysis
      Lazard performed a liquidation analysis in order to calculate a range of implied share prices for the trust’s common shares based on the private market value of the trust’s operating real estate. In calculating the market value of the trust’s operating real estate, Lazard assumed recurring capital expenditures per unit ranging from $500 to $700 and capitalization rates ranging from 5.75% to 6.25%, and applied such ranges to the trust’s estimated 2006 cash net operating income, after recurring capital expenditures. The liquidation analysis was based on financial forecasts for the trust provided by the management of the trust and publicly available information.
      Based on the foregoing, Lazard calculated the implied market value of the trust’s operating real estate. Lazard then calculated the implied total equity value of the trust, based on projected year-end 2005 net debt, net other assets and transaction costs associated with liquidation, resulting in a calculated range of implied share prices for the trust’s common shares of $28.45 to $34.86. Lazard noted that the merger consideration fell within this range.

Comparable Transactions Analysis
      Lazard reviewed and analyzed 22 recent precedent merger and acquisition transactions involving public real estate investment trusts with transaction enterprise values greater than $400 million. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to companies in the selected transactions and compared such information to the corresponding information for the trust.
      Lazard reviewed the offer price per share in each of the precedent transactions as a multiple of the target company’s estimated FFO per share. For precedent transactions in which the announcement date of the transaction occurred prior to April 30 of the relevant year, Lazard reviewed the target company’s estimated FFO per share as of the announcement date for the year in which the transaction was announced. For precedent transactions in which the announcement date of the transaction occurred after April 30 of the relevant year, Lazard reviewed the target company’s estimated FFO per share as of the announcement date for the first full year after the year in which the transaction was announced.

      The precedent transactions were (listed by acquiror followed by the acquired company and the date the transaction was publicly announced):

Acquiror	Target	Announce Date

Aslan Realty Partners II LP/ Transwestern	Great Lakes REIT, Inc.	January 22, 2004
Brandywine Realty Trust	Prentiss Properties Trust	October 3, 2005
CalEast Industrial Investors, LLC	CenterPoint Properties Trust	December 7, 2005
Centro Properties Group	Kramont Realty Trust	December 19, 2004
CNL Financial Group, Inc.	RFS Hotel Investors, Inc.	May 8, 2003
Colonial Properties Trust	Cornerstone Realty Income Trust, Inc.	October 25, 2004
Developers Diversified Realty Corporation	JDN Realty Corporation	October 4, 2002
DRA Advisors LLC	Capital Automotive REIT	September 6, 2005
DRA Advisors LLC	CRT Properties Inc.	June 17, 2005
Equity One, Inc.	IRT Property Company	October 29, 2002
General Growth Properties, Inc.	JP Realty, Inc.	March 4, 2002
General Growth Properties, Inc.	The Rouse Company LP	August 20, 2004
Hometown America LLC	Chateau Communities, Inc.	May 29, 2003
HRPT Properties Trust	Hallwood Realty Partners, L.P.	April 16, 2004
ING Clarion Partners, LLC	Gables Residential Trust	June 7, 2005
Kimco Realty Corporation	Mid-Atlantic Realty Trust	June 18, 2003
Morgan Stanley Prime Income Trust	AMLI Residential Properties Trust	October 24, 2005
Pennsylvania Real Estate Investment Trust	Crown American Realty Trust	May 14, 2003
PL Retail LLC	Price Legacy Corporation	August 24, 2004
ProLogis	Catellus Development Corporation	June 6, 2005
ProLogis	Keystone Property Trust	May 3, 2004
Simon Property Group, Inc	Chelsea Property Group, Inc.	June 21, 2004
      The analysis indicated the following multiples:

	Low	Median	Mean	High

Estimated FFO Multiple	6.8x	13.3x	13.4x	20.0x
      Based on the foregoing, Lazard determined a price per share based on estimated FFO per share multiple range of 6.8x to 20.0x, and applied such range to the trust’s estimated 2006 FFO per share, resulting in a range of implied share prices for the trust’s common shares of $12.94 to $38.19. Lazard noted that the merger consideration fell within this range.

Dividend Discount Analysis
      Lazard performed a dividend discount analysis in order to calculate a range of implied share prices for the trust’s common shares based on the present value of the projected future dividend stream of the trust during the years 2006 through 2010 and the present value of the estimated terminal value of the trust’s common shares in 2010. The dividend discount analysis was based on financial forecasts (including dividend policies) for the trust, as provided by the management of the trust.
      This analysis was based on a range of discount rates from 9.0% to 10.0% and a terminal value of the trust’s common shares based on a one-year forward FFO multiple range of 11.0x to 14.0x, applied to the trust’s estimated 2011 FFO. Lazard calculated a range of implied share prices for the trust’s common shares of $28.06 to $35.27. Lazard noted that the merger consideration fell within this range.

Stock Price Comparison
      Lazard reviewed the closing price of the trust’s common shares on December 16, 2005, the high and low prices of the trust’s common shares for the 52-week period ending December 16, 2005, the all-time high and low prices of the trust’s common shares as of December 16, 2005 and the average closing price of the trust’s common shares for the 60-day period ending December 16, 2005. The following table illustrates such prices during such periods:

As of December 16, 2005

	52-Week		All-Time
					60-Day
Current	Low	High	Low	High	Average

$30.30	$25.00	$31.05	$12.00	$31.05	$29.07
      Lazard observed that the merger consideration fell above the high price of the trust’s common shares for the 52-week period ending December 16, 2005, and the all-time high price of the trust’s common shares as of December 16, 2005.

Premiums Paid Analysis
      Using publicly available information, Lazard performed a premiums paid analysis in order to calculate a range of implied share prices for the trust’s common shares based on the implied premiums paid in 37 precedent transactions involving public real estate investment trusts that were announced from January 2000 through December 2005 with transaction enterprise values in excess of $400 million.
      The analysis was based on the one-day implied premiums paid in the precedent transactions indicated. Lazard calculated the implied premiums by comparing the per share offer price at the announcement of the transaction to the target company’s stock price one day prior to the announcement of the transaction.
      The analysis indicated the following premiums paid:

	Low	Median	Mean	High

One-Day Premiums Paid:	(8.4)%	12.4%	13.3%	39.6%
      Based on the foregoing, Lazard determined a premium reference range of (8.4%) to 39.6%, and applied such range to the trust’s common share price on December 16, 2005. Lazard calculated a range of implied share prices for the trust’s common shares of $27.74 to $42.31. Lazard noted that the merger consideration fell within this range.

Miscellaneous
      Lazard’s opinion and financial analyses were not the only factors considered by the trust’s board of trustees in its evaluation of the mergers and should not be viewed as determinative of the views of the trust’s board of trustees or the trust’s management. Lazard has consented to the inclusion of and references to the Lazard opinion in this proxy statement.
      Lazard acted as investment banker to the trust in connection with the mergers and will receive a fee for its services, a portion of which is contingent upon the consummation of the mergers. We have also agreed to reimburse Lazard for travel and other out-of-pocket expenses incurred in performing its services, including the fees and expenses of its legal counsel. In addition, we have agreed to indemnify Lazard against certain liabilities, including liabilities under the federal securities laws relating to or arising out of Lazard’s engagement. Lazard may have provided and may provide investment banking services to one or all of Morgan Stanley, MS Real Estate Funding, L.P. and Onex Real Estate Partners LP, or to one or more of their respective portfolio companies or other affiliates, for which Lazard has received customary fees. In addition, in the ordinary course of their respective businesses, Lazard, Lazard Capital Markets LLC (an entity owned in large part by managing directors of Lazard) and/or their respective affiliates may actively trade securities of the trust for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

      Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for real estate, corporate and other purposes. Lazard was selected to act as investment banker to the trust because of its expertise, its reputation in investment banking and mergers and acquisitions and its independence with respect to the mergers and the other transactions contemplated by the merger agreement.
Legal Proceedings
      We, our operating partnership and our other subsidiaries are not presently subject to any material litigation nor, to our knowledge, has any material litigation been threatened. We are a party to routine litigation and administrative proceedings arising in the ordinary course of business, most of which are expected to be covered by liability insurance and none of which, individually or in the aggregate, we expect will have a material effect on us.
Consent and Voting Agreement
      Concurrently with entering into the merger agreement, Magazine Acquisition, Merger Entity and Merger LLC entered into a consent and voting agreement with Harvey Schulweis, Thomas Brodie, Nancy L. Fisher, The Lerner Foundation and The Bal-Penn Company.
      The consent and voting agreement provides that, at any meeting of our shareholders or any adjournment thereof, Mr. Schulweis, Mr. Brodie, Ms. Fisher and The Lerner Foundation will vote their shares, representing approximately 8.9% percent of our outstanding shares:

•	in favor of the merger, the merger agreement and the other transactions contemplated by the merger agreement; and

•	against:

•	any merger agreement or merger (other than the merger agreement and the merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of the trust or any competing transaction (as defined in the merger agreement); and

•	any amendment of the trust’s declaration of trust or bylaws or other proposal or transaction involving us or any of our subsidiaries, which amendment, proposal or transaction would in any manner delay, prevent or nullify the mergers or the merger agreement or change in any manner the votes of our common shares.
      Also pursuant to the voting agreement, Mr. Schulweis and The Bal-Penn Company, who collectively hold approximately 96% of the outstanding common units in our operating partnership, executed a consent of limited partners of our operating partnership approving and consenting to the transactions contemplated by the merger agreement, including the merger and the partnership merger. Such consents will remain in full force and effect until the termination of the consent and voting agreement.
      Additionally, while the consent and voting agreement is in effect, each of Mr. Schulweis, Mr. Brodie, Ms. Fisher, The Bal-Penn Company and The Lerner Foundation has agreed not to, directly or indirectly:

•	sell, transfer, tender, pledge, encumber, assign or otherwise dispose of or enter into any contract, arrangement or understanding with respect to or consent to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of our common shares or our operating partnership’s common units, except to certain permitted transferees who agree to be bound by the terms of the consent and voting agreement;

•	grant any proxies or powers of attorney, deposit into a voting trust or enter into any other voting arrangement or permit to exist any lien of any nature whatsoever with respect to our common shares or common units in our operating partnership owned by them; or

•	commit or agree to take any of the foregoing actions.
      The voting agreement terminates on the earliest to occur of:

•	the mutual written consent of the parties;

•	the date of the consummation of the mergers; or

•	the termination of the merger agreement pursuant to its terms (including if we terminate the merger agreement to accept a superior competing transaction).
Interests of Our Trustees and Executive Officers in the Mergers
      In considering the recommendation of our board of trustees in connection with the mergers, holders of our common shares should be aware that, as described below, some of our trustees and executive officers have interests in, and will receive benefits from, the mergers that differ from, or are in addition to (and therefore may conflict with), the interests of our shareholders generally. These additional interests are described below. In addition, the number of our common shares and common units owned by our trustees and some of our executive officers as of January 26, 2006 appears below under the section captioned “Principal and Management Shareholders of The Trust” on page 68. Our board of trustees is aware of these interests and considered them in approving the mergers.

Indemnification and Insurance.
      The merger agreement provides that we, and following the merger, the surviving entity, will indemnify and hold harmless any person who is a trustee, director or officer of the trust or any of our subsidiaries at or prior to the effective time of the merger, in respect of certain matters arising prior to the effective time of the merger, to the full extent that a Maryland real estate investment trust is permitted to indemnify its own officers and directors. The merger agreement further provides that, subject to certain limitations, for a period of six years after the effective time of the merger, Merger Entity, as the surviving entity, will maintain, with respect to actions and omissions occurring at or prior to the effective time of the merger, trustees’, directors’ and officers’ liability and fiduciary insurance policies having not less coverage and not less favorable terms than those maintained by the trust as of December 19, 2005, provided that the annual premiums for such policies are no more than 250% of the premiums paid by us for such coverage for fiscal year 2004. For a more complete discussion of these provisions of the merger agreement, see the section captioned “The Merger Agreement — Indemnification; Trustee, Director and Officer Insurance” on page 62.

Options.
      Certain of our employees, including our executive officers and certain of our non-employee trustees, hold options to purchase our common shares, all of which are currently exercisable. In accordance with the terms of the merger agreement, any unexercised options to purchase our common shares will be exchanged for cash in an amount equal to the product of (1) the number of common shares such holder could have purchased under our option plan (assuming full vesting) had such holder exercised such option in full immediately prior to the merger becoming effective and (2) the excess of $33.90, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid, over the exercise price per share of such option, which cash payment shall be treated as compensation and shall be net of any withholding tax.

Restricted Shares.
      The restricted shares we have issued to certain of our executive officers as long-term incentive compensation are subject to forfeiture if certain holding periods are not met. As a result of the merger, any restrictions or forfeiture provisions will terminate or lapse and the restricted shares will be treated under the merger agreement in the same manner as our other common shares, including receipt of the per share merger consideration.
      Our executive officers and non-employee trustees will be entitled to receive the following amounts with respect to their existing options to purchase our common shares and restricted shares upon completion of the mergers, in each case assuming a closing date of the mergers on April 30, 2006:

	Number of Shares	Value of	Number of	Value of
	Underlying Options	Options ($)	Restricted Shares	Restricted Shares ($)

Harvey Schulweis	16,667	218,671	235,000	8,088,700
Thomas Brodie	23,334	328,776	85,000	2,925,700
Alan Lasker	35,814	590,685	33,250	1,144,465
William Fishell	3,334	43,742	19,000	653,980
W. Daniel Brown	30,000	413,000	18,500	636,770
Alan Jaffe	2,000	14,020	0	0
James Berick	16,000	218,240	0	0
H. Grant Hathaway	18,000	257,580	0	0
Nancy L. Fisher	4,000	31,500	0	0
Forrest Hayes	2,000	14,020	0	0
      In addition, in order to achieve certain tax related cost savings in connection with the merger, the restrictions on certain restricted shares held by Mr. Lasker were removed on December 28, 2005. The number of shares held by Mr. Lasker with respect to which such lapse of restrictions applied was 25,500. The restrictions on these shares would have otherwise lapsed in the ordinary course on January 2, 2006 pursuant to the terms of the original grant.

Change in Control Payments to Executive Officers.
      We previously entered into separate severance agreements with each of Harvey Schulweis, Thomas L. Brodie, Alan W. Lasker, W. Daniel Brown, and William J. Fishell.
      Pursuant to these agreements, upon a qualifying termination (as generally defined below) that occurs within two years of the merger, the agreement entitles the executive officers to certain payments and benefits, including (i) a cash severance benefit equal to the sum of (a) a multiple of the executive officer’s then-current base salary plus (b) a multiple of the greater of the executive officer’s cash bonus for the fiscal year before termination or average cash bonus for the last three fiscal years before termination, plus (c) the value of the equity and equity-based compensation awards granted to the executive officer in the fiscal year immediately preceding the termination; (ii) a lump-sum cash amount equal to the pro rata portion of the executive officer’s expected annual bonus for the year of termination based on the bonus the executive officer earned in the immediately preceeding fiscal year; (iii) subject to certain limitations, continued health and life insurance benefits for a period equal to the period upon which the cash severance benefit is based, (iv) certain automobile lease benefits, legal expense and tax preparation reimbursements and (v) any reasonable legal fees and expenses incurred by the executive officer in disputing in good faith any issues relating to the termination, as well as the services of an accountant or attorney of the executive officer’s choice for assistance in enforcing the agreement and preparing related tax returns. To the extent the severance payments exceed a specified threshold, the agreements also provide for a tax gross-up payment to be made to each officer, equal to the amount of excise taxes incurred by that executive under section 4999 of the Internal Revenue Code as a result of payments made in connection with a change in control plus a tax gross-up payment with respect to such excise tax payment such that the officer would be in the same after-tax position as if no excise tax had been imposed under section 4999 of the Internal Revenue Code.
      A “qualifying termination” is any termination of employment without cause or a termination for good reason within two years following the consummation of the merger. A qualifying termination also includes a voluntary termination of employment by the executive officer for any reason during the 30 day period beginning on the first anniversary of the consummation of the merger. The executive officer is deemed to have good reason to terminate his employment if any of the following occur: the assignment to the executive officer of any duties inconsistent with the executive officer’s status as an executive officer of the trust or a substantial adverse alteration in the nature or status of the executive officer’s responsibilities from those in effect immediately prior to the merger; a reduction in the executive officer’s base salary; the relocation of the executive officer’s principal place of employment to a different metropolitan area; or the failure by the trust to continue to provide the executive officer with substantially similar benefits and compensation opportunities.
      The applicable base salary and cash bonus multiplier for Messrs. Schulweis and Brodie is three, for Messrs. Lasker and Fishell is two, and for Mr. Brown is one and a half. Pursuant to these agreements, assuming the relevant officer experiences a qualifying termination immediately following consummation of the merger, such officers are estimated to receive payments approximately equal to (excluding payments attributable to certain gross-up payments made in respect of excise tax payable pursuant to Section 280G of the Internal Revenue Code): $3.6 million to Mr. Schulweis, $3.25 million to Mr. Brodie, $1.2 million to Mr. Lasker, $830,000 to Mr. Fishell, and $710,000 to Mr. Brown.
      Additionally, Mr. Schulweis’ severance agreement (which was entered into on February 2, 2005) provides that, upon certain terminations, he may elect to have his 215,230 common units in our operating partnership redeemed by our operating partnership in exchange for properties or portions thereof selected by him and having a net fair market value (taking into account the liabilities to which they are subject or which are assumed by Mr. Schulweis) equal to the fair market value of such limited partnership interests (which will be equal to the product of (x) the aggregate number of common shares issuable in exchange for his common units and (y) the merger consideration payable to holders of our common shares). Mr. Schulweis has agreed with us and our operating partnership to limit his selection to a specified list of properties for which the parties have agreed on fair market value in the event that Mr. Schulweis elects to have his common units redeemed for properties of our operating partnership. If such redemption is not consummated prior to the effective time of the partnership merger, under the terms of the merger agreement Mr. Schulweis will remain as a direct or indirect limited partner in the surviving partnership and may thereafter elect to have such limited partnership interests redeemed for one or more of the specified properties for a period of one year following the closing. Such exchanges are intended to afford Mr. Schulweis the opportunity to defer the gain existing in his common units.

Consent and Voting Agreement
      Certain of our executive officers have entered into a consent and voting agreement pursuant to which they have agreed to vote their common shares and common units in our operating partnership in favor of the mergers and the other transactions contemplated by the merger agreement and against a competing transaction with a third party. For additional information about the consent and voting agreement, see “The Mergers — Consent and Voting Agreement” on page 44.
THE MERGER AGREEMENT
      The following description summarizes the material provisions of the merger agreement. Shareholders should read carefully the merger agreement, which is attached as Exhibit A to this proxy statement.
      The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.
      The merger agreement contains representations and warranties which we and our operating partnership, on the one hand, and Magazine Acquisition, Merger Entity and Merger LLC, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in our and our operating partnership’s representations and warranties are qualified by information in a confidential disclosure letter that we provided to Magazine Acquisition, Merger Entity and Merger LLC in connection with signing the merger agreement. While we do not believe that our disclosure letter contains information the securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to our underlying disclosure letter. Our disclosure letter contains information that has been included in our general prior public disclosures, as well as additional non-public information. Information concerning the subject matter of our representations and warranties may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in our public disclosures.
The Merger
      Under the merger agreement, the trust will merge with and into Merger Entity, with Merger Entity continuing as the surviving entity. The closing date of the merger will be no later than the third business day after the closing conditions set forth in the merger agreement are satisfied or waived by us, our operating partnership and Magazine Acquisition, Merger Entity and Merger LLC, as applicable, or on such other date as agreed to in writing by the parties. Additionally, Magazine Acquisition may elect to delay the closing to a date to the earlier of (i) the last business day of the month in which all the conditions to closing have been satisfied and (ii) May 1, 2006; however, concurrently with such election, Magazine Acquisition, Merger Entity and Merger LLC must waive all conditions to closing except if a closing condition is thereafter not satisfied because of our or our operating partnership’s intentional breach of a covenant under the merger agreement or because we have not obtained shareholder approval or the transaction has been enjoined. The merger will become effective when the articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law, or such later time as we and Magazine Acquisition may agree and designate in the articles of merger.
The Partnership Merger
      Under the merger agreement, Merger LLC will merge with and into our operating partnership, with our operating partnership continuing as the surviving partnership. The partnership merger will become effective when the articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law, or such later time as we and our operating partnership and Magazine Acquisition, Merger Entity and Merger LLC may agree and designate in the articles of merger. We expect the partnership merger to become effective concurrently with the effective time of the merger.
Merger Consideration to be Received by Holders of Our Common Shares
      At the effective time of the merger, each issued and outstanding common share (other than certain common shares held by us or any of our wholly owned subsidiaries) will be converted into the right to receive a cash payment of $33.90, without interest, plus an amount in cash equal to $0.43 times the number that is arrived at after dividing (A) the number of days from the last day of the last fiscal quarter for which full quarterly dividends on the common shares have been paid up to and including the closing date of the mergers by (B) the total number of days in the fiscal quarter in which the closing date of the mergers occurs without interest. The merger consideration is fixed and will not be adjusted based on changes in the price of our common shares prior to the effective time of the merger. We expect to continue to declare and pay quarterly dividends not to exceed $0.43 per common share for each full quarter that is completed prior to the effective time of the merger.
Treatment of Share Options and Restricted Shares
      At the effective time of the merger, in connection with the merger and pursuant to the merger agreement, each outstanding option to purchase our common shares under our Amended and Restated 1993 Long Term Incentive Plan and our 1997 Long Term Incentive Plan, whether or not then exercisable, will be cancelled in exchange for the right to receive a cash payment in an amount equal to the product of (i) the excess, if any, of $33.90, plus an amount in cash equal to a prorated portion of the dividend payable for the number of days since the last fiscal quarter for which a dividend was declared and paid, over the exercise price per share of such option and (ii) the number of common shares subject to the option. All payments will be made net of any taxes required to be withheld by us or Magazine Acquisition.
      At the effective time of the merger, all restricted share awards granted under our Amended and Restated 1993 Long Term Incentive Plan and our 1997 Long Term Incentive Plan will vest in full immediately prior to the effective time of the merger, the restrictions on such awards will terminate and such shares will be considered as outstanding common shares of the trust for all purposes of the merger agreement. Holders of such restricted share awards will receive the same per share merger consideration as the other holders of common shares of the trust.
Merger Consideration to be Received by Holders of Common Units of Limited Partnership in Our Operating Partnership
      At the effective time of the partnership merger, each issued and outstanding common unit in our limited partnership, other than those, if any, owned by Harvey Schulweis (if Mr. Schulweis does not elect to receive replacement partnership property in redemption of his common units as described in “The Mergers — Interests of Our Trustees and Executive Officers in the Mergers” on page 45), will be converted into and cancelled in exchange for the right to receive $33.90, without interest, plus an amount in cash equal to $0.43 times the number that is arrived at after dividing (A) the number of days from the last day of the last fiscal quarter for which full quarterly distributions on the common units have been paid up to and including the closing date of the mergers by (B) the total number of days in the fiscal quarter in which the closing date of the mergers occurs, without interest. We expect to continue to declare and pay quarterly dividends for each common unit in an amount equal to the quarterly distributions on one common share, not to exceed $0.43 per common share, for each full quarter that is completed prior to the effective time of the partnership merger.
      At the effective time of the partnership merger, each issued and outstanding unit of convertible preferred partnership interest in our operating partnership will be cancelled and retired and will cease to exist, and no payment will be made to the trust, which is the only holder of such units.
Payment Procedures
      On or before the effective time of the merger, Magazine Acquisition will deposit with the exchange agent immediately available funds in the amount of the aggregate merger consideration payable to holders of our common shares (including restricted shares), share options and our operating partnership’s common units. As promptly as practicable, but in no event later than five business days after the effective time of the merger or the partnership merger, as applicable, the exchange agent will send a letter of transmittal to each such holder that will include detailed instructions on how such holder may exchange such holder’s common shares or common units in our operating partnership, as applicable, for the applicable merger consideration. The exchange agent will pay our shareholders who submit their duly completed letters of transmittal and their share certificates and any other documents reasonably requested by the exchange agent or the surviving entity the merger consideration they are entitled to receive, net of any applicable withholding tax. The exchange agent will pay the holders of common units of our operating partnership who submit their completed unitholder letter of transmittal and any other documents reasonably requested by the exchange agent or the surviving entity the merger consideration they are entitled to receive, net of any applicable withholding tax. No interest will be paid on any cash paid pursuant to the mergers.
      None of Magazine Acquisition, Merger Entity, Merger LLC, the surviving entity or the surviving partnership will be liable to any holder of our common shares or common units for any unclaimed merger consideration on such shares or units after the time that applicable laws deem that such property has been abandoned or will escheat to a governmental entity. Immediately prior to the time any merger consideration that is unclaimed would be deemed abandoned or would escheat, such amounts will become the property of the surviving entity or the surviving partnership to the extent permitted by applicable law.
      Under Maryland law, because our common shares were listed on the New York Stock Exchange on the record date for determining those shareholders entitled to notice of, and vote at, the special meeting, appraisal rights are not available to holders of our common shares in connection with the merger. Holders of common units in our operating partnership have the right to object to the partnership merger and to seek appraisal for the fair value of their common units. The holders of approximately 96% of our operating partnership’s outstanding common units have entered into a consent and voting agreement and thereby relinquished their right to object. See “The Mergers — Consent and Voting Agreement” on page 44.
Representations and Warranties of The Trust and Our Operating Partnership
      We and our operating partnership have made certain customary representations and warranties to Magazine Acquisition, Merger Entity and Merger LLC, subject in certain cases to exceptions disclosed in certain portions of our Form 10-K for the fiscal year ended December 31, 2004 or pursuant to the merger agreement and the disclosure letter provided to Magazine Acquisition, Merger Entity and Merger LLC and to qualifications for materiality set forth in the merger agreement. None of these representations and warranties will survive the effective time of the mergers. These representations and warranties include, but are not limited to, the following:

•	the due organization, good standing (where applicable) and authority of the trust, our operating partnership and each of our other subsidiaries;

•	the ownership of our subsidiaries and joint ventures;

•	our capital structure;

•	our and our operating partnership’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the consent and voting agreement;

•	the absence of conflicts, or rights of termination as a result of the transactions contemplated by the merger agreement under any organizational document, loan, credit agreement or note, joint venture arrangement, or any law or order;

•	the absence or receipt of required consents, approvals or authorizations of governmental authorities to complete the transactions contemplated by the merger agreement;

•	our compliance with the rules and regulations of the Securities and Exchange Commission and its reporting requirements;

•	the absence of certain changes or events since September 30, 2005;

•	the absence of undisclosed material liabilities;

•	the absence of defaults under any organizational documents, certain material agreements and laws;

•	our compliance with applicable laws and permits;

•	the absence of certain litigation;

•	tax matters, including REIT qualification matters;

•	our appropriate funding of pension and employee benefit plans and compliance with applicable regulations and other pension and benefits matters;

•	labor and employment matters;

•	matters with respect to intangible property;

•	the absence of violations or liabilities under environmental laws, and other environmental matters;

•	property interests, title and encumbrances, zoning, options on properties, management of properties, our construction projects, personal property and physical condition of our properties;

•	insurance matters;

•	receipt of the opinion of Lazard described under the section captioned “Opinion of Lazard Frères & Co. LLC” on page 37;

•	the vote of our shareholders (and by the limited partners of our operating partnership which has been delivered pursuant to the voting agreement) required to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement;

•	matters with respect to broker’s and finder’s fees;

•	matters with respect to our material contracts;

•	inapplicability of state anti-takeover statutes;

•	matters with respect to related party transactions;

•	the inapplicability of the Investment Company Act of 1940; and

•	the accuracy of information provided by us or any of our subsidiaries for use in this proxy statement.
Representations and Warranties of the Other Parties to the Merger Agreement
      Magazine Acquisition, Merger Entity and Merger LLC have made certain customary representations and warranties to us, subject to exceptions disclosed to us and to customary qualifications for materiality set forth in the merger agreement. None of the representations and warranties will survive the effective time of the merger. These representations and warranties include, but are not limited to, the following:

•	their due organization and good standing;

•	their authorization to enter into the merger agreement and the voting agreement and to complete the transactions contemplated by the merger agreement and the voting agreement;

•	the absence of conflicts, or rights of termination as a result of the transactions contemplated by the merger agreement and the voting agreement under their organizational documents, loan or credit agreement, joint venture document, law or order;

•	the absence or receipt of required consents, approvals or authorizations of governmental authorities to complete the transactions contemplated by the merger agreement and the voting agreement;

•	the accuracy of information provided by Magazine Acquisition or any of its subsidiaries for use in this proxy statement;

•	that Merger Entity and Merger LLC were formed solely for the purpose of engaging in the transactions contemplated by the merger agreement and have engaged in no other business activities;

•	matters with respect to broker’s and finder’s fees; and

•	the absence of litigation or legal proceedings that would reasonably be likely to cause any of the transactions contemplated by the merger agreement or the voting agreement to be rescinded following their completion, or materially impair or delay the ability to Magazine Acquisition, Merger Entity or Merger LLC to perform its obligations under the merger agreement or the voting agreement.

Covenants Regarding Conduct of Our Business
      During the period from December 19, 2005 to the earlier of the termination of the merger agreement or the effective time of the partnership merger, we and our operating partnership have agreed, and have agreed to cause our subsidiaries, to (i) carry on our respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with applicable law and (ii) to the extent consistent with the foregoing clause (i), use commercially reasonable efforts to preserve intact in all material respects our respective business organizations, goodwill, ongoing businesses and relationships with third parties; to keep available the services of our present officers and employees; and to maintain our status as a REIT.
      Without limiting the foregoing, subject to certain exceptions disclosed to Magazine Acquisition, Merger Entity and Merger LLC in connection with the merger agreement, we and our operating partnership have also agreed not to, and have agreed to cause our subsidiaries not to, without the written consent of Magazine Acquisition, among other things:

•	declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of our shares or the partnership interests, shares, stock or other equity interests in any our of subsidiaries that is not directly or indirectly wholly owned by us, other than (i) regular, cash distributions at a rate not in excess of $0.43 per share of our common shares, declared and paid quarterly, in each case, in accordance with past practice, (ii) applicable distributions payable to each holder of units in our operating partnership and convertible preferred partnership interests and (iii) dividends or distributions, declared, set aside or paid by any of our wholly owned subsidiaries to us or any of our direct or indirect wholly owned subsidiaries provided that we may make dividend payments required by the Internal Revenue Code to maintain our REIT status and to eliminate U.S. Federal income tax liability in accordance with the provisions of the merger agreement;

•	split, combine or reclassify any shares, stock, partnership interests or other equity interests or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock, partnership interests or other equity interests;

•	purchase, redeem (except for the conversion or redemption of our 5.375% convertible senior notes) or otherwise acquire any of our common shares, other equity interests or securities; the partnership interests, stock, other equity interests or securities of any of our subsidiaries; or any options, warrants or rights to acquire, or security convertible into, our common shares, other equity interest or securities or the partnership interests, stock or other equity interests in any of our subsidiaries;

•	classify or re-classify any unissued shares of beneficial interest or stock, units, interests, or any other voting or redeemable securities or stock-based performance units of us or any of our subsidiaries;

•	authorize for issuance, issue, deliver, sell, or grant any shares, beneficial interest or stock, units, interests, any other voting or redeemable securities or stock based performance units of us or any of our subsidiaries;

•	authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any of shares of beneficial interest or stock, units, interests, any other voting or redeemable securities, or stock based performance units of us or any of our subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities;

•	amend or waive any option to acquire our common shares;

•	amend our declaration of trust or bylaws, or any other comparable organizational documents of any of our subsidiaries;

•	merge, consolidate or enter into any other business combination transaction, except as permitted by the non-solicitation provisions of the merger agreement; acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity; or purchase any equity interest in or all or substantially all of the assets of any individual, entity, division or business;

•	make, undertake or enter into any new commitments obligating us or any of our subsidiaries to make, capital expenditures; provided that we or any of our subsidiaries may make capital expenditures pursuant to the terms of contracts which have been executed prior to December 19, 2005 and up to 105% of the total amounts set forth as committed capital expenditures in a capital expenditure plan disclosed to Magazine Acquisition with respect to the terms set forth therein; we or any of our subsidiaries may also enter into contracts and make expenditures or make amendments to existing contracts in amounts not to exceed $500,000 individually or $2 million in the aggregate for all such contracts;

•	incur indebtedness except for draws under our existing lines of credit for purposes of funding expenditures pursuant to the capital expenditure plan disclosed in writing to Magazine Acquisition, for working capital purposes in the ordinary course consistent with past practice, and for payment of transaction expenses, dividend payments and payments in respect of our 5.375% convertible senior notes, provided further that we will provide to Magazine Acquisition prompt notice of any such draws;

•	sell, mortgage, subject to lien, lease or otherwise dispose of any of our properties, including by the disposition or issuance of equity securities in any entity that owns our properties;

•	sell, lease, mortgage, subject to lien or otherwise dispose of any of our personal or intangible property, except in transactions made in the ordinary course of business consistent with past practice and which are not material, individually or in the aggregate, or in connection with sales of any of our properties as permitted under the merger agreement;

•	acquire any personal or intangible property, except in transactions made in the ordinary course of business consistent with past practice or in connection with acquisitions permitted under the merger agreement;

•	(i) assume or guarantee the indebtedness of another individual or entity, enter into any “keep well” or other agreement to maintain any financial statement condition of another individual or entity or enter into any arrangement having the economic effect of any of the foregoing, (ii) prepay, refinance or amend any existing indebtedness, (iii) make any loans, advances, capital contributions or investments in any other individual or entity or (iv) pledge or otherwise encumber shares of capital stock or securities in the trust or any subsidiary of the trust;

•	make or rescind any express or deemed material election relating to taxes unless we reasonably determine, after prior consultation with Magazine Acquisition, that such action is required by law or is necessary or appropriate to preserve our status as a REIT or the partnership status of our operating partnership or any other subsidiary of the trust that files tax returns as a partnership for U.S. Federal income tax purposes, provided that we are free to designate any dividend paid as “capital gains dividends” within the meaning of the Internal Revenue Code;

•	enter into, or amend or modify any tax protection agreement, or take any action that would, or could reasonably be expected to, violate any tax protection agreement or otherwise give rise to any liability with respect thereto;

•	amend any tax return in any material respect;

•	except as may be required by the SEC, applicable law or generally accepted accounting principles, (i) fail to maintain books and records in all material respects in accordance with generally accepted accounting principles consistently applied; (ii) change any methods, principles or practices of accounting in effect; (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes that does not individually or in the aggregate exceed $250,000, or change any methods of reporting income or deductions for U.S. Federal income tax purposes from those employed in the preparation of U.S. Federal income tax returns for the taxable year ended December 31, 2004; or (iv) revalue in any material respect any assets, including writing-off accounts receivable;

•	other than as set forth in the merger agreement, (i) adopt, amend or terminate any of our employee benefit plans or adopt any new employee benefit plan, or grant any new stock appreciation rights, options, restricted shares or any other equity-based awards; (ii) enter into or amend any employment severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement or grant or become obligated to grant any increase in the compensation or benefits of officers or employees; (iii) grant any severance or termination pay, or any increase thereof, to any trustee, director, officer or employee, except payments made pursuant to written agreements or plans outstanding on December 19, 2005; (iv) increase the number of our full-time permanent employees by an amount inconsistent with past practice; (v) terminate any employee, other than as would not result in any payment of or obligation to pay severance or termination pay; or (vi) establish, pay, agree to grant or increase any special bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement;

•	subject to certain exceptions, settle or compromise any material litigation, including any shareholder derivative or class action claims;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the trust or any of the trust’s subsidiaries;

•	fail to use commercially reasonable efforts to maintain with financially responsible insurance companies insurance coverage substantially similar in all material respects to the insurance coverage maintained by the trust and the subsidiaries of the trust on December 19, 2005;

•	amend, terminate, waive compliance with, breach or assign any material term of any material contract or enter into a new contract, agreement or arrangement that, if entered into prior to December 19, 2005, would have been required to be disclosed pursuant to the merger agreement;

•	fail to use commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of the trust or any subsidiary of the trust;

•	fail to (i) duly and timely file all material reports, tax returns and other material documents required to be filed with all governmental entities and other authorities (including the New York Stock Exchange), subject to extensions permitted by law or (ii) cause all such reports and other documents to be complete and accurate in all material respects when filed;

•	fail to pay any material taxes or other material debts when due;

•	pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms;

•	change the ownership of any subsidiary of the trust;

•	amend the terms of any of our or our subsidiaries’ outstanding securities;

•	except as provided in merger agreement, enter into any lease, sublease or amendment of any lease or sublease with respect to our New York headquarters, provided, however, that we and our subsidiaries may enter into any lease, sublease or amendment of any lease or sublease on market terms with respect to any period subsequent to March 31, 2006 which requires payments or the incurrence of liabilities by us, any or our subsidiaries or their respective successors in excess of $60,000 in the aggregate; provided that to the extent the closing date will occur after April 30, 2006, we may enter into any month-to-month lease, sublease or amendment of any lease or sublease on market terms, with a term commencing on April 30, 2006 and ending on the last day of the month in which the closing date occurs, and which has monthly rent payments or other obligations which do not exceed $30,000;

•	take any action that, individually or in the aggregate, would reasonably be expected to cause any of the conditions to the closing of the merger contained in the merger agreement not to be satisfied; or

•	agree in writing or otherwise to take any action inconsistent with any of the foregoing.

Other Covenants
      We and the other parties to the merger agreement have agreed to various other covenants in the merger agreement. Some of these covenants are mutual, while others have been made either only by our operating partnership and/or us or only by Merger Entity, Merger LLC and/or Magazine Acquisition.
      The mutual covenants include, but are not limited to:

•	using commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the merger agreement and to complete and make effective the merger, the partnership merger and the other transactions contemplated by the merger agreement, including obtaining all necessary consents, waivers, approvals, and exemptions from governmental entities and other third parties and executing and delivering any additional documents necessary to complete the mergers, provided that Magazine Acquisition will not be required to dispose of or hold separate or to restrict its ownership of any of the assets or liabilities of itself or of the trust or agree to take any action, if such action or agreement individually or in the aggregate would reasonably be expected to have a material adverse effect on (i) the trust and our subsidiaries, taken as a whole, or (ii) Magazine Acquisition and its subsidiaries, taken as a whole;

•	cooperating to prepare this proxy statement and to have this proxy statement cleared by the SEC as promptly as practicable after it is filed with the SEC;

•	certain covenants relating to tax matters, including a covenant to not take or omit to take any action prior to the effective time of the merger that would or may jeopardize, or is inconsistent with, our status as a REIT or the status as a partnership of our operating partnership or any of our subsidiaries that are organized and existing as partnerships or limited liability companies for tax purposes for any period; and

•	subject to certain exceptions, consulting each other and obtaining the other party’s prior consent (not to be unreasonably withheld) before making any public announcement.
      The covenants that our operating partnership and/or we made include, but are not limited to:

•	subject to our right to terminate the merger agreement and enter into a superior competing transaction on the terms and conditions provided in the merger agreement, preparing and filing this proxy statement with the SEC and using commercially reasonable efforts to cause this proxy statement to be mailed to our shareholders at the earliest practicable date;

•	subject to our right to terminate the merger agreement and enter into a superior competing transaction on the terms and conditions provided in the merger agreement, holding a special meeting of our shareholders to vote on the merger;

•	subject to our right to terminate the merger agreement and enter into a superior competing transaction on the terms and conditions provided in the merger agreement, recommending through our board of trustees that our shareholders approve the merger, the merger agreement and the other transactions contemplated by the merger agreement at the special meeting, except to the extent our board has withdrawn such recommendation in accordance with the merger agreement;

•	in case we have not received sufficient vote for the merger at the special meeting of shareholders, adjourning the meeting to a date between 10 and 20 days of the date of adjournment and continuing to use commercially reasonable efforts to solicit proxies for approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement;

•	providing Magazine Acquisition, Merger Entity, Merger LLC and their representatives with access to the properties, offices, books, contracts, personnel, records and other information of the trust and the trust’s subsidiaries;

•	complying with the provisions relating to the conversion of our 5.375% convertible senior notes as may be applicable as a result of the mergers; and

•	using commercially reasonable efforts to cooperate with Magazine Acquisition’s financing at the closing, including by consenting to steps to reorganize our internal structure which will occur simultaneously with the closing; however such steps would only be taken after Magazine Acquisition, Merger Entity and Merger LLC have confirmed that they are prepared to close and immediately begin proceeding with the closing of the mergers.

      The covenants Merger Entity, Merger LLC and/or Magazine Acquisition have made include, but are not limited to:

•	providing or causing the surviving entity to provide our employees who remain employed by Magazine Acquisition or its subsidiaries and who are terminated without cause or who experience a constructive termination as a result of a forced relocation, for a period of not less than one year after the effective time of the merger, the severance benefits available to our employees pursuant to our existing policies (except as specifically set forth in the merger agreement);

•	providing or causing the surviving entity to provide our employees who remain employed by Magazine Acquisition or its subsidiaries, for a period of not less than one year after the effective time of the merger, compensation and employee benefits (other than equity-based compensation) that are substantially comparable to their compensation and benefits immediately before the effective time of the merger; and

•	indemnifying us for any liabilities, losses or taxes suffered or incurred by us in connection with our cooperation with their financing and, if the transaction is not completed, reimbursing us for all of our out-of-pocket costs incurred by us in connection with such cooperation.
No Solicitation
      Pursuant to the merger agreement, we, our operating partnership and our subsidiaries may not, and may not directly or indirectly authorize or permit any of their respective trustees, directors, officers, employers, investment bankers, financial advisors, attorneys, brokers, finders or other agents, affiliates or other representatives to, (i) initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any “competing transaction,” as defined below, (ii) enter into discussions or negotiate with any individual or entity in furtherance of any such inquiries or to obtain a competing transaction and (iii) release any individual or entity from any standstill agreement or similar obligation to us or any of our subsidiaries other than the automatic termination of standstill obligations pursuant to the terms of agreements in effect as of December 19, 2005, by virtue of the execution and announcement of the merger agreement. The merger agreement further provides that we and our operating partnership will, and will cause our other subsidiaries to, take all actions reasonably necessary to cause our respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders or other agents, affiliates or representatives to immediately cease any discussions, negotiations or communications with any party or parties with respect to any competing transaction.
      For purposes of the merger agreement, a “competing transaction” means any of the following (other than the transactions expressly provided for in the merger agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving us or our operating partnership (or any of our other subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets (including by means of an issuance, sale or other disposition of voting securities) of the trust and the trust’s subsidiaries, taken as a whole, or of 30% or more of any class of voting securities of the trust, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 30% or more of any class of voting securities of the trust (or any of the trust’s subsidiaries).
      We and our operating partnership are required to notify Magazine Acquisition promptly following receipt of the relevant details relating to any proposal (including the identity of the parties and all material terms thereof) which we, our operating partnership, any of our other subsidiaries or our respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders or other agents, affiliates or representatives receive after December 19, 2005 relating to a competing transaction. We are also required to keep Magazine Acquisition reasonably informed on a current basis as to the status of and any material developments regarding any such proposal.
      Notwithstanding these restrictions, following our receipt of a proposal from a third party for a competing transaction (that was not solicited, encouraged or facilitated in violation of our obligations set forth above), our board of trustees may contact such third party and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the capability of completion, so as to determine whether the proposal for a competing transaction is reasonably likely to lead to a “superior competing transaction,” as defined below. If our board of trustees determines in good faith following consultation with its legal and financial advisors that such proposal for a competing transaction is reasonably likely to lead to a superior competing transaction and after consultations with outside legal counsel, that failure to take action would be inconsistent with its duties to the trust or our shareholders under applicable law, our board of trustees (directly or through representatives) may:

•	furnish non-public information with respect to us and our subsidiaries to the third party who made such proposal, provided that we have furnished, or concurrently furnish, such information to Magazine Acquisition and that such third party sign a confidentiality agreement that is at least as favorable to us as the one signed by Magazine Acquisition;

•	disclose to our shareholders any information required to be disclosed under applicable law;

•	participate in negotiations regarding such proposal; and

•	following receipt of a proposal for a competing transaction that constitutes a superior competing transaction, but prior to obtaining shareholder approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, (i) fail to make, withdraw or modify in a manner adverse to Magazine Acquisition its recommendation to our shareholders that they approve the merger, the merger agreement and the other transactions contemplated by the merger agreement or recommend that our shareholders approve such superior competing transaction; (ii) terminate the merger agreement for the purpose of entering into a binding written agreement concerning a superior competing transaction pursuant to the relevant termination provision of the merger agreement (which includes payment of the $20 million break-up fee); and (iii) take any action that any court of competent jurisdiction orders us to take.
      Our board of trustees may not take any of the actions referred to in the immediately preceding bullet points unless our board of trustees has given Magazine Acquisition at least three business days’ prior notice of its intent to take such action and has taken into account any amendment to the merger agreement entered into or to which Magazine Acquisition irrevocably covenants to enter into and for which all internal approval of Magazine Acquisition have been obtained prior to our board’s determination. In addition, neither we nor our board of trustees may recommend to our shareholders any competing transaction that is not a superior competing transaction.
      For purposes of the merger agreement, a “superior competing transaction” means a bona fide, unsolicited, written proposal for a competing transaction made by a third party which our board of trustees determines (after taking into account any amendments to the merger agreement entered into or which Magazine Acquisition irrevocably covenants to enter into and for which all internal approval of Magazine Acquisition have been obtained prior to our board’s determination) in good faith and after consultation with its financial and legal advisors, is on terms which are more favorable from a financial point of view (including financing terms, any termination fee or expense reimbursement payable under the new proposed merger agreement, any conditions to the consummation of the new proposed merger agreement and the likelihood of the competing transaction proposal being completed) to our shareholders than the mergers and the other transactions contemplated by the merger agreement.
Conditions to the Mergers
      The parties’ obligations to complete the mergers are subject to the conditions specified in the merger agreement. Some of the conditions are mutual, meaning that if the condition is not satisfied, none of the parties would be obligated to close the mergers. In addition, the merger agreement includes additional conditions in favor of either Magazine Acquisition, Merger Entity and Merger LLC, on the one hand, or us and our operating partnership, on the other hand, meaning that if the condition is not satisfied that party could waive it to the extent legally permissible and the other party would remain obligated to close the mergers.
      The mutual conditions are:

•	approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement by our shareholders; and

•	absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger, the partnership merger or any of the other transactions or agreements contemplated by the merger agreement or the voting agreement.
      The additional conditions in favor of Magazine Acquisition, Merger Entity and Merger LLC, which can be waived to the extent legally permissible by such parties if they are not satisfied, are:

•	our representations and warranties and those of our operating partnership contained in the merger agreement, in case of representations and warranties relating to our organization and good standing, capitalization, authority to enter into the mergers, our charter, our receipt of the opinion of Lazard described under the section captioned “Opinion of Lazard Frères & Co. LLC” on page 37, the vote of our shareholders required to approve the merger, matters relating to brokers’ fees and finders’ fees, the waiver of certain antitakeover statutes and ownership limitations in our declaration of trust and the fact that we are not required to be registered as an investment company, being true and correct in all material respects, and in the case of all other representations and warranties, being true and correct (without giving effect to any materiality or material adverse effect qualifier) except as would not individually or the aggregate constitute a material adverse effect, as of December 19, 2005 and as of the closing of the merger as if made on and as of such date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date);

•	performance in all material respects of our and our operating partnership’s covenants and agreements under the merger agreement at or prior to the effective time of the mergers;

•	absence of any changes, events or circumstances subsequent to December 19, 2005 that would, individually or in the aggregate, constitute a material adverse effect on us, as described in the section captioned “The Merger Agreement — Definition of Material Adverse Effect” on page 63;

•	delivery to Magazine Acquisition of certificates signed on our behalf by our chief executive officer and our chief financial officer as to the satisfaction of the above three conditions;

•	absence of (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of ten hours, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement or escalation of a war, armed hostilities or other international or national calamity resulting in a major dislocation of financial markets that materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (iv) a material acceleration or worsening of any conditions set forth in clauses (i), (ii) or (iii) above that existed as of December 19, 2005, provided that this condition can be used to delay the closing only once, will be deemed satisfied upon the expiration of 10 business days after any party’s assertion of this condition and each of Magazine Acquisition, Merger Entity and Merger LLC will be deemed to have waived all other conditions to closing upon invocation of this condition (except for any failure cause by our or our operating partnership’s intentional breach of a covenant); and

•	delivery to us of a tax opinion of Skadden, our tax counsel (or other nationally recognized tax counsel satisfactory to Magazine Acquisition), dated as of the closing date of the merger, opining that we have been organized and have operated in conformity with the requirements for qualification as a REIT through and including our taxable year ending on the closing date of the mergers.
      The additional conditions in our and our operating partnership’s favor, which can be waived by us to the extent legally permissible if they are not satisfied, are:

•	the representations and warranties of Magazine Acquisition, Merger Entity and Merger LLC contained in the merger agreement, in case of representations and warranties qualified by materiality being true and correct, and in case of representations and warranties not qualified by materiality, being true and correct in all material respects, as of December 19, 2005 and as of the closing of the merger as if made on and as of such date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date);

•	performance in all material respects of the covenants and agreements of Magazine Acquisition, Merger Entity and Merger LLC under the merger agreement at or prior to the effective time of the merger; and

•	delivery to us and our operating partnership of certificates signed on behalf of Magazine Acquisition, Merger Entity and Merger LLC by the president and the chief financial officer of Magazine Acquisition as to the satisfaction of the above two conditions.
      In the event that Magazine Acquisition elects to delay the closing until the end of the month in which all conditions to closing were satisfied or delays the closing date of the mergers for up to ten business days because of an adverse market condition (as described above), then our obligations to satisfy the conditions to closing will be tested as of the date that Magazine Acquisition initially gives us notice of such delay (unless we thereafter fail to satisfy a condition to closing as the result of an intentional breach of the merger agreement by us or our operating partnership.
Guaranty of MS Real Estate Funding, L.P. and Onex Real Estate Partners LP
      The obligations of Magazine Acquisition, Merger Entity and Merger LLC under the merger agreement to pay any amounts payable by any of Magazine Acquisition, Merger Entity or Merger LLC to

us and to our operating partnership arising out of or resulting from any failure of any of Magazine Acquisition, Merger Entity or Merger LLC to pay or perform any of their obligations under the merger agreement are guaranteed by each of MS Real Estate Funding, L.P. (an indirect, wholly-owned subsidiary of Morgan Stanley whose obligations for claims made under such guaranty on or prior to June 30, 2006 have been separately guaranteed by Morgan Stanley) and Onex Real Estate Partners LP to a maximum amount not to exceed $200 million in the aggregate. The guaranties will be the primary source of recourse to us and our operating partnership in the event that Magazine Acquisition, Merger Entity and Merger LLC breach any of their obligations under the merger agreement.
Termination
      The merger agreement may be terminated prior to the effective time of the merger, whether before or after the required shareholder approval for the merger is obtained:

•	by mutual written consent of us and Magazine Acquisition;

•	by Magazine Acquisition, Merger Entity and Merger LLC, if we breach any representation, warranty, covenant or agreement set forth in the merger agreement, or if any of our representations or warranties become untrue, in either case such that the related conditions to the obligations of Magazine Acquisition, Merger Entity and Merger LLC to close the merger would be incapable of being satisfied by May 1, 2006 (or such later date if Magazine Acquisition delays the closing of the merger due to certain market conditions in accordance with the merger agreement or in order to cause the closing to occur at the end of the month in which all conditions to closing have been satisfied), which date we refer to in the proxy statement as the termination date;

•	by us and our operating partnership, if Magazine Acquisition, Merger Entity or Merger LLC breaches any representation, warranty, covenant or agreement set forth in the merger agreement, or if any representations or warranties of Magazine Acquisition, Merger Entity and Merger LLC become untrue, in either case such that the related conditions to the obligations of the trust and our operating partnership to close the mergers would be incapable of being satisfied by the termination date;

•	by either us and our operating partnership or Magazine Acquisition, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the completion of the merger becomes final and nonappealable;

•	by either us and our operating partnership or Magazine Acquisition, if the merger shall not have been completed before the termination date, provided that if a party has materially breached a representation, warranty or covenant set forth in the merger agreement, it will not be entitled to exercise its right to terminate the merger agreement for this reason;

•	by either us or Magazine Acquisition if our shareholders fail to approve the merger as contemplated by the merger agreement;

•	by us if, prior to obtaining shareholder approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of trustees authorizes us, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a superior competing transaction, provided that for the termination to be effective, we must pay the break-up fee in accordance with the merger agreement, as discussed in the section captioned “The Merger Agreement — Break-up Fees and Expenses” on page 61 (we refer to this as our superior transaction termination right);

•	by Magazine Acquisition, if our board of trustees (directly or through representatives), following our receipt of a proposal from a third party for a competing transaction that constitutes a superior competing transaction and prior to obtaining shareholder approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement, and subject to complying with the terms of the merger agreement:

•	(i) fails to make, or withdraws or modifies in a manner adverse to Magazine Acquisition, its recommendation to our shareholders that they approve the merger or recommends that our shareholders approve such superior competing transaction;

•	(ii) terminates the merger agreement as provided in the preceding bullet;

•	(iii) takes any action that any court of competent jurisdiction orders us to take in connection with a superior competing transaction; or

•	(iv) publicly announces a decision or intention to take any action specified in clauses (i), (ii) or (iii) above
      (we refer to this as Magazine Acquisition’s superior transaction response termination right); or

•	by Magazine Acquisition, if we intentionally breach our obligations under the merger agreement to call or hold the special meeting of our shareholders for the purpose of considering the merger or to mail this proxy statement to our shareholders in advance of the special meeting.
      We have also agreed to reimburse up to $3 million of Magazine Acquisition’s expenses under certain circumstances upon termination of the merger agreement. See “The Merger Agreement — Break-Up Fees and Expenses” on page 61.
      A terminating party is required to provide written notice of termination to the other parties to the merger agreement, specifying with particularity the basis for such termination. If more than one reason to terminate the merger agreement is available, a terminating party may rely on any or all available reasons for any such termination.
Break-up Fees and Expenses
      We and our operating partnership have also agreed to pay Magazine Acquisition a break-up fee of $20 million, if:

•	we exercise our superior transaction termination right;

•	Magazine Acquisition exercises its superior transaction response termination right; or

•	Magazine Acquisition terminates the merger agreement because we intentionally breach our obligations under the merger agreement to call or hold the special meeting of our shareholders for the purpose of considering the merger or to mail this proxy statement to our shareholders in advance of the special meeting.
      We and our operating partnership have also agreed to pay Magazine Acquisition the break-up fee of $20 million less any break-up expenses previously paid, if each of the following occurs:

•	(i) Magazine Acquisition, Merger Entity and Merger LLC terminate the merger agreement because we breach any representation, warranty, covenant or agreement set forth in the merger agreement, or because any of our representations or warranties become untrue, in either case such that the related conditions to the obligation of Magazine Acquisition, Merger Entity and Merger LLC to close the merger would be incapable of being satisfied by the termination date; or (ii) we or Magazine Acquisition terminate the merger agreement because our shareholders fail to approve the merger; and

•	after December 19, 2005 and prior to any termination pursuant to clause (i) or (ii) above, an individual or entity makes a proposal that constitutes a competing transaction under the terms of the merger agreement and, within nine months of any such termination, we complete a competing transaction or enter into a written agreement with respect to a competing transaction that is ultimately completed, with any individual or entity.

      The payment described above will be made promptly, but in no event later than five business days after, the date a competing transaction is actually completed.
      Additionally, we and our operating partnership have agreed to reimburse Magazine Acquisition for “break-up expenses” up to $3 million representing Magazine Acquisition’s out-of-pocket, third-party expenses incurred from and after October 11, 2005 in connection with the merger agreement and the transactions contemplated by the merger agreement, including reasonable attorneys’, accountants’ and investment bankers’ fees, if:

•	Magazine Acquisition, Merger Entity and Merger LLC terminate the merger agreement because we breach any representation, warranty, covenant or agreement set forth in the merger agreement, or because any of our representations or warranties become untrue, in either case such that the related conditions to the obligation of Magazine Acquisition, Merger Entity and Merger LLC to close the mergers would be incapable of being satisfied by the termination date; or

•	we or Magazine Acquisition terminate the merger agreement because our shareholders fail to approve the merger.
      Magazine Acquisition has agreed to reimburse us and our operating partnership for our out-of-pocket, third-party expenses incurred from and after October 11, 2005 in connection with the merger agreement, if we and our operating partnership terminate the merger agreement because Magazine Acquisition, Merger Entity and Merger LLC breach any representation, warranty, covenant or agreement set forth in the merger agreement, or because any representations or warranties of Magazine Acquisition, Merger Entity and Merger LLC become untrue, in either case such that the related conditions to the obligation of the trust and our operating partnership to close the merger would be incapable of being satisfied by the termination date.
Amendment of the Merger Agreement
      The parties may amend the merger agreement in writing by action of their respective board of trustees or board of directors, or other comparable bodies, at any time before or after our shareholders approve the merger and prior to the filing of the articles of merger with the State Department of Assessments and Taxation of Maryland, provided that after our shareholders approve the merger, no amendment to, modification of or supplement to the merger agreement can be made that would require the approval of our shareholders without first obtaining such shareholder approval.
Indemnification; Trustee, Director and Officer Insurance
      The merger agreement provides that, in the event of any threatened or actual claim, action, suit, demand, proceeding, or investigation whether civil, criminal or administrative, in which any person who is, has been or becomes prior to the effective time of the merger a trustee, director or officer of the trust or any of our subsidiaries (collectively, the “indemnified parties”) is, or is threatened to be, made a party because (i) the person is or was a trustee, director, officer, employee or agent of the trust or one of our subsidiaries at or prior to the effective time of the merger, (ii) the person is or was serving at our request as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at or prior to the effective time of the merger or (iii) of the negotiation, execution or performance of the merger agreement, any agreement or document contemplated by or delivered in connection with the merger agreement or any of the transactions contemplated by the merger agreement, we and, after the effective time of the merger, the surviving entity will indemnify and hold harmless each indemnified party to the fullest extent that a Maryland real estate investment trust is permitted under applicable law to indemnify its own officers and directors against any liability or expense incurred in connection with any of these claims or proceedings.
      The merger agreement also provides that all rights to indemnification existing in favor of, and all exculpations and limitations of personal liability of, the indemnified parties provided for in our organizational documents, as well as the specified indemnification agreements as in effect on

December 19, 2005, with respect to matters occurring at or prior to the effective time of the merger, including the merger, will continue in full force and effect in accordance with their terms.
      The merger agreement further provides that, for a period of six years after the effective time of the merger, Merger Entity, as the surviving entity, will, and Magazine Acquisition will cause the surviving entity to, maintain in effect, with respect to actions and omissions occurring at or prior to the effective time of the merger, trustees’, directors’ and officers’ liability insurance and fiduciary insurance policies of not less than the existing coverage under, and having other terms not less favorable to the insured persons than, the trustees’, directors’ and officers’ liability insurance coverage maintained by us as of December 19, 2005, provided that, in satisfying such obligation, neither Magazine Acquisition nor Merger Entity is obligated to pay annual premiums in excess of 250% of the aggregate annual amount that we and our subsidiaries paid for such insurance coverage in fiscal year 2004, as disclosed to Magazine Acquisition prior to the date of the merger agreement.
      The provisions of the merger agreement described under this section captioned “Indemnification; Trustee, Director and Officer Insurance” are intended for the benefit of the indemnified parties and are enforceable by the indemnified parties.
Definition of Material Adverse Effect
      Under the merger agreement, a “material adverse effect” means, with respect to the trust, any change, event, effect, liability or set of circumstances, when taken together with all other adverse changes, events, effects, liabilities or sets of circumstances that have occurred, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the trust and our subsidiaries taken as a whole. However, any change, event, effect, liability or set of circumstances resulting from the following will not be considered a material adverse effect:

•	changes in conditions (including changes in law or generally accepted accounting principles) affecting the multifamily residential or real estate industries generally, the United States of America or global economy, which do not affect the trust or our subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the multifamily residential industry;

•	the announcement or performance of the merger agreement or the transactions contemplated by the merger agreement and the voting agreement;

•	the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the Unites States of America, which does not affect the trust or our subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the multifamily residential industry; and

•	earthquakes, hurricanes, other natural disasters or acts of God, which do not affect the trust or our subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the multifamily residential industry.
Regulatory Approvals
      No material Federal or state regulatory approvals are required to be obtained by us or the other parties to the merger agreement in connection with either the merger or the partnership merger.
OUR CONDUCT IN THE EVENT
THE MERGERS ARE NOT COMPLETED
      In the event the mergers are not completed for any reason, we expect to continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our shareholders over time. In addition, in such event, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity securities.
FEES AND EXPENSES
      We estimate that we will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of fees and expenses of investment bankers, attorneys and accountants, filing fees and other related charges, totaling approximately $12 million, assuming the mergers and the related transactions are completed.
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES
      The following is a summary of certain anticipated material Federal income tax consequences of the merger generally relevant to holders of our common shares, assuming that the mergers are consummated as contemplated in the merger agreement and this proxy statement. This summary is based upon existing Federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of Federal income taxation which may be important to particular shareholders in light of their individual circumstances, such as common shares held by shareholders subject to special tax rules (e.g., financial institutions, insurance companies, partnerships or other pass-through entities (and persons holding their common stock through a partnership or other pass-through entity) broker-dealers, and tax-exempt organizations) or to persons that hold the common shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for Federal income tax purposes or U.S. shareholders (as defined below) that have a functional currency other than the United States dollar, persons who are subject to the alternative minimum tax, or a person who holds more than 5% of our common shares, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that shareholders will hold their common shares as “capital assets.” Each shareholder is urged to consult his or her tax advisor regarding the Federal, state, local, and foreign income and other tax consequences of the merger.
      For purposes of this summary, a “U.S. shareholder” is a beneficial owner of common shares that is, for Federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for Federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated. A shareholder that is not a U.S. shareholder is referred to herein as a “non-U.S. shareholder.”
      If a partnership, including for this purpose any entity that is treated as a partnership for Federal income tax purposes, holds common shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A shareholder that is a partnership and the partners in such partnership should consult their tax advisors about the Federal income tax consequences of the merger.
Consequences to Us of the Merger.
      We will treat the merger as if we had sold all of our assets to Magazine Acquisition in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our shareholders in full redemption of our common shares.

Consequences to U.S. Shareholders
      General. The merger will be treated as a taxable sale by you of your common shares of the trust in exchange for the merger consideration. As a result, U.S. shareholders will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and the shareholder’s adjusted tax basis in the common shares exchanged. Generally, any gain or loss recognized should be capital gain or loss and will constitute long-term capital gain or loss if you have held the common shares for more than one year as of the effective time of the merger. If you hold blocks of shares which were acquired separately at different times or prices, you must separately calculate your gain or loss for each block of shares.
      Special Rule for U.S. Shareholders Who Have Held Shares Less than Six Months. A U.S. shareholder who has held our common shares for less than six months at the effective time of the merger, taking into account the holding period rules of section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of common shares in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such shareholder’s share of any designated retained capital gains, with respect to those common shares.
      Unrecaptured Section 1250 Gain. The IRS has the authority to prescribe regulations that would apply a capital gain tax rate of 25%, which is generally higher than the long-term capital gain tax rates for noncorporate shareholders, to the portion, if any, of the capital gain realized by a noncorporate shareholder on the sale of REIT shares to the extent that such gain is attributable to the REIT’s “unrecaptured Section 1250 gain.” The IRS has not yet issued such regulations, but it may in the future issue regulations that apply to the merger retroactively.
Consequences to Non-U.S. Shareholders
      General. Non-U.S. shareholders will recognize gain or loss equal to the difference in the amount of cash received in the merger and the shareholder’s adjusted tax basis in the common shares exchanged. Subject to the discussion below regarding the treatment of some of the merger proceeds as a distribution, a non-U.S. shareholder should not be subject to Federal income taxation on any gain recognized, unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. shareholder, (2) that shareholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (3) that shareholder’s common shares constitute a “U.S. real property interest”, or “USRPI”, within the meaning of the Foreign Investment in Real Property Act of 1980, or “FIRPTA”.
      A non-U.S. shareholder’s common shares will constitute a USRPI if (1) we are not a “domestically-controlled qualified investment entity” at the effective time of the merger and (2) the selling non-U.S. shareholder owns (after application of certain constructive ownership rules) more than five percent (5%) of our common shares (based on the fair market value of our common shares) at any time during the five years preceding the sale or exchange. We will be a domestically controlled qualified investment entity at the effective time of the merger if non-U.S. shareholders held less than 50% of the value of our outstanding equity interests at all times during the 5 year period ending with the effective time of the merger. Based on the record ownership of our outstanding equity interests, we believe that we are a domestically-controlled qualified investment entity and your common shares are not USRPIs. No assurances, however, can be given that the actual ownership of our outstanding equity interests has been or will be sufficient for us to qualify as a domestically-controlled qualified investment entity at the effective time of the merger.
      If a non-U.S. shareholder’s common shares constitute a USRPI within the meaning of FIRPTA or if the gain from the merger is otherwise effectively connected with a U.S. trade or business of the non-U.S. shareholder, that shareholder will be subject to Federal income tax generally at regular capital gains rates with respect to that gain. In addition, the non-U.S. shareholders that are corporations may be subject to the 30% branch profits tax.

      If the non-U.S. shareholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that shareholder will be subject to a 30% tax on his capital gains.
      U.S. Taxation if Taxed as a Distribution. The discussion above assumes that you will be treated as selling your common shares for purposes of the FIRPTA provisions of the Code. It is possible that the IRS could contend that, under the FIRPTA provisions of the Code, some portion of your merger proceeds were received in a distribution from us rather than on a sale of your common shares. If the IRS were successful, a non-U.S. shareholder who owned (after application of certain constructive ownership rules) more than five percent (5%) of our common shares (based on the fair market value of our common shares) at any time during the 1-year period ending on the date on which the merger consideration is distributed would be subject to Federal income tax at capital gain rates on the merger consideration to the extent the distribution was attributable to gain that we recognized from the sale of USRPIs (including the disposition of our interest in our operating partnership as part of the merger). This tax would apply regardless of whether or not (1) the non-U.S. shareholder conducted a U.S. trade or business, (2) the non-U.S. shareholder was present in the U.S. for 183 days or more during the taxable year of disposition, or (3) the common shares constituted a USRPI.
      Income Tax Withholdings. Any merger consideration paid to a non-U.S. shareholder will be subject to income tax withholding at a rate of ten percent (10%) if (1) we are not a “domestically-controlled qualified investment entity” (as defined above) and (2) the non-U.S. shareholders owns (after application of certain constructive ownership rules) more than five percent (5%) of our common shares (based on the fair market value of our common shares). Because of difficulties in determining whether we are a domestically-controlled qualified investment entity, non-U.S. shareholders owning in excess of five percent (5%) of our common shares at any time during the 1-year period ending on the date on which the merger consideration is distributed should anticipate that ten percent (10%) of their merger consideration will be withheld and paid over to the IRS. Such a non-U.S. shareholder may be entitled to a refund or credit against the shareholder’s U.S. tax liability with respect to the amount withheld, provided that required information is furnished to the IRS on a timely basis. Non-U.S. shareholders should consult their own tax advisor regarding withholding tax considerations.
      Treaties. An applicable income tax treaty may modify certain of these consequences for a non-U.S. shareholder eligible for treaty benefits. Non-U.S. shareholders should consult with their tax advisors regarding application of such a treaty.
PROPOSAL NO. 2:
ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
      If the number of our common shares present or represented and voting in favor of Proposal No. 1 (regarding approval of the merger, the merger agreement and the other transactions contemplated by the merger agreement) is insufficient to adopt that proposal under the Maryland REIT Law, we intend to move to adjourn the special meeting in order to enable our board of trustees to solicit additional proxies in respect of such proposal. In that event, we will ask our shareholders to vote only upon the adjournment proposal, and not Proposal No. 1.
      In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of trustees to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting for the purpose of soliciting additional proxies. If the shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or a toll-free telephone number. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger to defeat that proposal, we could adjourn the special meeting without a vote on the merger and seek to convince the holders of those shares to change their votes to votes in favor of the merger. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.
Vote Required and Board Recommendation
      Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires a majority of the votes cast on the proposal. No proxy that is specifically marked “AGAINST” the merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.
      Our board of trustees believes that if the number of common shares present or represented at the special meeting and voting in favor of approval of the merger is insufficient to approve that proposal, it is in the best interests of the trust, our operating partnership, our shareholders and the holders of our operating partnership’s common units to enable our board of trustees to continue to seek to obtain a sufficient number of additional votes in favor of approval of the merger to bring about its approval.
      Our board of trustees unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.
MARKET PRICE AND DIVIDEND DATA
      Our common shares are traded on the New York Stock Exchange under the symbol “TCT”. This table shows, for the periods indicated, the range of high and low sales prices for our common shares as quoted on the New York Stock Exchange (rounded to the nearest cent), and the quarterly cash dividends declared per share for the periods indicated.

	High	Low	Dividend

Year ended December 31, 2003
First Quarter	$21.34	$19.70	$0.43
Second Quarter	$23.81	$20.62	$0.43
Third Quarter	$24.69	$22.60	$0.43
Fourth Quarter	$25.49	$22.76	$0.43
Year ended December 31, 2004
First Quarter	$27.20	$25.00	$0.43
Second Quarter	$27.93	$22.62	$0.43
Third Quarter	$25.83	$24.09	$0.43
Fourth Quarter	$29.06	$25.84	$0.43
Year ended December 31, 2005
First Quarter	$28.00	$25.20	$0.43
Second Quarter	$29.26	$25.66	$0.43
Third Quarter	$29.70	$27.22	$0.43
Fourth Quarter	$33.90	$26.79	—	*
Year ended December 31, 2006
First Quarter (as of January 26, 2006)	$34.30	$33.81	—

*	We declared and paid dividends of $0.43 per share in each of the four fiscal quarters of 2005 in respect of the Fourth Quarter of 2004 and the first three fiscal quarters of 2005, respectively. We expect to declare in February 2006 and pay on March 10, 2006 a dividend in the amount of $0.43 for the Fourth Quarter of 2005.

      The following table sets forth the closing per share sales price of our common shares, as reported on the New York Stock Exchange on December 19, 2005, the last full trading day before the public announcement of the proposed merger, and on January 26, 2006, the latest practicable trading day before the printing of this proxy statement:

TCT Common Share Closing Price

December 19, 2005	$29.79
January 26, 2006	$34.30
PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF THE TRUST
      The following table sets forth the beneficial ownership of the common shares as of January 26, 2006 for (1) each person who is known to The Town and Country Trust to have been the beneficial owner of more than five percent of the common shares outstanding on January 26, 2006, (2) each of our current trustees and each of our executive officers at the end of the fiscal year ending December 31, 2005, (3) an individual that served as an executive officer during our last completed fiscal year but was not serving as an executive officer at the end of our last completed fiscal year; and (4) our trustees and executive officers as a group. The number of common shares beneficially owned by a person in the second column below includes the number of common shares for which a person holds an option, exercisable within sixty days of January 26, 2006, to acquire and the number of total shares and share equivalents in the fifth column below includes the sum of the second column below and the number of common shares into which common units owned by the person are exchangeable and convertible. Except as otherwise noted, the address of each person listed in the table is c/o The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202.

	Shares		% of	Ownership of		Total Shares and
	Beneficially		Outstanding	Share		Share Equivalents/
Name	Owned(1)(2)		Shares	Equivalents(3)		%(4)

Harvey Schulweis(5)	448,940		2.5%	215,230		664,170/ 3.7%
Nancy L. Fisher(6)	11,500	(7)	*	2,152,299		2,163,799/10.9%
James H. Berick	27,550	(8)	*	—		—
H. Grant Hathaway	74,000		*	—		—
Thomas L. Brodie(9)	114,824		*	—		—
Alan W. Lasker	98,342		*	—		—
W. Daniel Brown	49,644		*	—		—
William J. Fishell	31,334		*	—		—
James Dolphin(10)	—		*	—		—
Forrest Hayes	2,000		*	—		—
Alan Jaffe	2,000		*	—		—
All Trustees and Executive Officers as a Group (11 persons)	860,134	(11)	4.9%	—		—
The Lerner Foundation	1,000,000	(12)	5.7%	—		—
c/o Squire, Sanders &
Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
The Alfred Lerner Trust	0		0%	2,152,299	(13)	2,152,299/ 10.8%
c/o Squire, Sanders &
Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Cohen & Steers Capital
Management, Inc.	1,744,100	(14)	9.9%	—		—
757 Third Avenue
New York, NY 10017

	Shares		% of	Ownership of	Total Shares and
	Beneficially		Outstanding	Share	Share Equivalents/
Name	Owned(1)(2)		Shares	Equivalents(3)	%(4)

LaSalle Investment
Management Securities LP	1,822,877	(15)	10.3%	—	—
100 E. Pratt Street
20th Floor
Baltimore, Maryland 21202

*	Less than 1% of the common shares outstanding.

(1)	Includes the following number of common shares which are not owned but can be purchased within 60 days upon the exercise of options: 4,000 by Nancy L. Fisher; 16,000 by James H. Berick; 18,000 by H. Grant Hathaway; 16,667 by Mr. Schulweis; 23,334 by Mr. Brodie; 35,814 by Mr. Lasker; 30,000 by Mr. Brown; 3,334 by Mr. Fishell; 2,000 by Mr. Hayes; 2,000 by Mr. Jaffe; and 151,149 by all trustees and executive officers (including Mr. Dolphin) as a group.

(2)	Includes the following number of restricted common shares: 235,000 for Mr. Schulweis; 85,000 for Mr. Brodie; 33,250 for Mr. Lasker; 18,500 for Mr. Brown; 19,000 for Mr. Fishell; and 390,750 for all trustees and executive officers as a group.

(3)	In consideration of the contributions of their interests in the trust’s original properties as part of the formation of the trust, the late Mr. Lerner and Mr. Schulweis retained beneficial ownership of their limited partnership interests in our operating partnership, in which the trust is an 87.7% general partner. As of January 26, 2006, the Alfred Lerner Trust dated June 29, 2001 and Mr. Schulweis beneficially owned, directly or indirectly, 10.70% and 1.07% limited partnership interests, respectively, in our operating partnership. The limited partners of the operating partnership share proportionately with the trust, as general partner, in the net income or loss and any distributions of the operating partnership; therefore, the Alfred Lerner Trust’s indirect 10.70% limited partnership interest in our operating partnership is the economic equivalent of 2,152,299 common shares and Mr. Schulweis’ 1.07% limited partnership interest in our operating partnership is the economic equivalent of 215,230 common shares. Pursuant to the partnership agreement of the operating partnership, the limited partners of our operating partnership may convert their common units into such number common shares. As a co-trustee of the Alfred Lerner Trust, Ms. Fisher may be deemed to beneficially own the indirect 10.70% limited partnership interest in our operating partnership owned by the Alfred Lerner Trust, which is the economic equivalent of 2,152,299 common shares.

(4)	Percentage shown calculated based on conversion of all share equivalents into our common shares.

(5)	For more information on the common shares and common units held by Mr. Schulweis, see “The Mergers — Consent and Voting Agreement” on page 44.

(6)	For more information on the common shares held by Ms. Fisher, see “The Mergers — Consent and Voting Agreement” on page 44. Ms. Fisher is a co-trustee of the Alfred Lerner Trust, which is the general partner of The Bal-Penn Company, which is the vehicle through which the Alfred Lerner Trust holds the common units in our operating partnership units owned by it. See footnote 3 above for more information.

(7)	Includes 7,500 common shares currently held by Ms. Fisher as custodian for her three minor children. Additionally, Ms. Fisher, as a co-trustee of the Alfred Lerner Trust dated June 29, 2001, may be deemed to beneficially own the economic equivalent of 2,152,299 common shares as further described in Footnote 3 above.

(8)	Includes 300 common shares currently held by Mr. Berick’s spouse and 1,300 common shares currently owned by a partnership comprised of Mr. Berick’s adult sons, beneficial ownership of all of which Mr. Berick disclaims.

(9)	For more information on the common shares held by Mr. Brodie, see “The Mergers — Consent and Voting Agreement” on page 44.

(10)	On December 22, 2004, Mr. Dolphin resigned as an executive officer of the trust, effective January 31, 2005.

(11)	Includes common shares held by Mr. Dolphin.

(12)	For more information on the common shares held by The Lerner Foundation, see “The Mergers — Consent and Voting Agreement” on page 44.

(13)	For more information on the common units held by The Alfred Lerner Trust, see “The Mergers — Consent and Voting Agreement” on page 44.

(14)	Based upon information provided to us by Cohen & Steers Capital Management, Inc. on January 29, 2004.

(15)	Based upon a Form 13F filed by LaSalle Investment Management Securities LP on November 17, 2005.
OTHER MATTERS
      Other than the business or matters indicated above, no other business or matter may be properly presented at the special meeting.
SHAREHOLDER PROPOSALS
      If we complete the mergers, we will hold no further annual meetings. If we do not complete the mergers when currently anticipated, we intend to hold our next annual meeting in May 2006 or shortly thereafter. Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2006 must have been received by us at our principal executive offices on or before December 1, 2005 for inclusion in the proxy statement and form of proxy relating to that meeting.
      Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2006, but not included in its annual meeting proxy statement, must be received by our Secretary at our principal executive offices on or before February 14, 2006.
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
      In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202, Attn: Secretary, telephone: (410) 539-7600. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We file annual and quarterly reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.
      The SEC also maintains an Internet website that contains annual, quarterly and current reports, proxy statements and other information about issuers, such as the trust, that file electronically with the SEC. The address of that site is http://www.sec.gov. You may also retrieve financial information from our website at www.tctrust.com. Information contained on our website is not incorporated in or made a part of this proxy statement.
      The SEC allows us to “incorporate by reference” information into this proxy statement, which means that important information may be disclosed to you by referring you to another document filed separately with the SEC. Our information incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2005;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 2, 2005;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 9, 2005;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 3, 2005;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the SEC on November 3, 2005; and

•	our periodic reports on Form 8-K filed on March 2, 2005, March 3, 2005, May 5, 2005, May 10, 2005, August 2, 2005, November 3, 2005, December 21, 2005 and December 22, 2005.
      We are also incorporating by reference additional documents that we may file with the SEC under the Exchange Act between the date of this proxy statement and the date of our special meeting of shareholders.
      You may have been sent some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. A copy of any and all of the information that has been incorporated by reference is available from us, excluding any exhibits which are not specifically incorporated by reference as exhibits to this proxy statement, without charge to each person to whom a proxy statement is delivered, upon written or oral request of such person. Any requested documents will be sent by first class mail or other equally prompt means within one business day of receipt of such request, at the following address:

The Town and Country Trust
300 East Lombard Street
Baltimore, MD 21202
Attn: Secretary
      If you would like to request documents from us, please do so immediately to receive them before the special meeting.
      You should rely only on the information in this document or in documents to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

Exhibit A
AGREEMENT AND PLAN OF MERGER
DATED AS OF DECEMBER 19, 2005
BY AND AMONG
MAGAZINE ACQUISITION GP LLC,
MAGAZINE ACQUISITION LP,
MAGAZINE ACQUISITION LLC,
THE TOWN AND COUNTRY TRUST
AND
THE TC OPERATING LIMITED PARTNERSHIP

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2005, by and among Magazine Acquisition GP LLC, a Delaware limited liability company (“Purchaser”), Magazine Acquisition LP, a Maryland limited partnership (“Purchaser Acquisition Entity”), Magazine Acquisition LLC, a Maryland limited liability company (“Purchaser Acquisition LLC”, and together with Purchaser and Purchaser Acquisition Entity, the “Purchaser Parties”), The Town and Country Trust, a Maryland real estate investment trust (“TCT”), and The TC Operating Limited Partnership, a Maryland limited partnership (“TCT LP”).
RECITALS
      A. It is proposed that TCT shall merge (the “Merger”) with and into Purchaser Acquisition Entity with Purchaser Acquisition Entity surviving in accordance with the Maryland REIT Law (“Title 8”) and the Maryland Revised Uniform Limited Partnership Act (the “MLPA”), pursuant to which each of the issued and outstanding common shares of beneficial interest, par value $0.01 per share, of TCT (the “TCT Common Shares”), shall be converted into the right to receive the Merger Consideration (as defined herein) upon the terms and subject to the conditions provided herein.
      B. It is proposed that Purchaser Acquisition LLC shall merge with and into TCT LP (the “Partnership Merger” and, together with the Merger, the “Mergers”), with TCT LP surviving on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland Limited Liability Company Act (the “LLC Act”) and the MLPA, pursuant to which each common unit of limited partnership interest in TCT LP (“LP Units”) shall be converted into the right to receive the Partnership Merger Consideration (as defined herein) upon the terms and subject to the conditions provided herein.
      C. The Board of Trustees of TCT (the “TCT Board of Trustees”) has received the written opinion (the “Fairness Opinion”) of Lazard Frères & Co. LLC (the “TCT Financial Advisor”) that, based on and subject to the assumptions, qualifications and limitations set forth therein, as of the date thereof, the consideration to be paid to holders of TCT Common Shares (as defined herein) (the “TCT Common Shareholders”) in the Merger and the consideration to be paid to the TCT LP Unitholders in the Partnership Merger is fair to such TCT Common Shareholders and TCT LP Unitholders, respectively, considered as if such LP Units were converted into or redeemed for TCT Common Shares in accordance with their terms prior to the Merger Effective Time, from a financial point of view.
      D. The TCT Board of Trustees has (i) determined that the Transaction Documents (as defined herein), the Merger, and the other transactions contemplated hereby and thereby, taken together, are fair to, advisable and in the best interests of TCT and the TCT Common Shareholders, (ii) voted to (A) approve this Agreement and the transactions contemplated hereby, including the Merger and (B) recommend acceptance and approval by the TCT Common Shareholders of this Agreement, the Merger and the other transactions contemplated hereby and by the Transaction Documents, (iii) taken all action necessary to waive the application of the Ownership Limit (as hereinafter defined) to the purchase or ownership of any TCT Common Shares acquired pursuant to the Merger and (iv) taken all actions necessary to render inapplicable to each of the transactions contemplated by the Transaction Documents or exempt such transactions from the provisions of any “fair price”, “moratorium”, “control share” or other takeover defense or similar statute or regulation that would otherwise govern such transactions and the parties hereto, including Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law (“MGCL”), as applicable to a Maryland real estate investment trust, and Title 8.
      E. The TCT Board of Trustees on behalf of TCT as the general partner of TCT LP has (i) determined that the Transaction Documents (as hereinafter defined), the Partnership Merger, and the other transactions contemplated hereby and thereby, taken together, are fair to, advisable and in the best interests of TCT LP and the TCT Unitholders and (ii) voted to approve this Agreement and the transactions contemplated hereby, including the Partnership Merger.

      F. The required percentage of limited partners of TCT LP have, concurrently with the execution of this Agreement, consented to approve this Agreement and the transactions contemplated hereby, including the Partnership Merger.
      G. The manager of Purchaser, Purchaser in its capacity as general partner of Purchaser Acquisition Entity and Purchaser Acquisition Entity in its capacity as sole member of Purchaser Acquisition LLC, have each approved this Agreement, the Merger or the Partnership Merger, as applicable, and the other transactions contemplated hereby.
      H. Purchaser, Purchaser Acquisition Entity, TCT and TCT LP intend that, for U.S. federal income tax purposes, the Merger will be treated as a taxable purchase of all of the assets of TCT directly by Purchaser Acquisition Entity.
      I. Purchaser, TCT and TCT LP intend that, for U.S. federal income tax purposes, the Partnership Merger will be treated as a taxable sale of interests in TCT LP.
      J. As an inducement to the Purchaser Parties entering into this agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain officers of TCT and certain limited partners in TCT LP are each entering into a Voting Agreement (a “Voting Agreement”) relating to the TCT Common Shares owned by such officers and the LP Units owned by such limited partners.
      K. Certain capitalized terms used in this Agreement are defined in Article IX.
AGREEMENT
      In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I
THE MERGER
      Section 1.1     The Mergers.
      (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time, TCT shall be merged with and into Purchaser Acquisition Entity in accordance with Title 8, the MLPA and the Articles of Merger, and the separate existence of TCT shall cease and Purchaser Acquisition Entity shall continue as the surviving entity (in such capacity, the “Surviving Entity”). The Merger shall have the effects set forth in Title 8 and the MLPA. Accordingly, from and after the Merger Effective Time, the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and Liabilities of TCT.
      (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, Purchaser Acquisition LLC shall be merged with and into TCT LP in accordance with the LLC Act, the MLPA and the LLC Articles of Merger, and the separate existence of Purchaser Acquisition LLC shall cease and TCT LP shall continue as the surviving partnership (the “Surviving Partnership”). The Partnership Merger shall have the effects set forth in the MLPA and the LLC Act. Accordingly, from and after the Partnership Merger Effective Time, the Surviving Partnership shall have all the properties, rights, privileges, purposes and powers and debts, duties and Liabilities of TCT LP.
      Section 1.2     Closing.
      (a) Subject to Section 1.2(b), the closing of the Mergers (the “Closing”) will take place at 10:00 a.m., local time, as promptly as practicable but in no event later than the third (3rd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI (the “Closing Date”), at the offices of Skadden, Arps,

Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another date or place is agreed to in writing by the parties.
      (b) The Purchaser Parties may, by giving written notice to TCT and TCT LP at least three (3) Business Days prior to the Closing Date, delay the Closing to a date no later than the earlier of (x) the last Business Day of the month in which the conditions set forth in Article VI have been satisfied or waived and (y) the Termination Date (as defined hereinafter) (a “Delayed Closing”); provided, however, that if the Purchaser Parties elect that the Closing shall be a Delayed Closing, then, notwithstanding anything to the contrary in this Agreement but subject to Section 6.4, all conditions to Closing set forth in Section 6.2 (including those conditions that by their nature can be satisfied only at the Closing) shall be deemed to have been satisfied or (to the extent permitted by applicable Law) waived by the Purchaser Parties on and as of the Delayed Closing (other than the condition set forth in Section 6.2(b) (but only to the extent the failure to satisfy such condition resulted from an intentional breach by TCT or TCT LP of the covenants and agreements required to be performed by them under this Agreement at or prior to the Merger Effective Time)). In the event that the Purchaser Parties cause a Delayed Closing as contemplated by this Section 1.2(b), all references in this Agreement to the Closing shall be deemed to be references to the Delayed Closing and the Closing Date shall be deemed to occur on the date on which the Delayed Closing occurs.
      Section 1.3     Effective Times.
      (a) On the Closing Date, TCT and Purchaser Acquisition Entity shall execute and file the Articles of Merger in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under Title 8 and the MLPA. Unless TCT, TCT LP and Purchaser agree otherwise, the Merger shall become effective when the Articles of Merger have been accepted for record by the Maryland Department or at such other time specified in the Articles of Merger (the “Merger Effective Time”), it being understood that the parties shall cause the Merger Effective Time to occur as soon as practicable after the Closing.
      (b) On the Closing Date, concurrently with the Merger Effective Time, TCT LP and Purchaser Acquisition LLC shall execute and file the LLC Articles of Merger in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Partnership Merger under the MLPA and the LLC Act. Unless TCT, TCT LP and Purchaser agree otherwise, the Partnership Merger shall become effective when the LLC Articles of Merger has been accepted for record with the Maryland Department or at such other time specified in the LLC Articles of Merger (the “Partnership Merger Effective Time”), it being understood that the parties shall cause the Partnership Merger Effective Time to occur concurrently with the Merger Effective Time.
      Section 1.4     Merger Consideration.
      (a) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Purchaser Acquisition Entity, TCT or the TCT Common Shareholders, each TCT Common Share issued and outstanding immediately prior to the Merger Effective Time that is owned by TCT or by any wholly owned Subsidiary of TCT (other than, in each case, shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.
      (b) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Purchaser Acquisition Entity, TCT or the TCT Common Shareholders, each TCT Common Share issued and outstanding immediately prior to the Merger Effective Time, other than TCT Common Shares cancelled pursuant to Section 1.4(a), shall automatically be converted into the right to receive an amount in cash equal to the sum of $33.90 per share plus an amount in cash equal to $0.43 multiplied by the quotient obtained by dividing (A) the number of days between the last day of the last fiscal quarter for which full quarterly dividends on the TCT Common Shares have been declared and paid and the Closing Date (including the Closing Date) by (B) the total number of days in the fiscal quarter in which the Closing Date occurs without interest (such sum, the “Merger Consideration”), upon surrender of the

Common Share Certificate formerly evidencing such share. All such TCT Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Common Share Certificate evidencing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such Common Share Certificates in accordance with Section 2.1, without interest.
      (c) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Purchaser Acquisition Entity, TCT or the TCT Common Shareholders, the general and limited partnership interests in Purchaser Acquisition Entity outstanding immediately prior to the Merger Effective Time shall remain outstanding as general and limited partnership interests in the Surviving Entity and shall constitute the only outstanding general and limited partnership interests in the Surviving Entity.
      Section 1.5     Partnership Merger Consideration.
      (a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Purchaser Acquisition LLC, TCT LP or the holders of TCT LP Units (the “TCT LP Unitholders”), each LP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time, other than as set forth in Section 1.5(a) of the TCT Disclosure Schedule, shall automatically be converted into the right to receive cash, without interest thereon (the “Partnership Merger Consideration”), in an amount equal to the product of (A) the Merger Consideration multiplied by (B) the number of TCT Common Shares issuable upon exchange of each such LP Unit in accordance with the Third Amended and Restated Agreement of Limited Partnership of TCT LP (the “TCT LP Agreement”).
      (b) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Purchaser Acquisition LLC, TCT LP or TCT, the convertible preferred partnership interests of TCT LP (the “Convertible LP Interests”) issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.
      (c) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Purchaser Acquisition LLC, TCT LP or the TCT LP Unitholders, the general partnership interest of TCT LP shall remain outstanding and constitute the only outstanding general partnership interest in the Surviving Partnership.
      Section 1.6     Organizational Documents.
      (a) The agreement of limited partnership attached as Exhibit A hereto shall be the agreement of limited partnership of the Surviving Entity following the Merger Effective Time until amended in accordance with its terms and the MLPA. The certificate of limited partnership attached as Exhibit B hereto shall be the certificate of limited partnership of the Surviving Entity following the Merger Effective Time until further amended in accordance with the MLPA.
      (b) The certificate of limited partnership of TCT LP shall continue to be the certificate of limited partnership of the Surviving Partnership following the Partnership Merger Effective Time until further amended in accordance with the MLPA.
      Section 1.7     Directors and Officers of the Surviving Entity. From and after the Merger Effective Time, the officers of Purchaser Acquisition Entity shall be the officers of the Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed, or until their death, resignation or removal from office in accordance with the Surviving Entity’s limited liability company agreement. The Surviving Entity shall have no board of directors or similar body immediately following the Merger Effective Time.

      Section 1.8     TCT Common Share Options.
      (a) At the Merger Effective Time, each outstanding option (collectively, the “TCT Options”) to purchase TCT Common Shares granted under the Amended and Restated 1993 Long Term Incentive Plan and the 1997 Long Term Incentive Plan, as amended (collectively, the “TCT Option Plans”), whether or not then vested or exercisable, shall be cancelled and of no further force and effect and the holder of any such option shall be entitled to receive, from and after the Merger Effective Time, an amount in cash equal to the product of (i) the number of TCT Common Shares such holder could have purchased under such TCT Option (assuming full vesting) had such holder exercised such TCT Option in full immediately prior to the Merger Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share or unit of such TCT Option, which cash payment shall be treated as compensation and shall be net of any applicable withholding Tax. Notwithstanding the foregoing, if the exercise price per share provided for in any TCT Option exceeds the Merger Consideration, no cash shall be paid with regard to such TCT Option to the holder of such TCT Option. Prior to the Merger Effective Time, Purchaser and TCT shall use their respective reasonable best efforts to establish a procedure to effect the surrender of TCT Options contemplated by this Section 1.8(a). In connection with the Merger, as of the Merger Effective Time, any restrictions with respect to outstanding restricted shares awarded under the TCT Option Plans shall terminate or lapse. Upon the termination or lapse of such restrictions, such shares shall be automatically converted into the right to receive the Merger Consideration on the terms and conditions set forth in the applicable sections of this Article I.
      (b) TCT covenants that it shall use its reasonable best efforts to ensure that the TCT Option Plans shall terminate as of the Merger Effective Time and all awards issued under such TCT Option Plans shall be terminated and the provisions in any other plan, program, arrangement or agreement providing for the issuance or grant of any other interest in respect of the equity interests of TCT or any of the TCT Subsidiaries shall be of no further force or effect and shall be deemed to be terminated as of the Merger Effective Time and no holder of an TCT Option or any participant in any TCT Option Plans shall have any right thereunder to (i) acquire any securities of TCT, the Surviving Entity or any Subsidiary thereof or (ii) receive any payment or benefit with respect to any award previously granted under the TCT Option Plans except as provided in Section 1.8(a).
      Section 1.9     Termination of DRIP. TCT shall terminate TCT’s Dividend Reinvestment and Share Purchase Plan (the “DRIP”), effective prior to the Merger Effective Time, and ensure that no purchase or other rights under the DRIP enable the holder of such rights to acquire any interest in the Surviving Entity, Purchaser or any Purchaser Subsidiary, including Purchaser Acquisition Entity, as a result of such purchase or the exercise of such rights at or after the Merger Effective Time.
ARTICLE II
EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES
      Section 2.1     Payment for Securities.
      (a) Exchange Agent. At or before the Merger Effective Time, Purchaser shall appoint a bank or trust company reasonably satisfactory to TCT to act as Exchange Agent (the “Exchange Agent”) for the payment in accordance with this Article II of the Merger Consideration and the Partnership Merger Consideration (collectively, such cash constituting the Merger Consideration and the Partnership Merger consideration being referred to as the “Exchange Fund”). On or before the Effective Time, Purchaser shall deposit by wire transfer of cash immediately available funds in the amount of the Exchange Fund with the Exchange Agent for the benefit of the holders of TCT Common Shares and LP Units. The Exchange Agent shall make payments of the Merger Consideration and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Articles of Merger, and the LLC Articles of Merger. The Exchange Fund shall not be used for any other purpose.

      (b) Exchange Procedures.

(i) As promptly as practicable following the Merger Effective Time (but in no event later than five (5) Business Days), Purchaser shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (each, a “Common Share Certificate”) that immediately prior to the Merger Effective Time evidenced outstanding TCT Common Shares whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4(b): (x) a letter of transmittal (a “Letter of Transmittal”) which shall specify that delivery shall be effected and risk of loss and title to the Common Share Certificates shall pass only upon delivery of the Common Share Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify and (y) instructions for use in effecting the surrender of the Common Share Certificates in exchange for the Merger Consideration.

(ii) Upon surrender of a Common Share Certificate for cancellation to the Exchange Agent, together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Entity, (A) the holder of such Common Share Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the per share cash amount of the Merger Consideration, which such holder has the right to receive pursuant to the provisions of Section 1.4(b); and (B) the Common Share Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.1, each such Common Share Certificate shall be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(iii) In the event of a transfer of ownership of TCT Common Shares which is not registered in the transfer records of TCT, the Merger Consideration shall be paid to a transferee if (A) the Common Share Certificate evidencing such TCT Common Shares is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and (B) such transferee shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Common Share Certificate or establish to the satisfaction of the Exchange Agent and the Surviving Entity that such tax has been paid or is not applicable.
      (c) Payment with respect to LP Units.

(i) As promptly as practicable after the Partnership Merger Effective Time (but in no event later than five (5) Business Days), Purchaser shall cause the Exchange Agent to mail to each holder of LP Units registered on the transfer books of TCT LP immediately prior to the Partnership Merger Effective Time (x) a letter of transmittal (a “Unitholder Letter of Transmittal”) which shall certify to Purchaser and to the Exchange Agent the number of LP Units held by such holder and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and (y) instructions for use in effecting the delivery of the Unitholder Letter of Transmittal in order to receive the Partnership Merger Consideration.

(ii) Upon delivery of a Unitholder Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Entity, the holder of the LP Units identified in such Unitholder Letter of Transmittal shall be entitled to a check in the amount equal to the per unit cash amount of the Partnership Merger Consideration, which such holder has the right to receive pursuant to the provisions of Section 1.5(a).

(iii) In the event of a transfer of ownership of LP Units which is not registered in the transfer records of TCT LP, the Partnership Merger Consideration shall be paid to a transferee if (A) such transferee delivers a Unitholder Letter of Transmittal in accordance with Section 2.1(c)(i) and (B) such transferee shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the LP Unit or establish to the satisfaction of the Exchange Agent and the Surviving Partnership that such tax has been paid or is not applicable.

      (d) Tax Characterizations. Purchaser and TCT intend that, for U.S. federal and state income tax purposes, the Merger shall be treated as a taxable sale by TCT of all of TCT’s assets to Purchase Acquisition Entity in exchange for the Merger Consideration and the assumption of TCT’s liabilities, followed by a liquidating distribution of such Merger Consideration to the holders of TCT Common Shares pursuant to Section 331 and Section 562 of the Code. This Agreement shall constitute a “plan of liquidation” of TCT for U.S. federal income tax purposes. Purchaser and TCT LP intend that, for U.S. federal and state income tax purposes, the Partnership Merger shall be treated as a taxable purchase of LP Units directly by Purchaser Acquisition Entity.
      (e) No Further Ownership Rights.

(i) The Merger Consideration paid upon the surrender or exchange of the Common Share Certificates evidencing TCT Common Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such TCT Common Shares and, after the Merger Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity of the TCT Common Shares. If, after the Merger Effective Time, Common Share Certificates are presented to the Surviving Entity, for any reason, they shall be canceled and exchanged as provided in this Article II.

(ii) The Partnership Merger Consideration paid with respect to the LP Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such LP Units and, after the Partnership Merger Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Partnership of the LP Units.
      (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former holders of TCT Common Shares or LP Units on the first anniversary of the Merger Effective Time shall be delivered to Purchaser, as applicable, upon demand, and any former holders of TCT Common Shares or LP Units who have not theretofore received any Merger Consideration or Partnership Merger Consideration, as applicable, to which they are entitled under this Article II, shall thereafter look only to the Surviving Entity or the Surviving Partnership, as applicable, for payment of their claims with respect thereto.
      (g) No Liability. None of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, the Surviving Entity or the Surviving Partnership shall be liable to any holder of TCT Common Shares or LP Units for any part of the Merger Consideration or Partnership Merger Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Surviving Partnership, as a applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
      (h) Lost, Stolen or Destroyed Certificates. If any Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Share Certificate to be lost, stolen or destroyed and, if required by Purchaser or the Surviving Entity, the posting by such Person of a bond in such reasonable amount as Purchaser or the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Common Share Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Common Share Certificate the appropriate amount of the Merger Consideration.
      (i) Withholding of Tax. Purchaser, the Surviving Entity, the Surviving Partnership or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration or the Partnership Merger Consideration otherwise payable pursuant to this Agreement to any holder of TCT Common Shares or LP Units such amount as Purchaser, the Surviving Entity, the Surviving Partnership, any Affiliate of the

Surviving Entity or the Surviving Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Law related to Taxes. To the extent that amounts are so withheld by the Surviving Entity, the Surviving Partnership or the Exchange Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable Law and (ii) treated for all purposes of this Agreement as having been paid to the former holder of TCT Common Shares or LP Units in respect of which such deduction and withholding was made by the Surviving Partnership or the Exchange Agent.
      (j) No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby, so long as the provisions of Section 3-202(c)(1)(ii) of the MGCL are applicable to the transaction. Notwithstanding the foregoing, pursuant to Section 9A-905 of the MLPA, an TCT Unitholder objecting to the Partnership Merger shall have the same rights with respect to such TCT LP Unitholder’s LP Units as would be possessed by a stockholder of a Maryland corporation who objects with respect to such stockholder’s stock under Title 3, Subtitle 2 of the MGCL.
      (k) Additional Actions. If, at any time after the Merger Effective Time, Purchaser shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other documents, actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity or the Surviving Partnership its right, title or interest in, to or under any of the rights, properties or assets of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT or TCT LP, or otherwise to carry out this Agreement, the officers of the Surviving Entity and the Surviving Partnership shall be authorized to execute and deliver, in the name and on behalf of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT or TCT LP, all such deeds, bills of sale, assignments, assurances and other documents and to take and do, in the name and on behalf of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT or TCT LP, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or the Surviving Partnership or otherwise to carry out this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
      Section 3.1     Representations and Warranties of TCT and TCT LP. Except as set forth in (i) (TCT’s Form 10-K for the fiscal year ended December 31, 2004 (except for the Management Discussion & Analysis, financial statements (and the notes thereto) and the risk factors sections thereof) and (ii) the disclosure letter, dated the date hereof and delivered to Purchaser in connection with the execution and delivery of this Agreement (the “TCT Disclosure Letter”), TCT and TCT LP represent and warrant to Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC as follows:

(a) Organization, Standing and Trust Power of TCT. TCT is a real estate investment trust duly formed, validly existing and in good standing under the Laws of the State of Maryland and has all of the requisite power, authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted. TCT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute an TCT Material Adverse Effect. TCT has heretofore made available to Purchaser complete and correct copies of TCT’s First Amended and Restated Declaration of Trust (the “TCT Charter”), and Bylaws, as amended through the date hereof (the “TCT Bylaws”). The TCT Charter and the TCT Bylaws are each in full force and effect. Each jurisdiction in which TCT is qualified or licensed to do business and each assumed name under which it conducts business in any jurisdiction are identified in Section 3.1(a) of the TCT Disclosure Letter.

(b) TCT Subsidiaries; Interests in Other Persons.

(i) Each TCT Subsidiary is duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of formation and has all of the requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses would not, individually or in the aggregate, constitute an TCT Material Adverse Effect. Each TCT Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, constitute an TCT Material Adverse Effect. Section 3.1(b)(i) of the TCT Disclosure Letter sets forth (A) all TCT Subsidiaries and their respective jurisdictions of formation, (B) each owner and the respective amount of such owner’s equity interest in each TCT Subsidiary and (C) a list of each jurisdiction in which each TCT Subsidiary is qualified or licensed to do business and each assumed name under which each such TCT Subsidiary conducts business in any jurisdiction. All outstanding equity interests in each TCT Subsidiary have been duly authorized and are validly issued, fully paid and (except for general partnership interests) non-assessable, and are not subject to any preemptive rights and are owned by TCT and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”). There are no outstanding options, warrants or other rights to acquire ownership interests from any TCT Subsidiary. TCT has heretofore made available to Purchaser complete and correct copies of the charter, bylaws or other organizational documents of each of the TCT Subsidiaries, each as amended to the date hereof and each as in full force and effect.

(ii) Except for the stock of, or other equity interests in, the TCT Subsidiaries disclosed in Section 3.1(b)(i) of the TCT Disclosure Letter, and the other interests disclosed in Section 3.1(b)(ii) of the TCT Disclosure Letter (the “TCT Other Interests”), neither TCT nor any of the TCT Subsidiaries owns any stock or other ownership or equity interest in any Person. Neither TCT nor any TCT Subsidiary has violated any provision of any organizational documents governing or otherwise relating to its rights in any TCT Other Interest that would, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(c) Capital Structure.

(i) Shares

(A) The authorized shares of beneficial interest of TCT consist of an aggregate of 500,000,000 TCT Common Shares.

(B) As of the date of this Agreement, 17,669,032 TCT Common Shares are issued and outstanding (including an aggregate of 481,250 restricted TCT Common Shares granted under the TCT Option Plans) and no other series of shares of beneficial interest of TCT are issued and outstanding.

(C) As of the date of this Agreement, there are outstanding TCT Options to purchase an aggregate of 164,316 TCT Common Shares.

(D) As of the date of this Agreement, there are 2,930,338 TCT Common Shares reserved for issuance upon the conversion of TCT’s 5.375% Convertible Senior Notes due 2023 (the “Convertible Senior Notes”).

(E) Except as set forth in this Section 3.1(c), including the Partnership Units, there are issued and outstanding or reserved for issuance: (1) no shares or other equity securities of TCT; (2) no restricted TCT Common Shares or performance stock awards relating to the equity interests of TCT; (3) no securities of TCT or any TCT Subsidiary or securities or assets of any other entity convertible into or exchangeable for stock or other equity securities of TCT or any TCT Subsidiary; and (4) no subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which TCT or any TCT Subsidiary is a party or by which it is bound in any case obligating TCT or any TCT Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of TCT or of any TCT Subsidiary, or obligating TCT or any TCT Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of TCT are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

(F) All dividends or distributions on securities of TCT or any TCT Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

(ii) Partnership Units

(A) As of the date of this Agreement, (1) 17,669,032 units of general partner interest in TCT LP (the “GP Units”), (2) 2,466,535 LP Units and (4) 74,750 convertible preferred partnership interests in TCT LP (“LP Preferred Units” are validly issued and outstanding. All such partnership interests are duly authorized, validly issued and are not subject to preemptive rights and any capital contributions required to be made by the holders thereof have been made. All of the convertible preferred partnership interests are directly held by TCT.

(B) TCT is the sole general partner of TCT LP and holds 100% of the outstanding GP Units in TCT LP. Section 3.1(c)(ii)(B) of the TCT Disclosure Letter sets forth the name of, and the number and class of GP Units, LP Units and LP Preferred Units held by, each partner in TCT LP.

(C) Each LP Unit held by a limited partner of TCT LP may, under the circumstances and subject to the conditions set forth in the TCT LP Agreement, be converted to TCT Common Shares on a one-for-one basis. As of the date of this Agreement, no notice has been received by TCT or TCT LP of the exercise of any of the rights set forth in this paragraph (C), which remain outstanding on the date hereof.

(iii) Miscellaneous

(A) Except for the Transaction Documents and the TCT LP Agreement, there are not any (i) shareholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of TCT or partnership interests in TCT LP or any ownership interests in any other TCT Subsidiary to which TCT or any TCT Subsidiary is a party or by which it is bound or (ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any shares of TCT or any TCT Subsidiary to which TCT or any TCT Subsidiary is a party or by which it is bound. There are no restrictions on TCT’s ability to vote the equity interests of any of the TCT Subsidiaries.

(B) No holder of securities in TCT or any TCT Subsidiary has any right to have the offering or sale of such securities registered by TCT or any TCT Subsidiary, as the case may be.

(C) Except for LP Units, there are not any TCT Subsidiaries in which any officer, trustee or director of TCT or any TCT Subsidiary owns any share, stock or other securities. There are no agreements or understandings between TCT or any TCT Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in TCT or any TCT Subsidiary as an agent for, or nominee of, TCT or any TCT Subsidiary.

(D) All prior issuances of securities of TCT or any TCT subsidiary were in all material respects made in compliance with all, and not in violation of any, applicable federal and state securities Laws.

(d) Authority; No Violations; Consents and Approval.

(i) The TCT Board of Trustees has approved and declared advisable the Merger, the Partnership Merger and the other transactions contemplated by the Transaction Documents and has directed that the Merger be submitted for consideration at a special meeting of the holders of TCT Common Shares (the “TCT Shareholder Meeting”). TCT has all requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, subject, solely with respect to the consummation of the Merger, to receipt of the TCT Shareholder Approval (as hereinafter defined) and the acceptance for record of the Articles of Merger by the Maryland Department. TCT LP has all requisite partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, subject, solely with respect to the consummation of the Partnership Merger, the acceptance for record of the LLC Articles of Merger by the Maryland Department. Each other TCT Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and each other applicable Transaction Document and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate, trust or other organizational action on the part of TCT and each applicable TCT Subsidiary, subject, solely with respect to the consummation of the Merger, to receipt of the TCT Shareholder Approval. This Agreement has been duly executed and delivered by TCT and TCT LP and subject, solely with respect to the consummation of the Merger, to receipt of the TCT Shareholder Approval and assuming due execution and delivery by each of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC, constitute legal, valid and binding obligations of TCT and TCT LP, enforceable against TCT and TCT LP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) Subject to receipt of the TCT Shareholder Approval, the execution and delivery of this Agreement by TCT and TCT LP does not, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of TCT or any of the TCT Subsidiaries under, require the consent or approval of any third party or otherwise result in a detriment or default to TCT or any of the TCT Subsidiaries under, any provision of (A) the TCT Charter or the TCT Bylaws or any provision of the comparable charter or organizational documents of any of the TCT Subsidiaries, (B) any loan or credit agreement or note, or any bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to TCT or any of the TCT Subsidiaries, or to which their respective properties or assets are bound or any guarantee (except in each case for the Triggered Loans (as defined herein)) by TCT or any of the TCT Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement, or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the TCT Shareholder Approval has been obtained, any Law or Order applicable to or binding upon TCT or any of the TCT Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) (except with respect to the Triggered Loans), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not constitute an TCT Material Adverse Effect. For the purposes of this Agreement, the term “Triggered Loans” means the loans identified as “Triggered Loans” in Section 3.1(d)(ii) of the TCT Disclosure Letter.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of TCT or any of the TCT Subsidiaries in connection with the execution and delivery of this Agreement by TCT or TCT LP or the consummation by TCT or TCT LP of the transactions contemplated hereby, except for: (A) the filing with the Securities and Exchange Commission (the “SEC”) of (1) (a) a proxy or information statement in preliminary and definitive form (the “Proxy Statement”) relating to the TCT Shareholder Meeting held in connection with the Merger, or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Maryland Department; (C) the filing of the LLC Articles of Merger with, and the acceptance for record of the LLC Articles of Merger by, the Maryland Department; (D) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws; (E) such filings as may be required in connection with state or local transfer taxes; (F) compliance with the rules and regulations of the New York Stock Exchange; and (G) any such other consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute an TCT Material Adverse Effect.

(e) SEC Documents.

(i) TCT has made available to Purchaser (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement, other statement (including proxy statements) and information filed by TCT with the SEC since January 1, 2002 and prior to or on the Closing Date (the “TCT SEC Documents”), which are all the documents (other than preliminary material) that TCT was required to file with the SEC since January 1, 2002 through the date hereof pursuant to the federal securities laws and the SEC rules and regulations thereunder. As of their respective dates, the TCT SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TCT SEC Documents, in each case as in effect at such time, and none of the TCT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later TCT SEC Documents filed and publicly available prior to the date of this Agreement. TCT does not have any outstanding and unresolved comments from the SEC with respect to any of the TCT SEC Documents. The consolidated financial statements of TCT (including the notes thereto) included in the TCT SEC Documents (including the unaudited consolidated balance sheet of TCT as at September 30, 2005 (the “Balance Sheet”) and the unaudited consolidated statements of income for the nine months ended September 30, 2005 and September 30, 2004) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), in each case as in effect at such time, the assets, liabilities and the consolidated financial position of TCT and the TCT Subsidiaries, taken as a whole, as of their respective dates and the consolidated results of operations and cash flows of TCT and the TCT Subsidiaries taken as a whole, for the periods presented therein. The books of account and other financial records of TCT and the TCT Subsidiaries are accurately reflected in all material respects in the financial statements included in the TCT SEC Documents. No TCT Subsidiary is required to make any filing with the SEC.

(ii) Each TCT SEC Document filed since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

(f) Absence of Certain Changes or Events. Since the Balance Sheet date, TCT and the TCT Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been: (1) (A) an TCT Material Adverse Effect; (B) any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the TCT Common Shares, the Preferred Shares or any LP Units; (C) any amendment of any term of any outstanding security of TCT or any TCT Subsidiary; (D) any repurchase, redemption or other acquisition by TCT or any TCT Subsidiary of any outstanding shares, stock or other securities of, or other ownership interests in, TCT or any TCT Subsidiary; (E) any change in any method of accounting or accounting practice or any material change in any tax method or election by TCT or any TCT Subsidiary; (F) other than in the ordinary course of business consistent with past practice, any increase in the amount of compensation, bonus or other benefits payable to any current or former director, trustee, officer or other employee, of TCT or the TCT Subsidiaries, any grant of severance or termination pay or benefits (or any increase in the amount of such pay or benefits) to any current or former director, trustee, officer or other employee, of TCT or the TCT Subsidiaries that would be payable after the Merger Effective Time, or the entering into, or amendment of, any employment, severance, change in control, tax gross-up, deferred compensation, retention, special or stay bonus or any other similar agreements or arrangements; (G) any change, event, effect, damage, destruction, loss relating to the business or operations of TCT that, individually or in the aggregate, has constituted, or would constitute, an TCT Material Adverse Effect; (H) any incurrence, assumption or guarantee by TCT or any TCT Subsidiary of any indebtedness for borrowed money other than incurred subsequent to the date of this agreement in accordance with Section 4.1(b); (I) any creation or assumption by TCT or any TCT Subsidiary of any Lien in an amount, individually or in the aggregate, in excess of $2,000,000 on any asset other than in the ordinary course of business consistent with past practices; (J) any material commitment, contractual obligation (including any management or franchise agreement, any lease (capital or otherwise) or any letter of intent), borrowing, guaranty, capital expenditure or transaction entered into by TCT or by any TCT Subsidiary other than in the ordinary course of business consistent with past practice and pursuant to the capital expenditure budgets that have been previously provided to the Purchaser Parties; or (K) any making of any loan, advance or capital contribution to or investment in any Person (other than inter-company loans in the ordinary course and consistent with past practice); or (2) any split, combination or reclassification of any of TCT’s shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of beneficial interest or any issuance of an ownership interest in, any TCT Subsidiary.

(g) No Undisclosed Material Liabilities. Except as disclosed in the TCT SEC Documents filed prior to the date hereof, there are no Liabilities of TCT or any of the TCT Subsidiaries, whether accrued, contingent, absolute or determined, and, except with respect to the environmental matters which are the subject of the representations and warranties in Section 3.1(o), there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, other than: (i) Liabilities adequately provided for on the Balance Sheet, (ii) Liabilities incurred in the ordinary course of business consistent with past practice subsequent to the Balance Sheet date and (iii) such other Liabilities as would not, individually or in the aggregate, constitute an TCT Material Adverse Effect. Section 3.1(g)(ii) of the TCT Disclosure Letter sets forth a complete list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of TCT or any TCT Subsidiary, is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of November 30, 2005. For purposes of this Agreement, “indebtedness” means, with respect to any Person, without duplication (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are paid by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to trade creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person’s business, consistent with past practice), (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under interest rate or currency hedging transactions, (vii) all letters of credit issued for the account of such Person, and (viii) all guarantees or keepwell agreements in respect of any indebtedness of any other Person.

(h) No Default. Neither TCT nor any of the TCT Subsidiaries is or has been in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of (i) any material term, condition or provision of the TCT Charter or the TCT Bylaws or the comparable charter or organizational documents of any of the TCT Subsidiaries; provided for purposes of this clause (i) that any default or violation of a provision that would cause TCT to cease to be qualified as a real estate investment trust shall be deemed to be material, (ii) any term, condition or provision of any loan or credit agreement or any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which TCT or any of the TCT Subsidiaries is now a party or by which TCT or any of the TCT Subsidiaries or any of their respective properties or assets is bound, or (iii) any Law or Order applicable to or binding upon TCT or any of the TCT Subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii) and (iii), for defaults or violations which, individually or in the aggregate, have not constituted, and would not constitute, an TCT Material Adverse Effect.

(i) Compliance with Applicable Laws. TCT and the TCT Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of their respective businesses (together with the TCT Environmental Permits (as hereinafter defined), the “TCT Permits”), except where the failure so to hold, individually or in the aggregate, does not and would not constitute an TCT Material Adverse Effect. TCT and the TCT Subsidiaries are in compliance with the terms of the TCT Permits, except where the failure to so comply, individually or in the aggregate, does not and would not constitute an TCT Material Adverse Effect. Except as would not, individually or in the aggregate, constitute an TCT Material Adverse Effect, the businesses of TCT and the TCT Subsidiaries are not being and have not been conducted in violation of any Law or Order. No investigation or review by any Governmental Entity with respect to TCT or any of the TCT Subsidiaries is pending or, to the Knowledge of TCT, is threatened, other than those the outcome of which, individually or in the aggregate, would not constitute an TCT Material Adverse Effect.

(j) Litigation. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of TCT, threatened against or affecting TCT or any TCT Subsidiary or any of their respective property or assets that, individually or in the aggregate, constitutes or would constitute an TCT Material Adverse Effect, nor is there any such litigation, arbitration, claim, investigation, suit, action or proceeding or any Order outstanding against TCT or any TCT Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Merger or the Partnership Merger.

(k) Taxes.

(i) Each of TCT and each TCT Subsidiary has timely filed or has had timely filed on its behalf all Tax Returns required to be filed by it or on its behalf (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so or otherwise permitted by Law). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. Each of TCT and the TCT Subsidiaries has paid (or TCT has paid on behalf of such TCT Subsidiary), within the time and in the manner prescribed by Law, all material Taxes that are due and payable (other than those that are set forth on Section 3.1(b)(i) of the TCT Disclosure Letter, being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP). The most recent financial statements contained in the TCT SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve or accrued liabilities or expenses for all Taxes due and payable by TCT and the TCT Subsidiaries as a group for all taxable periods and portions thereof through the date of such financial statements. TCT and the TCT Subsidiaries (as a group) have established on their books and records (which may, but are not required to, be reflected only on the books and records of TCT or TCT LP) reserves or accrued liabilities or expenses that are adequate for the payment of all Taxes for which TCT or any TCT Subsidiary is liable but are not yet due and payable. TCT has incurred no liability for any Taxes under Sections 857(b), 860(c) or 4981 of the Code or Treasury Regulation Sections 1.337(d)-5, 1.337(d)-6 or 1.337(d)-7, including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code and the excise tax on redetermined rents, redetermined deductions, and excess interest under Section 857(b)(7) of the Code; and neither TCT nor any of the TCT Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer or similar Taxes arising in connection with the sale of property. No deficiencies for material Taxes have been asserted or assessed in writing by a Governmental Entity against TCT or any of the TCT Subsidiaries, and no requests for waivers of the time to assess any such material Taxes have been granted and remain in effect or are pending. No claim is pending or proposed by any Governmental Entity in any jurisdiction where TCT or any TCT Subsidiary does not file Tax Returns that TCT or any TCT Subsidiary is or may be subject to taxation by such jurisdiction, nor to the Knowledge of TCT are there any facts that could reasonably be expected to give rise to such a claim. Copies of all material Tax Returns with respect to taxable years commencing on or after the taxable year ending December 31, 2001 have been made available to representatives of Purchaser.

(ii) TCT (A) for each taxable period beginning with its date of formation through its most recent taxable year ended on or before the date hereof, has been subject to taxation as a real estate investment trust within the meaning of the Code (a “REIT”) and has satisfied the requirements to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from the end of its most recent taxable year ended before the date hereof through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and no such challenge is pending, or to TCT’s Knowledge, threatened and (D) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year or portion thereof that will end with the Merger. Each TCT Subsidiary which files Tax Returns as a partnership or is a disregarded entity for U.S. federal income tax purposes has since its acquisition by TCT been classified for U.S. federal income tax purposes as either a partnership or disregarded entity and not as an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. Each TCT Subsidiary which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. No TCT Subsidiary is classified as or files Tax Returns as a REIT under Sections 856 through 860 of the Code.

(iii) As of the date of this Agreement, TCT does not have any earnings and profits attributable to TCT or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(iv) All material Taxes which TCT or the TCT Subsidiaries are required by Law to withhold or collect, including material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities. There are no Liens for material Taxes upon the assets of TCT or the TCT Subsidiaries except for statutory Liens for Taxes not yet due.

(v) (A) There are no audits by or contests with any taxing authority currently being conducted with regard to material Taxes or Tax Returns of TCT or any TCT Subsidiary; (B) there are no audits pending with or proposed in writing by any taxing authority with respect to any material Taxes or Tax Returns; (C) neither TCT nor any TCT Subsidiary is a party to any litigation or administrative proceeding relating to any material Taxes; and (D) neither TCT nor any TCT Subsidiary has requested, received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any material Taxes.

(vi) Neither TCT nor the TCT Subsidiaries are a party to any Tax allocation or sharing agreement.

(vii) TCT and the TCT Subsidiaries do not have any material liability for the Taxes of any Person other than TCT and the TCT Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (B) as a transferee or successor.

(viii) No TCT Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

(ix) Neither TCT nor any TCT Subsidiary is a party to any Tax Protection Agreements.

(l) Pension and Benefit Plans; ERISA.

(i) Except as set forth in Section 3.1(l)(i) of the TCT Disclosure Letter, neither TCT, any TCT Subsidiary nor any of their respective ERISA Affiliates is a party to, sponsors, participates in, contributes to or has any liability or contingent liability with respect to:

(A) any “employee welfare plan” or “employee pension benefit plan” (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), other than a “multiemployer plan” (as defined in Section 3(37) of ERISA);

(B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, profit-sharing, unemployment compensation plan, vacation pay, severance pay, post-employment, supplemental employment or unemployment benefit plan or arrangement, bonus or benefit arrangement, insurance (including any self-insurance) or hospitalization program or any other fringe or other benefit or compensation plans, programs or arrangements for any current or former employee, trustee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, or any other “employee benefit plan” (as defined in Section 3(3) of ERISA); or

(C) any employment, severance, termination, consultancy or other similar agreement.

(ii) A true and correct copy of each of the plans, programs, arrangements, and agreements listed in Section 3.1(l)(i) of the TCT Disclosure Letter (referred to hereinafter as “TCT Employee Benefit Plans”) has been supplied to Purchaser. In the case of any TCT Employee Benefit Plan which is not in written form, Purchaser has been supplied with an accurate description of such TCT Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description and Internal Revenue Service determination letter with respect to each TCT Employee Benefit Plan, to the extent applicable, has been supplied to Purchaser, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. Section 3.1(l)(i) of the TCT Disclosure Letter contains a true and complete list of each loan or extension of credit between TCT or any TCT Subsidiary, on the one hand, and any of their respective trustees, directors, officers or employees, on the other, and the outstanding balances under each such loan or extension of credit as of the date hereof.

(iii) As to all TCT Employee Benefit Plans:

(A) (A) All TCT Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred which will or could cause any such TCT Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

(B) (w) All TCT Employee Benefit Plans which are employee pension benefit plans comply in form and in operation in all material respects with all applicable requirements of Sections 401(a) and 501(a) of the Code; (x) each TCT Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending an application for such determination from the Internal Revenue Service with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and TCT is not aware of any reason why any such determination letter should be revoked; (y) there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service (other than an amendment for which the remedial amendment period under Section 401(b) of the Code has not expired); and (z) no event has occurred which could reasonably be expected to give rise to disqualification of any such plan under such sections.

(C) None of the assets of any TCT Employee Benefit Plan is invested in employer securities or employer real property.

(D) There have been no “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any TCT Employee Benefit Plan.

(E) There have been no acts or omissions by which have given rise to or which could reasonably be expected to give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which TCT or any TCT Subsidiary may be liable.

(F) None of the payments contemplated by the TCT Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)).

(G) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of TCT, threatened involving any TCT Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

(H) Neither TCT, any TCT Subsidiary nor any of their respective ERISA Affiliates sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any employee benefit plan subject to Title IV of ERISA.

(I) Neither TCT nor any TCT Subsidiary has any liability or contingent liability for providing, under any TCT Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

(J) There has been no act or omission that would impair the ability of TCT and the TCT Subsidiaries (or any successor thereto) to unilaterally amend or terminate any TCT Employee Benefit Plan, other than to the extent not permitted by its terms.

(K) Except as set forth in Section 3.1(l)(iii)(K)(I) of the TCT Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former employee, director, trustee or independent contractor of TCT or the TCT Subsidiaries to any payment, bonus, retirement, severance, job security or similar benefit or enhance any such benefit, or accelerate the time of payment, vesting or exercisability or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any TCT Employee Benefit Plan. Section 3.1(l)(iii)(K)(II) of the TCT Disclosure Letter lists all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers or key employees of the TCT or the TCT Subsidiaries as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination (whether by TCT or the employee), true and complete copies of which have been made available to Purchaser prior to the date hereof.

(L) There has been no amendment to, written interpretation or announcement (whether or not written) by TCT or the TCT Subsidiaries relating to, or change in employee participation or coverage under, any TCT Employee Benefit Plan which would increase materially the expense of maintaining such employee plan above the level of the expense incurred in respect thereof as of September 30, 2005.

(iv) Neither TCT, any TCT Subsidiary nor any of their respective ERISA Affiliates, contributes to, has contributed to, or has any liability or contingent liability with respect to a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(m) Labor and Employment Matters.

(i) Neither TCT nor any of the TCT Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any labor union or labor organization. To the Knowledge of TCT, there are no representation or certification proceedings or petitions seeking current union representation of employees of TCT or any of the TCT Subsidiaries, nor is there any activity by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(ii) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing,

alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of TCT, threatened against TCT or any of the TCT Subsidiaries, except which, individually or in the aggregate, would not constitute an TCT Material Adverse Effect. TCT and the TCT Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of their employees, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification and the payment and withholding of Taxes.

(iii) There is no strike, slowdown or work stoppage or lockout with respect to the employees of TCT or the TCT Subsidiaries pending, or, to the Knowledge of TCT, threatened, against TCT or any of the TCT Subsidiaries, except as would not, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(iv) There is no proceeding, claim, suit or action pending or, to the Knowledge of TCT, threatened in writing, with respect to which any current or former trustee, director, officer, employee or agent of TCT or any of the TCT Subsidiaries has a valid claim to indemnification from TCT or any of the TCT Subsidiaries.

(n) Intangible Property.

(i) Except as, individually or in the aggregate, would not constitute an TCT Material Adverse Effect, there are no bona fide claims pending, or to the Knowledge of TCT, threatened against TCT or any TCT Subsidiary (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by TCT or any TCT Subsidiary, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any third party; (B) against the use by TCT or any TCT Subsidiary of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of TCT or any TCT Subsidiary as currently conducted, (C) challenging the ownership, validity or effectiveness of any of the TCT Intellectual Property Rights material to TCT and the TCT Subsidiaries, taken as a whole, or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by TCT or any TCT Subsidiary. Except as, individually or in the aggregate, would not constitute an TCT Material Adverse Effect, TCT and each TCT Subsidiary owns, or is licensed to use (in each case free and clear of any Encumbrances), all Intellectual Property currently used in its business as presently conducted.

(ii) As used in this Agreement, the term (A) “Intellectual Property” means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, (B) “Third-Party Intellectual Property Rights” means any rights to Intellectual Property owned by any third party, and (C) “TCT Intellectual Property Rights” means the Intellectual Property owned or used by TCT or any TCT Subsidiary.

(o) Environmental Matters.

(i) Neither TCT nor any TCT Subsidiary is in violation of any applicable Law or Order relating to pollution or protection of public health and safety, the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface) or natural resources, including laws and regulations relating to the release or threatened release of any pollutant, contaminant, waste or toxic substance, including asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum or petroleum products (including crude oil and any fraction thereof), radon, mold, fungus and other hazardous biological materials (collectively, “Hazardous Materials”) or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), except for any violation which, individually or in the aggregate, would not constitute an TCT Material Adverse Effect;

(ii) In the last three (3) years, neither TCT nor the TCT Subsidiaries have received any notice of, and there are no pending or, to the Knowledge of TCT threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting TCT or any of the TCT Subsidiaries or any of the TCT Properties (as hereinafter defined);

(iii) TCT and the TCT Subsidiaries have not used, and have not permitted the use of, any TCT Property for activities or operations that involve the handling, use, processing, manufacturing, generating, producing, storing, refining, recycling, transporting, spilling, pumping, pouring, emitting, emptying, discharging, injecting, burying, leaching, dumping, disposing of or releasing into the environment or otherwise dealing with any Hazardous Material, except for Hazardous Materials utilized in the ordinary course of maintaining such real properties or utilized in the ordinary course of business of a tenant of such TCT Properties, provided, that such use would not, in the ordinary course of business, reasonably be expected to violate applicable Environmental Laws; and

(iv) there is not any seepage, leaking, escaping, leaching, discharging, injection, release, emission, spill, pumping, pouring, emptying, dumping or other release or threatened release of Hazardous Materials into the environment at or from any TCT Properties, including any land or water on, at, under or adjacent to any such TCT Properties, except in accordance with applicable Environmental Laws or as would not, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(p) Properties.

(i) TCT LP or an TCT Subsidiary owns fee simple title to each of the real properties identified in Section 3.1(p)(i) of the TCT Disclosure Letter (each property so owned, an “TCT Property” and collectively, the “TCT Properties”), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Liens, mortgages or deeds of trust, claims against title, charges which are Liens, security interests or other encumbrances on title (“Encumbrances”). No other Person has any ownership interest in any of the TCT Properties.

(ii) The TCT Properties are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or Encumbrances, except for (collectively, the “Permitted Title Exceptions”) (A) Encumbrances and Property Restrictions set forth in Section 3.1(p)(ii) of the TCT Disclosure Letter, (B) Property Restrictions imposed or promulgated by Law or any Governmental Entity or included in any TCT space lease with respect to real property, including zoning regulations, provided that they do not materially adversely affect the currently intended use of any TCT Property, (C) Encumbrances and Property Restrictions disclosed on existing title policies or existing surveys (in either case copies of which title policies or surveys have been delivered or made available to Purchaser), and (D) mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other Liens, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the TCT Properties subject thereto or affected thereby, and which, individually or in the aggregate, would not constitute an TCT Material Adverse Effect.

(iii) (A) TCT and TCT LP have made available to Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC all valid policies of title insurance insuring TCT LP’s or the applicable TCT Subsidiary’s fee simple title to the TCT Properties and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy; and (B) TCT and TCT LP have previously provided or made available to Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC all existing surveys of the TCT Properties in its possession.

(iv) (A) No certificate, permit or license from any Governmental Entity having jurisdiction over any of the TCT Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the TCT Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the TCT Properties has not been obtained and is not in full force and effect, except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, constitute an TCT Material Adverse Effect and (B) neither TCT nor any TCT Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the TCT Properties issued by any Governmental Authority which have not been cured, contested in good faith or which violations would not, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(v) To TCT’s and TCT LP’s Knowledge, neither TCT nor any TCT Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the TCT Properties, or (B) any Laws including any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or similar law, code, ordinance, order or regulation has been violated for any TCT Property, which in the case of clauses (A) and (B) above, would-, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(vi) All work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any TCT Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those actions, individually or in the aggregate, the failure of which would not constitute an TCT Material Adverse Effect.

(vii) Section 3.1(p)(vii) of the TCT Disclosure Letter lists as of the date hereof each ground lease to which TCT or any TCT Subsidiary is party, as lessee, and each master lease to which TCT or any TCT Subsidiary is a lessor. Each such ground lease or master lease is in full force and effect and is valid, binding and enforceable, to the Knowledge of TCT, in accordance with its terms against the lessor or lessee thereunder, as applicable, except as would not constitute, individually or in the aggregate, a material adverse effect on TCT’s interest in the applicable TCT Property. Except which would not constitute, individually or in the aggregate, an TCT Material Adverse Effect, neither TCT nor any TCT Subsidiary, on the one hand, nor, to the Knowledge of TCT, any other party, on the other hand, is in monetary default under any such ground lease or master lease. No option has been exercised under any of such ground leases or master leases, except options whose exercise has been evidenced by a written document as described in Section 3.1(p)(vii) of the TCT Disclosure Letter. TCT and TCT LP have made available to Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC a correct and complete copy of each such ground lease and master lease and all material amendments thereto.

(viii) Neither TCT nor any TCT Subsidiary has granted any unexpired option agreements, rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of an TCT Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire an TCT Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any TCT Property or any portion thereof.

(ix) Neither TCT nor any TCT Subsidiary is a party to any agreement relating to the management of any of the TCT Properties by a party other than TCT or any wholly owned TCT Subsidiaries.

(x) There is no material renovation or construction project with aggregate projected costs in excess of $5,000,000 currently being performed at any of the TCT Properties, except for the projects set forth in Section 3.1(p)(x) of the TCT Disclosure Letter (the “Construction Projects”). Section 3.1(p)(x) of the TCT Disclosure Letter sets forth the budgeted cost, the cost to complete and each Material Contract for each Construction Project. Neither TCT nor any TCT Subsidiary is in material default of any material obligation with respect to the Construction Projects and, to the Knowledge of TCT, the contractors obligated to complete any of the Construction Projects are not in material default with respect to such obligations as of the date of this Agreement.

(xi) None of the material personal property necessary for the use, operation, repair or maintenance of any TCT Property as currently used, operated, maintained and repaired is leased from or otherwise owned by third parties, except (A) for equipment owned or leased by third party vendors providing maintenance or repair services to an TCT Property or (B) for leases, the expense for which is included in TCT’s financial statements.

(xii) There (A) are no material structural defects relating to any of the TCT Properties, (B) is no TCT Property whose building systems are not in working order in any material respect, and (C) is no physical material damage to any TCT Property for which there is no insurance in effect, which, in the case of any of (A), (B) or (C), would, individually or in the aggregate, constitute an TCT Material Adverse Effect.

(q) Insurance. TCT or TCT LP maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks which in its good faith judgment are reasonable for the business of TCT and the TCT Subsidiaries (taking into account the cost and availability of such insurance). Section 3.1(q) of the TCT Disclosure Letter sets forth a list that is true and complete in all material respects of all material insurance policies in force naming TCT, any TCT Subsidiary or any employees thereof as an insured or beneficiary or as a loss payable payee or for which TCT or any TCT Subsidiary has paid or is obligated to pay all or part of the premiums. There is no claim by TCT or any TCT Subsidiary pending under any such policies which (A) has been denied or disputed by the insurer and (B) would constitute, individually or in the aggregate, an TCT Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by TCT or TCT LP with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

(r) Opinion of Financial Advisor. The TCT Board of Trustees has received the Fairness Opinion.

(s) Vote Required. The affirmative vote of the holders of TCT Common Shares entitled to cast at least two-thirds of the votes entitled to be cast on the matter (the “TCT Shareholder Approval”), the consent of TCT as general partner of TCT LP and the consents of the holders of LP Units which have been delivered pursuant to the Voting Agreement are the only votes or consents required of the holders of any class or series of the TCT Common Shares or other securities of or equity interests in TCT or TCT LP required to approve this Agreement and to approve and consummate the Mergers.

(t) Brokers. Except for the fees and expenses payable to the TCT Financial Advisor, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TCT, any TCT Subsidiary or any Affiliate thereof.

(u) Material Contracts.

(i) All of the Material Contracts of TCT as in effect as of the date hereof are listed on Section 3.1(u)(i) of the TCT Disclosure Letter or in the exhibit index set forth in the TCT annual report of Form 10-K for the year ended December 31, 2004. TCT has, prior to the date hereof, made available to Purchaser (including by filing with the SEC) true and complete copies of each Material Contract as in effect as of the date hereof. All Material Contracts are valid, binding and enforceable and in full force and effect with respect to TCT and the TCT Subsidiaries, and to the Knowledge of TCT, with respect to each other party to any such Material Contract, except where such failure to be so valid, binding and enforceable and in full force and effect do not and would not, individually or in the aggregate, constitute an TCT Material Adverse Effect, and except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors’ rights and to general equity principles.

(ii) Except as set forth in Section 3.1(u)(i) of the TCT Disclosure Letter, (A) neither TCT nor any TCT Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound; (B) to the Knowledge of TCT there are no such violations or defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) with respect to any third party to any Material Contract, except in either the case of clause (A) or (B) for those violations or defaults that, individually or in the aggregate, would not constitute an TCT Material Adverse Effect. For purposes of this Agreement, “Material Contracts” shall mean (I) any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, or any guaranty thereof, in excess of $1,000,000 (excluding letters of credit, performance bonds or guaranties entered into in the ordinary course of business), (II) any contractual obligation (including any brokerage agreement) entered into by TCT or any TCT Subsidiary that, by its terms, is not terminable within one year (without termination fee or penalty) and that may result in total payments by TCT or any TCT Subsidiary in excess of $1,000,000, (III) any other agreements filed or required to be filed as exhibits to the TCT SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (IV) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which TCT or any TCT Subsidiary is a party or an obligor with respect thereto, (V) any agreement in which the amount involved exceeds $60,000 per annum with any trustee, director or employee of TCT or the TCT Subsidiaries earning in excess of $75,000 per annum in base compensation and cash bonus or with any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such trustee, director or employee, (VI) any partnership or joint venture agreement with any third parties, and (VII) any agreement, commitment, instrument or obligation of a type described in Sections 3.1(u)(iii) through 3.1(u)(vi).

(iii) There is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict TCT’s ability to compete in any line of business or with any Person in any geographical area.

(iv) There are no indemnification agreements entered into by and between TCT and any trustee, director or officer of TCT or any of the TCT Subsidiaries.

(v) None of TCT or any TCT Subsidiary is a party to any agreement pursuant to which TCT or any TCT Subsidiary manages or provides services with respect to any real properties other than TCT Properties.

(vi) Section 3.1(u)(vi) of the TCT Disclosure Letter lists all agreements entered into by TCT or any TCT Subsidiary as of the date hereof providing for the sale of, or option to sell, any TCT Properties or the purchase of, or option to purchase, by TCT or any TCT Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

(v) Inapplicability of Takeover Statutes and Certain Charter and Bylaw Provisions. TCT has taken all appropriate and necessary actions to exempt the Merger, the Partnership Merger, the Transaction Documents and the other transactions contemplated thereby from the restrictions of Subtitles 6 and 7 of Title 3 of the MGCL, as applicable to a Maryland real estate investment trust, and Title 8 (collectively, the “Takeover Statute”). No other “control share acquisition”, “fair price”, “moratorium” or other antitakeover Laws apply to the Merger, the Partnership Merger, the Transaction Documents or the other transactions contemplated thereby. TCT and the TCT Board of Trustees have taken all appropriate and necessary actions to cause the Merger, the Partnership Merger, the Transaction Documents and the other transactions contemplated hereby to comply with or be exempted from any provision contained in the TCT Charter, TCT Bylaws or in the comparable organizational document of any TCT Subsidiary that would otherwise prohibit, hinder or delay such transactions and render any and all limitations on ownership of (1) TCT Common Shares as set forth in the TCT Charter and (2) the limited partner interests in TCT LP as set forth in the TCT LP Agreement, including the ownership limit (the “Ownership Limit”) set forth in the TCT Charter inapplicable to the Merger, Partnership Merger, the Transaction Documents and the other transactions contemplated thereby.

(w) Related Party Transactions. Except as described in the TCT SEC Documents filed prior to the date hereof, there are no material arrangements, agreements or contracts which continue in effect as of the date hereof entered into by TCT or any of the TCT Subsidiaries, on the one hand, and any Person who is an officer, trustee, director or Affiliate of TCT or any TCT Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate, on the other hand. True and complete copies of all such documents have been made available to Purchaser prior to the date hereof.

(x) Investment Company Act of 1940. Neither TCT, TCT LP nor any of the other TCT Subsidiaries is, or at the Merger Effective Time or the Partnership Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(y) Information Supplied. The information supplied by TCT or any TCT Subsidiary for inclusion in the Proxy, or any amendment or supplement thereto, shall not, on the date the Proxy is first mailed to TCT Common Shareholders, at the time of the TCT Shareholder Approval or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For the avoidance of doubt, any information supplied in writing by any of the Purchaser Parties for inclusion in the Proxy Statement shall not be considered to have been supplied by TCT or any TCT Subsidiary for purposes of this representation.
      Section 3.2     Representations and Warranties of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC. Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC represent and warrant to TCT as follows:

(a) Organization, Standing and Power of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser Acquisition Entity is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Maryland and Purchaser is its general partner. Purchaser Acquisition LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Maryland and Purchaser is its general partner. Purchaser Acquisition Entity is the sole member of Purchaser Acquisition LLC. Purchaser has heretofore made available to TCT and TCT LP complete and correct copies of the charter, bylaws or other organizational documents of each of the Purchaser Subsidiaries, each as amended to the date hereof and each as in full force and effect.

(b) Authority; No Violations; Consents and Approvals.

(i) Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC have all requisite power and authority to enter into this Agreement and its other Transaction Documents and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC.

(ii) This Agreement and the Transaction Documents to which Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC are parties have been duly executed and delivered by such Person, and, constitute valid and binding obligations of such Person, enforceable against such Person in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The execution and delivery by Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC of this Agreement and their other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby, and compliance by Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC with the provisions hereof and thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under or result in the creation of any Lien upon any of the properties or assets of such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, any provision of (A) the charter, bylaws or comparable organizational documents of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC, (B) any material contract, agreement or commitment of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC, or any guarantee by Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC, or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(b)(iv) are duly and timely obtained or made, any Law or Order applicable to or binding on Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC to perform its obligations under any of the Transaction Documents or prevent the consummation by Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC of any of the transactions contemplated hereby or thereby.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity is required by or on behalf of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC in connection with the execution and delivery by Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC of this Agreement or the other Transaction Documents to which Purchaser, Purchaser Acquisition

Entity and Purchaser Acquisition LLC is a party or the consummation by Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC of the transactions contemplated hereby or thereby, except for: (A) compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with the Transaction Documents and the transactions contemplated hereby and thereby; (B) the filing of the Articles of Merger with, and acceptance for recording of the Articles of Merger by, the Maryland Department; (C) the filing of the LLC Articles of Merger with, and acceptance for recording of the LLC Articles of Merger; (D) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, Takeover Statute or Environmental Laws; (E) compliance with the rules and regulations of the New York Stock Exchange; and (F) any such other consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair or delay the ability of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation by them of any of the transactions contemplated hereby or thereby.

(c) Information Supplied. The information supplied by Purchaser or any Purchaser Subsidiary for inclusion in the Proxy, or any amendment or supplement thereto, shall not, on the date the Proxy is first mailed to TCT Common Shareholders, at the time of the TCT Shareholder Approval or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) No Other Business. Each of Purchaser Acquisition Entity and Purchaser Acquisition LLC was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated thereby.

(e) Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC, for which fee or commission TCT or any TCT Subsidiary may be liable.

(f) Litigation. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC, nor is there any Order outstanding against Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC, in each case which would reasonably be expected to, individually or in the aggregate, (A) cause any of the transactions contemplated by this Agreement to be rescinded following their consummation, including the Merger and the Partnership Merger, or (B) materially impair or delay the ability of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation by them of any of the transactions contemplated thereby.
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS
      Section 4.1     Conduct of Business by TCT.
      (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, TCT and TCT LP shall, and shall cause each of the other TCT Subsidiaries to (i) carry on its businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with applicable Law and (ii) to the extent consistent with the foregoing clause (i), use its commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, to keep available the services of their present officers and employees and to maintain the status of TCT and each applicable TCT Subsidiary as a REIT within the meaning of the Code.
      (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Partnership Merger Effective Time, except as otherwise expressly provided or permitted by this Agreement or to the extent consented to by Purchaser in advance and in writing, TCT and TCT LP shall not and shall not authorize or commit or agree to, and shall cause the other TCT Subsidiaries not to (and not to authorize or commit or agree to):

(i) (A) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of TCT’s shares, stock or the partnership interests, shares, stock or other equity interests in any TCT Subsidiary that is not directly or indirectly wholly owned by TCT, other than (i) regular, cash distributions at a rate not in excess of $0.43 per share of TCT Common Shares, declared and paid quarterly, (ii) applicable distributions payable to each holders of LP Units, GP Units and Convertible LP Interests and (iii) dividends or distributions, declared, set aside or paid by any wholly owned TCT Subsidiary to TCT or any TCT Subsidiary that is, directly or indirectly, wholly owned by TCT and provided, that TCT may, in accordance with Section 5.4(f), make dividend payments it is required to make by the Code required to maintain REIT status and those that are sufficient to eliminate any U.S. federal income tax liability, (B) except as set forth in Section 4.1(b)(i) of the TCT Disclosure Letter, split, combine or reclassify any shares, stock, partnership interests or other equity interests or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, stock, partnership interests or other equity interests or (C) purchase, redeem (except for (x) the redemption of LP Units for shares of TCT Common Shares in accordance with the TCT LP Agreement and (y) the conversion or redemption of Convertible Senior Notes pursuant to the Indenture, dated August 4, 2003, for the Convertible Senior Notes (the “Indenture”)) or otherwise acquire any TCT Common Shares, stock, other equity interests or securities of TCT or the partnership interests, stock, other equity interests or securities of any TCT Subsidiary or any options, warrants or rights to acquire, or security convertible into, TCT Common Shares, stock, other equity interest or securities of TCT or the partnership interests, stock or other equity interests in any TCT Subsidiary, except in connection with the use of TCT Common Shares or LP Units to pay the exercise price or Tax withholding obligation upon the exercise of an TCT Option as presently permitted under any TCT Option Plan;

(ii) (A) classify or re-classify any unissued TCT Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests) or stock based performance units of TCT or any TCT Subsidiary; (B) other than issuances in respect of the conversion of Convertible Senior Notes pursuant to the Indenture, authorize for issuance, issue, deliver, sell, or grant TCT Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests) or stock based performance units of TCT or TCT Subsidiaries, (C) other than issuances in respect of the conversion of Convertible Senior Notes pursuant to the Indenture, authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any TCT Common Shares, shares of stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests), or stock based performance units of TCT or any TCT Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities or (D) amend or waive any option to acquire TCT Common Shares (except, with respect to the foregoing clause (A), (B) and (C), (1) as required under the TCT LP Agreement as presently in effect and (2) in connection with the exercise of TCT Options outstanding as of the date hereof under the TCT Option Plans as in effect as of the date hereof or the exchange of units of TCT LP for TCT Common Shares in accordance with the TCT LP Agreement);

(iii) amend the TCT Charter or the TCT Bylaws, or any other comparable charter or organizational documents of any TCT Subsidiary;

(iv) (A) merge, consolidate or enter into any other business combination transaction with any Person, except as provided in Section 5.5, (B) acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity or (C) purchase any equity interest in or all or substantially all of the assets of, any Person or any division or business thereof;

(v) make, undertake or enter into any new commitments obligating TCT or any TCT Subsidiary to make, capital expenditures; provided however, TCT or any TCT Subsidiary may make, capital expenditures pursuant to the terms of contracts which have been executed prior to the date hereof and up to 105% of the total amounts set forth as committed capital expenditure in the capital expenditure plan described in Section 4.1(b)(v) of the TCT Disclosure Letter (the “Capital Budgets”) with respect to the properties and on the timetable set forth therein; provided, further, TCT and any TCT Subsidiary may enter into contracts (and make expenditures) subsequent to the date hereof, or amendments to existing contracts, in accordance with the Capital Budgets with respect to the properties and on the timetable set forth therein in amounts not to exceed $500,000 individually or $2 million in the aggregate for all such contracts;

(vi) incur indebtedness (secured or unsecured) except for draws under its existing line(s) of credit for purposes of funding expenditures pursuant to the Capital Budgets and for working capital purposes in the ordinary course consistent with past practice (including to the extent necessary to pay dividends permitted pursuant to Section 4.1(b)(i)(A)(i) or Section 4.1(b)(i)(A)(ii), for purposes of making any required payments to holders of the Convertible Preferred Notes to pay any transaction expenses incurred in connection with the Mergers and the transactions contemplated by this Agreement); provided further that TCT will provide Purchaser prompt notice of any such draws;

(vii) sell, mortgage, subject to Lien (or, in the case of an involuntary Lien, fail to take action within thirty (30) days of the creation thereof to have such Lien removed), lease (other than leases (other than ground leases) as landlord in the ordinary course of business) or otherwise dispose of any of the TCT Properties, including by the disposition or issuance of equity securities in an entity that owns an TCT Property, except (A) as described in Section 4.1(b)(vii) of the TCT Disclosure Letter (and in the amounts so described), or (B) made in the ordinary course of business consistent with past practice pursuant to a binding sales contract in existence on the date of this Agreement and set forth in Section 4.1(b)(vii) of the TCT Disclosure Letter;

(viii) sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal or intangible property, except in transactions made in the ordinary course of business consistent with past practice and which are not material, individually or in the aggregate, or in connection with sales of any TCT Properties as permitted under Section 4.1(b)(viii);

(ix) acquire any personal or intangible property, except in transactions made in the ordinary course of business consistent with past practice or in connection with capital expenditures permitted under Section 4.1(b)(v);

(x) except as set forth in Section 4.1(b)(x) of the TCT Disclosure Letter, (A) assume or guarantee the indebtedness of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (B) prepay, refinance or amend any existing indebtedness, (C) make any loans, advances, capital contributions or investments in any other Person or (D) pledge or otherwise encumber shares of capital stock or securities in TCT or any TCT Subsidiary;

(xi) make or rescind any express or deemed material election relating to Taxes (unless TCT reasonably determines, after prior consultation with Purchaser, that such action is (i) required by Law; or (ii) necessary or appropriate to preserve TCT’s status as a REIT or the partnership status of TCT LP or any other TCT Subsidiary which files Tax Returns as a partnership for U.S. federal income tax purposes (in which case, TCT or TCT LP, as the case may be, shall make such election in a timely manner and shall inform Purchaser of such election)); provided, that nothing in this

Agreement shall preclude TCT from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code (with the prior written consent of Purchaser, which will not be unreasonably withheld);

(xii) enter into, or amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability with respect thereto;

(xiii) amend any Tax Return in any material respect;

(xiv) (A) fail to maintain its books and records in all material respects in accordance with GAAP consistently applied, (B) change any of its methods, principles or practices of accounting in effect other than as required by GAAP, (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of its U.S. federal income Tax Return for the taxable year ended December 31, 2004, or (D) revalue in any material respect any of its assets, including writing-off accounts receivable, except, in each of the foregoing cases, as may be required by the SEC, applicable Law or GAAP (in which case, TCT shall promptly inform Purchaser of such changes);

(xv) except as set forth in Section 4.1(b)(xv) of the TCT Disclosure Letter, (A) except in the ordinary course of business consistent with past practice in a manner that does not (other than in a de minimis manner) increase costs, adopt, amend or terminate any TCT Employee Benefit Plan or adopt any new employee benefit plan, incentive plan, Severance Agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be an TCT Employee Benefit Plan if it had been in existence on the date hereof, (B) grant any new stock appreciation rights, TCT Options, restricted shares or any other equity-based awards, (C) enter into or amend any employment, severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement, (D) grant any severance or termination pay, or any increase thereof, to any trustee, director, officer or employee, except payments made pursuant to written agreements or plans outstanding on the date hereof, the material terms of which are disclosed in Section 4.1(b)(xv) of the TCT Disclosure Letter and copies of which have been provided to Purchaser, (E) increase the number of its full-time permanent employees by an amount inconsistent with past practice, (F) except as set forth in Section 4.1(b)(xv) of the TCT Disclosure Letter, terminate any employee, other than as would not result in any payment of or obligation to pay severance or termination pay, or (G) establish, pay, agree to grant or increase any bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement;

(xvi) settle or compromise any material litigation, including any shareholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves) in settlement or compromise does not exceed $250,000, which provide for a complete release of TCT and each applicable TCT Subsidiary of all claims and which do not provide for any admission of liability by TCT or any TCT Subsidiary;

(xvii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TCT or any of the TCT Subsidiaries;

(xviii) fail to use its commercially reasonable efforts to maintain with financially responsible insurance companies insurance coverage substantially similar in all material respects to the insurance coverage maintained by TCT and the TCT Subsidiaries on the date hereof;

(xix) except as provided in Section 4.1(b)(xix) of the TCT Disclosure Letter, amend or terminate, or waive compliance with the terms of or breaches under, or assign any material rights or claims under, any material term of any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in any of Sections 3.1(u)(i) through 3.1(u)(iv) of the TCT Disclosure Letter;

(xx) fail to use its commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of TCT or any TCT Subsidiary;

(xxi) fail to (A) duly and timely file all material reports, Tax Returns and other material documents required to be filed with all Governmental Entities and other authorities (including the New York Stock Exchange), subject to extensions permitted by Law, provided TCT notifies Purchaser and its counsel that it is availing itself of such extensions and provided such extensions do not adversely affect TCT’s status as a qualified REIT under the Code or (B) cause all such reports and other documents to be complete and accurate in all material respects when filed;

(xxii) fail to pay any material Taxes or other material indebtedness when due;

(xxiii) pay, discharge or satisfy any claims, Liabilities or obligations (absolute, accrued, contingent or otherwise), other than (a) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or (b) in accordance with their terms;

(xxiv) except as described in Section 4.1(b)(xxiv) of the TCT Disclosure Letter, change the ownership of any TCT Subsidiary;

(xxv) amend the terms of any outstanding security of TCT or of any TCT Subsidiary;

(xxvi) enter into any lease, sublease or amendment of any lease or sublease with respect to TCT’s New York headquarters; provided, however that TCT and the TCT Subsidiaries may enter into any lease, sublease or amendment of any lease or sublease on market terms with respect to any period subsequent to March 31, 2006 which require payments or the incurrence of liabilities by TCT, any of its Subsidiaries or their respective successors in excess of $60,000 in the aggregate, provided that to the extent the Closing Date will occur after April 30, 2006, TCT and the TCT Subsidiaries may enter into any month-to-month lease, sublease or amendment of any lease or sublease on market terms, with a term commencing on April 30, 2006 and ending on the month in which the Closing Date, and which have monthly rent payments or other obligations which do not exceed $30,000;

(xxvii) take any action that, individually or in the aggregate, would reasonably be expected to cause any of the conditions set forth in Article VI not to be satisfied; or

(xxviii) agree in writing or otherwise to take any action inconsistent with any of the foregoing.
ARTICLE V
ADDITIONAL COVENANTS
      Section 5.1     Preparation of Proxy Statement; Shareholders’ Meeting.
      (a) As soon as practicable following the date of this Agreement, TCT shall prepare and file with the SEC a preliminary Proxy Statement for the purpose of calling the TCT Shareholder Meeting to obtain the TCT Shareholder Approval, provided, that TCT shall consult with Purchaser and provide Purchaser a reasonable opportunity to review and comment on such preliminary Proxy Statement prior to filing. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as practicable after such filing. TCT will notify Purchaser promptly following the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply Purchaser with copies of all correspondence with the SEC with respect to the Proxy Statement. The Proxy

Statement, and any supplement or amendment thereto, shall comply in all material respects with all applicable requirements of Law. TCT shall date the Proxy Statement as of the approximate date of mailing to its shareholders and shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, (i) Purchaser or TCT, as the case may be, shall promptly inform the other of such occurrences, (ii) TCT shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement; provided, however, that no amendment or supplement to the Proxy Statement will be made without prior consultation with Purchaser and providing Purchaser a reasonable opportunity to review and comment on such amendment or supplement, (iii) TCT shall use its commercially reasonable efforts to have any such amendment or supplement cleared for mailing, to the extent necessary, to TCT shareholders as promptly as practicable after such filing and (iv) TCT shall use its commercially reasonable efforts to have any such amendment or supplement mailed to its shareholders at the earliest practicable date.
      (b) Subject to Section 5.6(a), TCT will, as soon as practicable, but in no event more than five (5) Business Days, following the date on which the Proxy Statement is cleared by the SEC, duly call, give notice of, convene and hold the TCT Shareholder Meeting (but in no event shall such meeting be held sooner than 20 days, or except as provided in Section 5.1(c) later than 45 days, following the date the Proxy Statement is mailed to its shareholders), for the purpose of obtaining the TCT Shareholder Approval. TCT will, through the TCT Board of Trustees, recommend to its shareholders approval of the Merger and the other transactions contemplated hereby and further covenants that the Proxy Statement will include such recommendation (the “TCT Recommendation”) except to the extent that the TCT Board of Trustees shall have withdrawn such recommendation in accordance with Section 5.6(a).
      (c) If on the date of the TCT Shareholders Meeting or any subsequent adjournment thereof pursuant to this Section 5.1(c), TCT has not received proxies representing a sufficient number of TCT Common Shares to approve the Merger, TCT shall adjourn the TCT Shareholder Meeting until such date as shall be mutually agreed upon by TCT and Purchaser, which date shall not be less than ten days nor more than 20 days after the date of adjournment, and shall continue to use its commercially reasonable efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the TCT Shareholder Approval.
      Section 5.2     Access to Information; Confidentiality and Confidentiality Agreement.
      (a) TCT and TCT LP shall, and shall cause each of the TCT Subsidiaries to, afford to Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC and their officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates, reasonable access during normal business hours and upon reasonable advance notice during the period prior to the Partnership Merger Effective Time to all of its properties, offices, books, contracts, commitments, personnel and records, and, during such period, TCT and TCT LP shall, and shall cause each of the other TCT Subsidiaries to, furnish reasonably promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information (financial or otherwise) concerning its business, properties and personnel as Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC may reasonably request. TCT shall also instruct TCT’s officers, employees, accountants, counsel, financial advisors and other representatives to cooperate reasonably with Purchaser in its investigation of the business of TCT, TCT LP and the other TCT Subsidiaries. Notwithstanding the foregoing, TCT shall not be required by this Section 5.2 to provide Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC or their respective representatives with access to the properties of TCT or any TCT Subsidiary for the purpose of invasive physical testing; provided, that, in the case of TCT Properties that are wholly owned by an TCT Subsidiary, neither TCT nor any TCT Subsidiary shall unreasonably withhold consent for such access and testing if any Phase I conducted by a nationally recognized environmental consulting firm (selected in consultation with TCT) and pursuant to the American Society for Testing and Material E1527-00 (the “ASTM Standard”) modified as necessary to include assessment for radon, mold, lead paint, asbestos or fuel oil underground storage tanks for such TCT Property shall have included an affirmative recommendation that further investigation of a Recognized Environmental Condition (as that term is used in the ASTM Standard) or radon, mold, lead paint, asbestos or fuel oil underground storage tanks, be conducted.
      (b) Each of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will otherwise comply with the terms of the letter agreement between TCT, Morgan Stanley Real Estate Advisor, Inc. and Onex Real Estate Partners dated as of October 18, 2005 (as may be amended, the “Confidentiality Agreement”).
      Section 5.3     Reasonable Efforts; Notification.
      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT and TCT LP agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as reasonably practicable, the Mergers and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary, proper or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and other third parties and the making of all necessary, proper or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver, consent or exemption from any Governmental Entity, (ii) the obtaining of all necessary, proper or advisable consents, approvals, waivers or exemptions from non-governmental third parties, and (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of the Transaction Documents. If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors or partners, of Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT and TCT LP shall take all such necessary action. From the date of this Agreement through the Merger Effective Time, TCT shall timely file, or cause to be filed, with the SEC all TCT SEC Documents required to be so filed. TCT shall consult with Purchaser and provide Purchaser a reasonable opportunity to review and comment on all filings made by TCT with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, prior to the making of such filings.
      (b) Notwithstanding anything to the contrary in this Section 5.3, Purchaser shall not be required to dispose of or hold separate, or to restrict its ownership of, any business or assets of TCT or any TCT Subsidiary, or of Purchaser or any Purchaser Subsidiary, or agree to take any such action, if any such action or agreement, individually or in the aggregate, would constitute a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or Liabilities (i) of TCT and the TCT Subsidiaries taken as a whole or (ii) of Purchaser and the Purchaser Subsidiaries taken as a whole.
      (c) TCT and TCT LP shall give prompt notice to Purchaser, and Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC shall give prompt notice to TCT and TCT LP, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      Section 5.4     Tax Matters.
      (a) Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT and TCT LP shall report the portions of the transactions contemplated hereby consisting of the Merger in accordance with the treatment contemplated by Section 2.1(d) and each shall use its respective best efforts to cause such portions of such transactions to be so treated for U.S. federal income tax purposes.
      (b) Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to Purchaser and TCT), neither Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC, on the one hand, nor TCT and TCT LP, on the other hand, will take or omit to take any action, or permit any status to exist, prior to the Merger Effective Time, that would or may jeopardize, or that is inconsistent with, TCT’s status as a REIT under the Code or the status of TCT LP or any TCT Subsidiary organized and existing as a partnership or limited liability company under the Laws of its jurisdiction of organization (a “TCT Subsidiary Partnership”) as a partnership for purposes of Taxes for any period.
      (c) The Merger Consideration (including assumed liabilities) shall be allocated among TCT’s assets in accordance with Section 1060 of the Code. The parties shall work in good faith to agree on such allocation prior to the Closing Date. Following the Merger, the Surviving Entity in connection with its U.S. federal, state, and local tax returns and other filings (including Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation. Any adjustment to the purchase price shall be allocated as provided by Treas. Reg. Section 1.1060-1(c).
      (d) Nothing in this Section 5.4 shall be construed to limit the ability of Purchaser or its Affiliates from causing TCT to seek a “closing agreement” within the meaning of Section 7121 of the Code if it is reasonably determined that TCT or an TCT Subsidiary engaged in any action or failed to take any action that jeopardized the status of TCT as a REIT prior to the Merger Effective Time.
      (e) Within 90 days after the Closing, Purchaser Acquisition Entity shall deliver to TCT a schedule allocating the Purchase Price (including assumed liabilities) among the assets of TCT in accordance with Section 1060 of the Code and the regulations thereunder. The parties agree not to take any position inconsistent with the Allocation Schedule for Tax reporting purposes.
      (f) Unless prohibited by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to Purchaser and TCT) or this Agreement to the contrary, up to the Merger Effective Time, TCT, each TCT Subsidiary and any Affiliate of any of them, shall be permitted to take or omit to take any action required to maintain TCT’s status as a REIT under the Code or the status of TCT LP or any TCT Subsidiary Partnership as a partnership for purposes of Taxes for any period. TCT shall provide Purchaser with prior written notice of its intention to take any such action or to omit to take any such action outside the ordinary course of business, and shall consult with Purchaser in good faith with respect to such action or omission.
      (g) TCT shall provide to Purchaser copies of Tax Returns that are to be filed on or prior to the Merger Effective Time at least five (5) calendar days prior to the due date of such returns (including applicable extensions), and TCT shall consider in good faith any and all reasonable comments of Purchaser with respect to such Tax Returns.
      (h) Purchaser shall, with TCT’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement other than any such Taxes that are solely the responsibility of the holders of Shares or LP Units under applicable Law (together, with any related interest, penalties or additions to Tax, “Transfer and Gains Taxes”). From and after the Merger Effective Time, Purchaser shall pay or cause to be paid all Transfer and Gains Taxes (other than any such Taxes that are solely the responsibility of the holders of Shares or LP Units under applicable Law) without deductions withheld from the Merger Consideration.

      Section 5.5     No Solicitation of Transactions.
      (a) Subject to Section 5.6, none of TCT, TCT LP or any other TCT Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, trustee, director, employee, agent, investment banker, financial advisor, attorney, broker, finder or other agent, representative or Affiliate of TCT, TCT LP or any other TCT Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction or release any Person from any standstill agreement or similar obligation to TCT or any TCT Subsidiary other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement or otherwise. TCT and TCT LP shall take, and shall cause the other TCT Subsidiaries to take, all actions reasonably necessary to cause their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction; provided, however, that nothing in this sentence shall preclude TCT, TCT LP or their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers and other agents, representatives or Affiliates from complying with the provisions of the last sentence of this Section 5.5(a). TCT, TCT LP and the TCT Subsidiaries shall be responsible for any failure on the part of their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, brokers, finders and any other agents, representatives or Affiliates to comply with this Section 5.5(a). TCT and TCT LP shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) TCT, TCT LP or any other TCT Subsidiary, or any material position of their assets, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of TCT, TCT LP or any other TCT Subsidiary.
      (b) TCT and TCT LP shall notify Purchaser of, promptly following receipt, the relevant details relating to any proposal (including the identity of the parties and all material terms thereof) which any of TCT, TCT LP or any of the other TCT Subsidiaries or any such officer, trustee, director, employee, agent, investment banker, financial advisor, attorney, broker, finder or other representative or Affiliate may receive after the date hereof relating to a Competing Transaction and shall keep Purchaser reasonably informed on a prompt basis as to the status of and any material developments regarding any such proposal.
      (c) For purposes of this Agreement, a “Competing Transaction” shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving TCT or TCT LP (or any of the other TCT Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30% or more of the assets (including by means of an issuance, sale or other disposition of voting securities) of TCT and the TCT Subsidiaries, taken as a whole, or of 30% or more of any class of voting securities of TCT, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 30% or more of any class of voting securities of TCT (or any of the TCT Subsidiaries).
      (d) For purposes of this Agreement, a “Superior Competing Transaction” means a bona fide, unsolicited, written proposal for a Competing Transaction made by a third party which the TCT Board of Trustees determines (after taking into account any amendments to this Agreement entered into or which Purchaser irrevocably covenants to enter into and for which all internal approvals of Purchaser have been obtained prior to the date of such determination), in good faith and after consultation with its financial and legal advisors, is on terms which are more favorable from a financial point of view (including financing terms, any termination fee or expense reimbursement payable under this Agreement, any conditions to the consummation thereof and the likelihood of the Competing Transaction proposal being consummated) to the TCT Common Shareholders than the Mergers and the other transactions contemplated by this Agreement.
      Section 5.6     Board Actions.
      (a) Notwithstanding Section 5.5 or any other provision of this Agreement to the contrary, following the receipt by TCT or any TCT Subsidiary of a proposal from a third party for a Competing Transaction (that was not solicited, encouraged or facilitated in violation of Section 5.5) the Board of Trustees may (I) contact such Person and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and (II) if the Board of Trustees determines in good faith following consultation with its legal and financial advisors that such proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction, the TCT Board of Trustees may (directly or through advisors or representatives) (i) furnish non-public information with respect to TCT and the TCT Subsidiaries to the Person who made such proposal (provided that TCT (A) has previously or concurrently furnished such information to Purchaser and (B) shall furnish such information pursuant to a confidentiality agreement which is at least as favorable to TCT as the Confidentiality Agreement), (ii) disclose to its shareholders any information required to be disclosed under applicable Law, (iii) participate in negotiations regarding such proposal and (iv) following receipt of a proposal for a Competing Transaction that constitutes a Superior Competing Transaction, but prior to the TCT Shareholder Approval, (A) withdraw or modify in a manner adverse to Purchaser, or fail to make, the TCT Recommendation or recommend that the TCT Common Shareholders approve such Superior Competing Transaction, (B) terminate this Agreement pursuant to, and subject to compliance with, Section 7.1(g) and (C) take any action that any court of competent jurisdiction orders TCT to take, but in each case referred to in clauses (i) through (iv) only if, after complying with Section 5.6(b), the Trustees of TCT determine in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with their duties to TCT or its shareholders under applicable Law. Nothing in this Section 5.6 or elsewhere in this Agreement shall prevent the TCT Board of Trustees from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction or from making any required disclosure to TCT’s shareholders if, in the good faith judgment of the TCT Board of Trustees, after consultation with outside legal counsel, failure to do so would be inconsistent with its obligations under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that neither TCT nor the TCT Board of Trustees shall be permitted to recommend pursuant to such provision a Competing Transaction which is not a Superior Competing Transaction.
      (b) The TCT Board of Trustees shall not take any of the actions referred to in clause (iv) of Section 5.6(a) unless the TCT Board of Trustees has given Purchaser at least three (3) Business Days notice of its intent to take such action and, taking into account any amendment to this Agreement entered into or to which Purchaser irrevocably covenants to enter into and for which all internal approvals of Purchaser have been obtained since receipt of such notice, such Superior Competing Transaction remains a Superior Competing Transaction.
      Section 5.7     Public Announcements. TCT, TCT LP and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement or filing without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement or filing as may be required by Law or the applicable rules of any stock exchange if it has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement or filing is required to be released, filed or furnished pursuant to such Law or rules. In this regard, the parties shall make a joint public announcement of the transactions contemplated by this Agreement no later than (i) the close of trading on the New York Stock Exchange on the day this Agreement is signed, if such signing occurs during regular business hours on a Business Day or (ii) the opening of trading on the New York Stock Exchange on the next Business Day following the date on which this Agreement is signed, if such signing does not occur during regular business hours on a Business Day.
      Section 5.8     Employee Arrangements.
      (a) Continuing Benefits and Compensation. For a period of not less than one year commencing immediately following the Merger Effective Time, Purchaser shall, or cause the Surviving Entity to, provide to each TCT employee who remains employed by Purchaser, the Surviving Entity or the Surviving Partnership after the Merger Effective Time compensation and employee benefits (other than equity-based compensation) that are, subject to Section 5.8(d), substantially comparable in the aggregate to the compensation and TCT employee benefits (other than equity-based compensation, retention, sale, stay, special bonus or other change in control payments or awards) provided immediately before the Merger Effective Time.
      (b) TCT Severance Policies. For a period of one year following the Closing Date, Purchaser shall provide each employee of TCT or an TCT Subsidiary who is employed as of the Closing Date (each, an “TCT Employee”) with severance payments and severance benefits in accordance with the policy set forth on Section 5.8(b) of the TCT Disclosure Letter, to the extent that any such TCT Employee incurs a termination entitling such employee to severance under the terms of such policy; provided, that nothing in this Section 5.8(b) shall be deemed to modify or limit the provisions of the severance agreements set forth in Section 3.1(l)(i) of the TCT Disclosure Letter (the “Severance Agreements”).
      (c) Service Credit. Purchaser shall, or shall cause the Surviving Entity, to, give each TCT Employee full credit for such employee’s service with TCT and TCT Subsidiaries for purposes of eligibility, vesting, and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals under defined benefit plans, under any benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by Purchaser or the Surviving Entity in which an TCT Employee participates to the same extent recognized by TCT under a corresponding benefit plan immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service, or to the extent such service was rendered in a period with respect to which credit is not provided to employees of Purchaser and its Subsidiaries generally.
      (d) Waivers and Other Matters. Purchaser shall make reasonable efforts to (or to cause the Surviving Entity to) (i) waive any preexisting condition limitations otherwise applicable to TCT Employees and their eligible dependents under any plan of Purchaser or the Surviving Entity that provides health benefits in which TCT Employees may be eligible to participate following the Closing Date, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous TCT Employee Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the TCT Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Purchaser or the Surviving Entity in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an TCT Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such TCT Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous TCT Employee Benefit Plan prior to the Closing Date.
      (e) Other Actions. TCT agrees to take the actions set forth in Section 5.8(e) of the TCT Disclosure Letter.

      Section 5.9     Indemnification; Trustees’ and Officers’ Insurance.
      (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Time, a trustee, director or officer of TCT or any of the TCT Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a trustee, director, officer, employee, or agent of TCT or any of the TCT Subsidiaries, or is or was serving at the request of TCT or any of the TCT Subsidiaries as a trustee, director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case at or prior to the Merger Effective Time or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby, from and after the Merger Effective Time, the Surviving Entity (together with TCT, the “Indemnitors”), shall indemnify and hold harmless, as and to the fullest extent that a Maryland real estate investment trust is permitted under applicable Law to indemnify its own officers and directors, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation (collectively, “Indemnifiable Amounts”), and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted before or after the Merger Effective Time), (A) the Indemnitors, shall promptly (but in any event within ten (10) calendar days of written request) advance expenses pending the final disposition of any such threatened or actual claim, action, suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; (B) the Indemnitors shall have the right to defend each Indemnified Party in any proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitors shall notify such Indemnified Party of any such decision to defend within ten (10) calendar days of receipt of written notice of any such proceeding, and, provided further, that the Indemnitors shall not, without the prior written consent of such Indemnified Party, consent to the entry of any judgment against such Indemnified Party or enter into any settlement or compromise which (I) includes an admission of fault of such Indemnified Party or (II) does not include, as an unconditional term thereof, the full release of such Indemnified Party from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to such Indemnified Party and (C) notwithstanding clause (B) above, if in a proceeding to which an Indemnified Party is a party by reason of the Indemnified Party’s service as a trustee, director, officer, employee, or agent of TCT or any of the TCT Subsidiaries, (I) such Indemnified Party reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such proceeding, (II) a conflict of interest or potential conflict of interest exists between such Indemnified Party and the Indemnitors, or (III) if the Indemnitors fail to assume the defense of such proceeding in a timely manner, such Indemnified Party shall be entitled to be represented b y separate legal counsel of such Indemnified Party’s choice at the expense of the Indemnitors; provided, however, that none of the Indemnitors shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that the Indemnitors shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall have ultimately determined, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify TCT and, after the Merger Effective Time, the Surviving Entity, thereof; provided, however, that the failure to so notify shall not affect the obligations of TCT and the Surviving Entity except to the extent, if any, such failure to promptly notify materially and adversely prejudices such party.

      (b) Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the Indemnified Parties provided for in the TCT Charter or the TCT Bylaws, as well as indemnification agreements, as in effect as of the date hereof and listed in Section 5.9 of the TCT Disclosure Letter with respect to matters occurring at or prior to the Merger Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Merger Effective Time, the Surviving Entity shall, and Purchaser will cause the Surviving Entity to, cause to be maintained in effect, with respect to actions and omissions occurring at or prior to the Merger Effective Time, trustees’, directors’ and officers’ liability insurance and fiduciary insurance policies of not less than the existing coverage under, and having other terms not less favorable to, the insured persons than the trustees’, directors’ and officers’ liability insurance coverage presently maintained by TCT; provided that, in satisfying such obligation, none of Purchaser or any Purchaser Subsidiary shall be obligated to pay premiums per annum in excess of 250% of the aggregate amount per annum that TCT and the TCT Subsidiaries paid for such coverage in the last full fiscal year, which amount TCT has disclosed to Purchaser prior to the date hereof.
      (c) This Section 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Purchaser, TCT and the Surviving Entity. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.9.
      (d) In the event that the Surviving Entity (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations set forth in this Section 5.9.
      Section 5.10     Tax Returns. After the Merger Effective Time, Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the TCT Subsidiaries for all periods (except for their taxable years which terminate as a result of the Merger or Partnership Merger) with the applicable taxing authority on or before the due date (including extensions, if any) for filing such Tax Returns.
      Section 5.11     5.375% Convertible Senior Notes. TCT will use its reasonable best efforts to comply with the provisions of Article 14, including the notice provisions thereof, and Section 15.03 of the Indenture such that the holders of the Convertible Senior Notes issued pursuant thereto shall have the right to convert such Convertible Senior Notes in accordance with the Indenture.
      Section 5.12     Cooperation. TCT and TCT LP agree to use commercially reasonable efforts to cooperate with Purchaser in connection with the closing of Purchaser’s financing at the Closing by, in each case if requested in writing by Purchaser, (a) causing their Subsidiaries to form, on or prior to the Closing, new wholly-owned Subsidiaries and (b) at the Closing, executing any documents, agreements and instruments and taking such other actions as may be reasonably required in connection with Purchaser’s financing and acquisition structure all in such order, form and substance as reasonably requested by Purchaser; provided, however, that: (i) TCT and TCT LP’s obligation to take any actions required by clause (b) above at the Closing shall be subject to the condition that the conditions set forth in Section 6.1 have been satisfied and (x) that Purchaser shall have delivered to TCT a written notice from Purchaser confirming that the Purchaser Parties are prepared to proceed immediately with the Closing, (y) the Purchaser Parties immediately proceed with the Closing and (z) that Purchaser shall have delivered to TCT the certificates referred to in Sections 6.3(a) and 6.3(b); (ii) notwithstanding anything to the contrary in this Agreement, none of the actions taken pursuant to this Section 5.12 shall constitute a breach of any representation, warranty, covenant or agreement of TCT or TCT LP contained in this Agreement; (iii) if Purchaser requests TCT or TCT LP to take any action pursuant to clause (b) above at the Closing, on the Closing Date and concurrently with Purchaser’s delivery of the written notice and the certificates referred to in clause (i)(x) and (i)(z) of this proviso, TCT and TCT LP shall deliver the certificates referred to in Sections 6.2(a), 6.2(b) and 6.2(c), the opinion referred to in Section 6.2(e) and the documents, agreements and instruments referred to in clause (b) above; (iv) following the delivery by Purchaser of the written notice and the certificates referred to in clause (i)(x) and (i)(z) of this proviso and the delivery by TCT of the items referred to in clause (iii) of this proviso, all conditions set forth in Section 6.2 (including those conditions that by their nature can be satisfied only at the Closing) shall be deemed to have been satisfied or waived and (v) the documents, agreements and instruments executed by TCT or any TCT Subsidiary pursuant to clause (b) shall be deemed to have been delivered subject to the Closing occurring. For the avoidance of doubt, the provisions of this Section 5.12 are not intended to, and do not, constitute, a condition or requirement to the Closing that any of Purchaser Parties or any Affiliate thereof obtains financing from any person, closes any such financing or obtains in any other manner the funds necessary to consummate the transactions contemplated by this Agreement. If the Closing is not consummated, Purchaser shall, promptly upon request by TCT, reimburse TCT for all reasonable out-of-pocket costs and expenses (including fees and expenses of counsel) incurred by TCT in connection with any actions taken by TCT in accordance with this Section 5.12. Purchaser will prepare at its expense all organizational documents and other documents and instruments referred to in this Section 5.12. Purchaser agrees to indemnify and hold harmless TCT, TCT LP, the TCT Subsidiaries and their respective directors, officers, employees, agents, and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties and Taxes arising or resulting from, or suffered or incurred by any of them, in connection with any actions taken in connection with this Section 5.12. TCT shall be entitled to enforce the provisions of the foregoing sentence on behalf of each person referred to therein that is not a party to this Agreement.
ARTICLE VI
CONDITIONS PRECEDENT
      Section 6.1     Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of TCT, TCT LP, Purchaser Acquisition Entity and Purchaser Acquisition LLC to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The TCT Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Partnership Merger or any of the other transactions or agreements contemplated by this Agreement shall be in effect.
      Section 6.2     Conditions to Obligations of Purchaser Parties. The obligations of the Purchaser Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by any of the Purchaser Parties:

(a) Representations and Warranties. (i) The representations and warranties of TCT and TCT LP set forth in Sections 3.1(a) (but only with respect to the first and fourth sentences thereof), 3.1(b)(i) (but only with respect to the third, fourth and fifth sentences thereof), 3.1(b)(ii) (but only with respect to the first sentence thereof), 3.1(c)(i), 3.1(c)(ii), 3.1(d)(i), 3.1(d)(ii)(A), 3.1(r), 3.1(s), 3.1(t), 3.1(v), and 3.1(x) shall be true and correct in all material respects and (ii) all other representations and warranties of TCT and TCT LP in this Agreement shall be true and correct (without giving effect to any such materiality or TCT Material Adverse Effect qualifier), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute an TCT Material Adverse Effect, in the case of each of clause (i) and (ii) as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), and Purchaser shall have received a certificate signed on behalf of TCT by the Chief Executive Officer and the Chief Financial Officer of TCT to such effect.

(b) Performance of Covenants and Agreements of TCT. TCT and TCT LP shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Merger Effective Time, and Purchaser shall have received a certificate signed on behalf of TCT by the Chief Executive Officer and the Chief Financial Officer of TCT to such effect.

(c) Material Adverse Change. Since the date of this Agreement, there shall have occurred no changes, events or circumstances which would, individually or in the aggregate, constitute an TCT Material Adverse Effect, and Purchaser shall have received a certificate signed on behalf of TCT by the Chief Executive Officer and the Chief Financial Officer of TCT to such effect.

(d) Market Conditions. There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of ten (10) hours, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement or escalation of a war, armed hostilities or other international or national calamity resulting in a major dislocation of financial markets that materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, or (iv) in the case of any of the foregoing existing as of the date hereof, a material acceleration or worsening thereof; provided, however, that (x) the failure of this condition may be invoked by the Purchaser Parties only in one instance, (y) upon the expiration of ten (10) Business Days following the date this condition is invoked by the Purchaser Parties, this condition shall be deemed satisfied and (z) all conditions set forth in Section 6.2 (other than the condition set forth in Section 6.2(b) (but only to the extent the failure to satisfy such condition resulted from an intentional breach by TCT or TCT LP of its covenants and agreements required to be performed by them under this Agreement at or prior to the Merger Effective Time)) shall from the date this condition was invoked by the Purchaser Parties be deemed to have been satisfied or waived by the Purchaser Parties.

(e) Tax Opinion. TCT shall have received a tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to TCT (or other nationally recognized tax counsel to TCT satisfactory to Purchaser), substantially in the form attached hereto as Exhibit C and dated as of the Closing Date, opining that TCT has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code through and including its taxable year ending on the Closing Date. Such opinion shall be based, in part, on customary assumptions and customary factual representations and covenants of TCT and the TCT Subsidiaries and, to the extent necessary, on prior opinions of TCT’s tax counsel.

      Section 6.3     Conditions to Obligations of TCT. The obligations of TCT and TCT LP to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by TCT and TCT LP:

(a) Representations and Warranties. The representations and warranties of Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC contained in this Agreement (i) which are qualified by materiality shall be true and correct; and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each of the foregoing cases, as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), and TCT shall have received a certificate signed on behalf of the Purchaser Parties by the President and the Chief Financial Officer of Purchaser to such effect.

(b) Performance of Covenants and Agreements of Purchaser Parties. Purchaser, Purchaser Acquisition Entity and Purchaser Acquisition LLC shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Merger Effective Time, and TCT and TCT LP shall have received a certificate signed on behalf of the Purchaser Parties by the President and the Chief Financial Officer of Purchaser to such effect.

      Section 6.4     Delay. If Purchaser delays the Closing Date either pursuant to a Delayed Closing or pursuant to Section 6.2(d), then for purposes of determining whether the conditions set forth in Section 6.2 have been satisfied (other than Section 6.2(b) (but only to the extent the failure to satisfy such condition results from an intentional breach by TCT or TCT LP of its covenants and agreements required to be performed by them under this Agreement prior to or at the Effective Time)), such conditions shall be deemed to have been satisfied as of the Closing Date irrespective of any facts, circumstances or events subsequent to the Closing Date (disregarding for such purposes any Delayed Closing or delay of the Closing Date pursuant to Section 6.2(d)) if TCT confirms in writing to Purchaser that it is willing and able to deliver the certificates referred to in Sections 6.2(a), 6.2(b) and Section 6.2(c) and the opinion referred to in Section 6.2(e) on the Closing Date (disregarding for such purposes any Delayed Closing or delay of the Closing Date pursuant to Section 6.2(d)). If the Closing Date has been delayed either pursuant to a Delayed Closing or pursuant to Section 6.2(d), then notwithstanding anything to the contrary herein, the certificates referred to in Sections 6.2(a), 6.2(b) and 6.2(c) and the opinion referred to in Section 6.2(e) shall be delivered on the Closing Date but shall be dated as of, and deemed to have been delivered on, the date on which, pursuant to the preceding sentence, TCT confirmed in writing that it was willing and able to deliver such certificates and opinion. For the avoidance of doubt, Section 5.12 shall apply to a Delayed Closing or if the Closing Date occurs after a delay pursuant to Section 6.2(d).
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
      Section 7.1     Termination. This Agreement may be terminated at any time prior to the Merger Effective Time whether before or after the TCT Shareholder Approval is obtained:

(a) by mutual written consent of TCT and Purchaser duly authorized by their board of trustees or board of directors, respectively;

(b) by the Purchaser Parties, upon a breach of any representation, warranty, covenant or agreement on the part of TCT set forth in this Agreement, or if any representation or warranty of TCT shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or (b), as the case may be, would be incapable of being satisfied by May 1, 2006 (the “Termination Date”); provided, however, that in the event that Purchaser has delayed the Closing pursuant to Section 6.2(d) or pursuant to a Delayed Closing, the “Termination Date” shall be extended to, and shall be, a date occurring on the date that follows May 1, 2006 by an amount of days equal to the number of days of such delay;

(c) by TCT and TCT LP, upon a breach of any representation, warranty, covenant or agreement on the part of the Purchaser Parties set forth in this Agreement, or if any representation or warranty of the Purchaser Parties shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date;

(d) by either TCT and TCT LP or Purchaser, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

(e) by either TCT and TCT LP or Purchaser, if the Merger shall not have been consummated before the Termination Date; provided, however, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e);

(f) by either TCT or Purchaser if, upon a vote at the TCT Shareholder Meeting, the TCT Shareholder Approval shall not have been obtained, as contemplated by Section 5.1;

(g) by TCT, prior to the TCT Shareholder Approval, if the TCT Board of Trustees authorizes TCT, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Competing Transaction; provided, that for the termination to be effective TCT shall have paid the Break-Up Fee in accordance with this Agreement;

(h) by Purchaser if (i) the TCT Board of Trustees shall have taken any action described in clause (iv) of Section 5.6(a) or shall have publicly announced a decision or intention to take any such action or (ii) TCT shall have intentionally breached its obligation to call or hold the TCT Shareholder Meeting or to cause the Proxy Statement to be mailed to its shareholders in advance of such TCT Shareholder Meeting; or

(i) A terminating party shall provide written notice of termination to the other parties specifying with particularity the basis for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 7.1 for any such termination.
      Section 7.2     Expenses.
      (a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby and by the Transaction Documents shall be paid by the party incurring such cost or expense.
      (b) TCT and TCT LP agree that if this Agreement shall be terminated pursuant to (A) Section 7.1(b) or 7.1(f), then TCT and TCT LP will pay to Purchaser, or as directed by Purchaser, an amount equal to the Purchaser Break-Up Expenses (as defined herein) or (B) Section 7.1(g) or 7.1(h), then TCT will pay to Purchaser, or as directed by Purchaser, an amount equal to the Break-Up Fee (as defined herein); provided, that in either case, such amount shall be paid promptly, but in no event later than five (5) Business Days after such termination in the case of termination pursuant to Section 7.1(b), 7.1(f) or 7.1(h) or, in the case of termination pursuant to Section 7.1(g), prior to such termination. TCT also agrees that if this Agreement is terminated pursuant to Section 7.1(b) or 7.1(f) and (A) after the date hereof and prior to such termination, a Person (or any representative of such Person) has made any proposal relating to a Competing Transaction and (B) within nine months of any such termination TCT shall consummate a Competing Transaction, or enter into a written agreement with respect to a Competing Transaction that is ultimately consummated, with any Person, then TCT shall pay to Purchaser, or as directed by Purchaser, promptly after consummating such Competing Transaction (but in no event later than five (5) Business Days following such consummation), an amount equal to the Break-Up Fee less any Purchaser Break-Up Expenses previously paid. Payment of any of such amounts shall be made, as directed by Purchaser, by wire transfer of immediately available funds. For purposes of this Agreement, the “Break-Up Fee” shall be an amount equal to $20,000,000. For purposes of this Agreement, the “Purchaser Break-Up Expenses” shall be an amount equal to Purchaser’s out of pocket, third-party expenses incurred from and after October 11, 2005 in connection with this Agreement and the other transactions contemplated hereby (including reasonable attorneys’, accountants’ and investment bankers’ fees and expenses), but in no event shall be greater than $3,000,000.
      (c) Purchaser agrees that if this Agreement shall be terminated pursuant to Section 7.1(c), then Purchaser will pay to TCT and TCT LP, or as directed by TCT and TCT LP, an amount equal to the TCT Break-Up Expenses (as defined herein); provided, such amount shall be paid promptly, but in no event later than five (5) Business Days after such termination. For purposes of this Agreement, the “TCT Break-Up Expenses” shall be an amount equal to TCT’s and TCT LP’s out of pocket, third-party expenses incurred from and after October 11, 2005 in connection with this Agreement and the other transactions contemplated hereby (including reasonable attorneys’, accountants’ and investment bankers’ fees and expenses).
      (d) The foregoing provisions of this Section 7.2 have been agreed to by each of the parties hereto in order to induce the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.
      Section 7.3     Effect of Termination. In the event of termination of this Agreement by either TCT or Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of TCT and TCT LP, on the one hand, or Purchaser, on the other hand, other than as provided in Section 5.2(b), Section 7.1, Section 7.2, this Section 7.3 and Article VIII and except to the extent that such termination results from fraud or a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or Purchaser’s failure to pay the Merger Consideration upon the satisfaction or waiver of the conditions to Closing set forth in Article VI.
      Section 7.4     Amendment. Notwithstanding anything to the contrary herein, this Agreement may be amended by the parties in writing by action of their respective board of trustees or board of directors, or other comparable bodies, at any time before or after the TCT Shareholder Approval is obtained and prior to the filing of the Articles of Merger with the Maryland Department with respect to the Merger; provided, however, that, after the TCT Shareholder Approval is obtained, no such amendment, modification or supplement shall be made that would require the approval of the TCT Common Shareholders without obtaining such approval.
      Section 7.5     Extension; Waiver. At any time prior to the Effective Time, each of TCT and TCT LP, on the one hand, and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 7.4, waive compliance with any of the covenants, agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
      Section 7.6     Payment of Amount or Expense.
      (a) In the event that TCT (and TCT LP if applicable) are obligated to pay to Purchaser the Break-Up Fee or the Purchaser Break-Up Expenses pursuant to Section 7.2(b) or Purchaser is obligated to pay to TCT and TCT LP the TCT Break-Up Expenses pursuant to Section 7.2(c) (collectively, the “Break-Up Amount”), TCT (and TCT LP if applicable) or Purchaser, as applicable (the “Payor”), shall pay to the other party (the “Payee”) from the applicable Break-Up Amount deposited into escrow pursuant to an escrow agreement (the “Escrow Agreement”), if any, in accordance with the next sentence, an amount equal to the lesser of (i) the Break-Up Amount and (ii) the sum of (1) the maximum amount that can be paid to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by the Payee’s independent certified public accountants, plus (2) in the event the Payee receives either (A) a letter from the Payee’s counsel indicating that the Payee has received a ruling from the IRS described in Section 7.6(b)(ii) or (B) an opinion from the Payee’s outside counsel as described in Section 7.6(b)(ii), an amount equal to the Break-Up Amount less the amount payable under clause (1) above. To secure the Payor’s obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Break-Up Amount with an escrow agent selected by the Payor and on such customary terms (subject to Section 7.6(b)) as shall be reasonably acceptable to each of TCT, Purchaser and the escrow agent, provided that in the case where the Payor is TCT and the Payee is Purchaser, the payment shall be made directly to Purchaser without deposit into escrow. The payment or deposit into escrow of the Break-Up Amount pursuant to this Section 7.6(a) shall be made at the time the Payor is obligated to pay the Payee such amount pursuant to Section 7.2(b) or Section 7.2(c), as applicable, by wire transfer of immediately available funds.
      (b) The Escrow Agreement shall provide that the Break-Up Amount in escrow or any portion thereof shall not be released to the Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee’s accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee’s counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Break-Up Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee’s outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Break-Up Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agreement shall provide that the escrow agent shall release to the Payee the lesser of such maximum amount stated in the accountant’s letter referred to in clause (i) and the remainder of the Break-Up Amount. The Payor agrees to amend this Section 7.6 at the reasonable request of the Payee in order to (x) maximize the portion of the Break-Up Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Payee’s chances of securing a favorable ruling described in this Section 7.6(b) or (z) assist the Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.6(b). The Escrow Agreement shall also provide that any portion of the Break-Up Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such Escrow Agreement and shall not bear any cost of or have liability resulting from the escrow agreement.
ARTICLE VIII
GENERAL PROVISIONS
      Section 8.1     Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Merger Effective Time.
      Section 8.2     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):
      (a) if to Purchaser Parties, to

Magazine Acquisition GP LLC c/o

Morgan Stanley
MS Real Estate Funding, L.P.
1585 Broadway
37th Floor
New York, New York 10036
Fax: 212-507-4175
Attention: Michael Quinn

Onex Real Estate Advisors LP
1133 Avenue of the Americas, 27th Floor
New York, New York 10036
Fax: 212-755-8533
Attention: Michael Dana

Onex Corporation
161 Bay Street, 49th Floor
Toronto, Canada
M5J 2S1
Attention: Andrea Daly
Fax: 416-362-5765

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attn:	Adam O. Emmerich, Esq.

Robin Panovka, Esq.
Fax: (212) 403-2000

And a copy to:

Jones Day
2727 North Harwood
Dallas, Texas 75201
Fax No.: 214-969-5100
Attention: David J. Lowery, Esq.

if to TCT Parties, to

The Town and Country Trust
9 West 57th Street
50th Floor
New York, NY 10012
Fax No.; (212) 407-2155

Attn:	Harvey Schulweis

Chairman and Chief Executive Officer

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

Attn.:	Martha E. McGarry, Esq.

Alejandro Radzyminski, Esq.
Fax: (212) 735-3000
      Section 8.3     Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereby” refer to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.
      Section 8.4     Remedies; Performance Guaranty. Concurrently with the execution of this Agreement, guaranties executed by MS Real Estate Funding, L.P. and Onex Real Estate Partners, LP each a

“Guarantor”) have been delivered to TCT and TCT LP, guaranteeing the payment obligations of Purchaserunder this Agreement to pay money damages to TCT and TCT LP in the event of a breach or default by such parties under this Agreement up to a maximum of $200,000,000 in the aggregate (the “Guaranty”). TCT and TCT LP each agree that to the extent it, or their respective shareholders, has incurred losses or damages in connection with this Agreement, the maximum aggregate liability of all of the Purchaser Parties and the Guarantors for such losses or damages shall be limited to an amount equal to the amount of the Guaranty, and in no event shall TCT or TCT LP, or their respective shareholders, seek to recover any damages in excess of such amount from any of the Purchaser Parties and the Guarantors and their respective representatives and Affiliates.
      Section 8.5     Specific Performance. The parties acknowledge that TCT and TCT LP shall not be entitled to enforce specifically the terms and provisions of this Agreement and that TCT and TCT LP’s sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 8.4 and the Guaranty; provided, however, that TCT and TCT LP shall be entitled to seek specific performance, or an injunction or injunctions, to prevent any breach of Section 5.2(b) and Section 5.7. The Purchaser Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any of TCT and TCT LP and to specific performance of the terms hereof, in addition to any other remedy at law or equity.
      Section 8.6     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile transmission of any signature and/or retransmission of any signature will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.
      Section 8.7     Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Transaction Documents executed substantially concurrently herewith and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Except for the rights of the TCT’s shareholders to receive the Merger Consideration on or after the Merger Effective Time, the right of the holders of LP Units to receive the Partnership Merger Consideration after the Partnership Merger Effective Time and the right of TCT and TCT LP, on behalf of their respective shareholders and partners, to pursue damages (subject to Section 8.4 hereof) in the event of Purchaser’s, Purchaser Acquisition Entity’s or Purchaser Acquisition LP’s breach of any covenant or agreement contained in this Agreement and except for the provisions of Section 5.9 (Indemnification; Trustees’ and Officers’ Insurance), this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
      Section 8.8     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
      Section 8.9     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, provided that each of Purchaser Acquisition Entity and Purchaser Acquisition LLC shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment shall relieve such Person of its obligations hereunder and subject to the provisions of Section 8.4. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
      Section 8.10     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
      Section 8.11     Exhibits; Disclosure Letter. The Exhibits referred to herein and the TCT Disclosure Letter, and all exhibits or attachments thereto, are intended to be and hereby are specifically made a part of this Agreement. Any matter set forth in any section or subsection of the TCT Disclosure Letter be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the TCT Disclosure Letter to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections, but shall expressly not be deemed to constitute an admission by the TCT or any of the TCT Subsidiaries, or otherwise imply, that any such matter rises to the level of an TCT Material Adverse Effect, or is otherwise material for purposes of this Agreement or the TCT Disclosure Letter.
      Section 8.12     Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.
      Section 8.13     Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF MARYLAND SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A MARYLAND STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
      Section 8.14     Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

ARTICLE IX
CERTAIN DEFINITIONS
      Section 9.1     Certain Definitions. (a) For purposes of this Agreement:

“Affiliate” of any Person has the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

“Articles of Merger” means one or more articles of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Title 8 and the MLPA.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended. “ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Knowledge”, or any similar expression, shall mean (i) with respect to TCT (or any TCT Subsidiaries), the actual knowledge of the persons set forth on Exhibit D; and (ii) with respect to Purchaser (or any of its Subsidiaries), the actual knowledge of the persons set forth on Exhibit E.

“Law” means any Federal, state, local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

“LLC Articles of Merger” means one or more articles of merger with respect to the Partnership Merger, containing the provisions required by, and executed in accordance with, the LLC Act and the MLPA.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

“Maryland Department” means the State Department of Assessments and Taxation of Maryland.

“Order” means any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator of competent jurisdiction.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Purchaser Subsidiary” means Purchaser Acquisition Entity, Purchaser Acquisition LLC and each other Subsidiary of Purchaser.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the general partner or manager or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Tax” or “Taxes” shall mean any U.S. federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise,

environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

“Tax Protection Agreement” shall mean any agreement, oral or written, to which TCT or any TCT Subsidiary is a party and pursuant to which: (A) any liability to the holders of the LP Units may arise relating to Taxes, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (B) in connection with the deferral of income Taxes of a holder of LP Units, TCT or any TCT Subsidiary has agreed to (1) maintain a minimum level of debt or continue a particular debt or (2) retain or not dispose of assets for a period of time that has not since expired; or (C) limited partners of TCT LP have guaranteed or otherwise assumed, directly or indirectly, debt of TCT LP or are offered the opportunity to do so.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“TCT Material Adverse Effect” means, with respect to TCT, any change, event, effect, or set of circumstances that, when taken together with all other adverse changes, events, effects, or sets of circumstances that have occurred, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), or assets of TCT and the TCT Subsidiaries taken as a whole, except for any such change, event, effect or set of circumstances resulting from (a) changes in conditions (including changes in Law or GAAP) affecting the multifamily residential or real estate industries generally, the United States of America or global economy, (b) except with respect to Section 3.1(d), the announcement or performance of this Agreement or the transactions contemplated by the Transaction Documents, (c) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the Unites States of America or (d) earthquakes, hurricanes, other natural disasters or acts of God, which, in the case of each of clause (a), (c) and (d), do not affect TCT or the TCT Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the multifamily residential industry.

“TCT Subsidiary” means each Subsidiary of TCT; provided, however, the entities disclosed in Section 9.1 of the TCT Disclosure Letter shall not be Subsidiaries of TCT for purposes of this Agreement.

“Transaction Documents” means this Agreement and the Voting Agreement. The Transaction Documents to be executed by a specified Person on or after the date hereof are referred to as “such Person’s Transaction Documents,” “its Transaction Documents” or another similar expression.

      (a) Each of the following additional terms is defined on the page set forth opposite such term:

2006 Capital Budgets	38
Agreement	4
ASTM Standard	43
Balance Sheet	19
Break-Up Amount	58
Break-Up Fee	57
Closing	6
Closing Date	6
Common Share Certificate	10
Competing Transaction	47
Confidentiality Agreement	44
Construction Projects	31
Convertible LP Interests	8

Convertible Senior Notes	15
Delayed Closing	6
DRIP	9
Encumbrances	29
Environmental Laws	28
ERISA	24
Escrow Agreement	58
Exchange Act	18
Exchange Agent	10
Exchange Fund	10
Fairness Opinion	4
GAAP	19
Governmental Entity	12
GP Units	16
Hazardous Materials	28
Indemnifiable Amounts	50
Indemnified Parties	50
Indemnified Party	50
Indemnitors	50
Indenture	37
Intellectual Property	27
Letter of Transmittal	10
Liens	14
LLC Act	4
LP Preferred Units	16
LP Units	4
Material Contracts	32
Merger	4
Merger Consideration	7
Merger Effective Time	7
Mergers	4
MGCL	5
MLPA	4
Ownership Limit	33
Partnership Merger	4
Partnership Merger Consideration	8
Partnership Merger Effective Time	7
Payee	58
Payor	58
Permitted Title Exceptions	29
Property Restrictions	29
Proxy Statement	18
Purchaser	4
Purchaser Acquisition Entity	4
Purchaser Acquisition LP	4

Purchaser Break-Up Expenses	57
Purchaser Parties	4
Qualifying Income	58
REIT	22
Sarbanes-Oxley Act	19
SEC	18
Securities Act	19
Superior Competing Transaction	47
Surviving Entity	6
Surviving Partnership	6
Takeover Statute	33
TCT	4
TCT Board of Trustees	4
TCT Break-Up Expenses	57
TCT Bylaws	14
TCT Charter	14
TCT Common Shareholders	4
TCT Disclosure Letter	14
TCT Employee	49
TCT Employee Benefit Plans	24
TCT Financial Advisor	4
TCT Intellectual Property Rights	28
TCT LP	4
TCT LP Agreement	8
TCT Option Plans	9
TCT Options	9
TCT Other Interests	15
TCT Permits	21
TCT Properties	29
TCT Property	29
TCT Recommendation	43
TCT SEC Documents	19
TCT Shareholder Approval	32
TCT Shareholder Meeting	17
TCT Subsidiary Partnership	45
Termination Date	56
Third-Party Intellectual Property Rights	27
Title 8	4
Triggered Loans	18
Unitholder Letter of Transmittal	11
Voting Agreement	5
* * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MAGAZINE ACQUISITION GP LLC

By:	Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its

general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By:	Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding, Inc., its

general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

MAGAZINE ACQUISITION LP

By:	Magazine Acquisition GP LLC

By:	Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its

general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By:	Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding, Inc., its general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

MAGAZINE ACQUISITION LLC

By:	Magazine Acquisition LP

By:	Magazine Acquisition GP LLC

By:	Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its

general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By:	Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding, Inc., its

general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

THE TOWN AND COUNTRY TRUST

By:	/s/ Harvey Schulweis

Name: Harvey Schulweis
Title: Chairman and Chief Executive Officer

THE TC OPERATING LIMITED PARTNERSHIP

By:	/s/ Harvey Schulweis

Name: Harvey Schulweis
Title: Authorized Person

Exhibit B
December 18, 2005
The Board of Trustees
The Town and Country Trust
300 East Lombard Street
Baltimore, Maryland 21202
Dear Members of the Board:
      We understand that The Town and Country Trust, a Maryland real estate investment trust (the “Company”), The TC Operating Limited Partnership, a Maryland limited partnership (the “Operating LP”), Magazine Acquisition GP LLC, a Delaware limited liability company (the “Purchaser”), Magazine Acquisition LP, a Maryland limited partnership (the “Acquisition Entity”), and Magazine Acquisition LLC, a Maryland limited liability company (the “Acquisition LLC”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) the Company will be merged with and into the Acquisition Entity, the separate existence of the Company will cease and the Acquisition Entity will continue as the surviving entity and (ii) the Acquisition LLC will be merged with and into the Operating LP, the separate existence of the Acquisition LLC will cease and the Operating LP will continue as the surviving entity (together, the “Transaction”).
      As a result of the Transaction, (i) each of the Company’s outstanding common shares of beneficial interest, par value $0.01 per share (the “Company Common Shares”), other than those Company Common Shares that are beneficially owned by the Company or any of its wholly-owned subsidiaries, will be converted into the right to receive $33.90 in cash plus an amount in cash equal to a pro-rated portion of the next regular quarterly dividend on such Company Common Share, as described in the Merger Agreement (the “Consideration”), and (ii) each outstanding common unit of limited partnership interest in the Operating LP (the “LP Units”), other than LP Units held by any holder who is entitled to demand and properly demands appraisal of such LP Units (the “Dissenting LP Units”) and LP Units held by any person pursuant to Section 1.5(a) of the disclosure letter attached to the Merger Agreement (the “Alternative Treatment LP Units”), will be converted into the right to receive an amount in cash equal to the product of the Consideration multiplied by the number of Company Common Shares issuable upon the exchange of each such LP Unit in accordance with its terms (the “LP Unit Consideration”).
      You have requested our opinion as to the fairness as of the date hereof, from a financial point of view, to the Holders of Company Common Shares (as defined below) and to the Holders of LP Units (as defined below) of the Consideration to be paid to such Holders of Company Common Shares and the LP Unit Consideration to be paid to such Holders of LP Units in the Transaction, considered as if such LP Units were converted into or redeemed for Company Common Shares in accordance with their terms prior to the effective time. For purposes of this opinion, the terms “Holders of Company Common Shares” and “Holders of LP Units” mean all holders of Company Common Shares and all holders of LP Units, respectively, other than, in either case, the Purchaser, the Acquisition Entity, the Acquisition LLC and any of their respective wholly-owned direct or indirect subsidiaries, any directors or officers of the Company or the Operating LP and any holders of Company Common Shares or LP Units that are a party to the Consent and Voting Agreement (the “Consent and Voting Agreement”) between the Purchaser, the Acquisition Entity, the Acquisition LLC and the other persons listed on the signature pages thereto, and other than, in the case of Holders of LP Units, any holders of Dissenting LP Units and Alternative Treatment LP Units. In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of drafts, dated December 18, 2005, of the Merger Agreement and the Consent and Voting Agreement, and forms, dated December 18, 2005, of the Limited Guarantee by MS Real Estate Funding L.P. (“MS Real Estate”), in favor of the Company and the Operating LP, the Limited Guarantee by Onex Real Estate Partners, LP

(“Onex”), in favor of the Company and the Operating LP and the Guarantee by Morgan Stanley (“Morgan Stanley”), in favor of the Company and the Operating LP (the “Agreements”);

(ii) Analyzed certain publicly available historical business and financial information relating to the Company;

(iii) Reviewed various financial forecasts and other data provided to us by the Company and the Operating LP relating to the business and prospects of the Company and the Operating LP;

(iv) Held discussions with members of the senior managements of the Company and the Operating LP with respect to the business and prospects of the Company and the Operating LP;

(v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and the Operating LP;

(vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and the Operating LP;

(vii) Reviewed the historical stock prices and trading volumes of the Company Common Shares; and

(viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

      We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Operating LP, or concerning the solvency or fair value of the Company or the Operating LP. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Operating LP as to the future financial performance of the Company and the Operating LP. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.
      Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. In rendering our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Transaction.
      In rendering our opinion, we have assumed that the Transaction will be consummated on the terms described in the Merger Agreement without any waiver or modification of any material terms or conditions by the Company or the Operating LP, and that obtaining the necessary regulatory approvals for the Transaction will not have an adverse effect on the Company, the Operating LP or the Transaction. We have also assumed that the executed Agreements will conform in all material respects to the draft Agreements reviewed by us. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We note that Company Common Shares have been reserved for issuance upon the conversion of the Company’s convertible senior notes, and we have assumed for purposes of our analysis that all such convertible senior notes have been converted in accordance with their terms into Company Common Shares. In addition, you have informed us that the value of any consideration paid to any holders of Alternative Treatment LP Units in connection with the Transaction in lieu of the LP Unit Consideration will be equivalent in value to the LP Unit Consideration to which such holders are otherwise entitled, and we express no opinion with respect to any such transactions.
      Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Transaction. Lazard may have provided and may provide investment banking services to one or all of Morgan Stanley, MS Real Estate and Onex, or to one or more of their respective portfolio companies or other affiliates, for which we have received customary fees. In addition, in the ordinary course of our respective businesses, Lazard, Lazard Capital Markets LLC (an entity owned in large part by managing directors of Lazard) and/or their respective affiliates may actively trade securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.
      Our engagement and the opinion expressed herein are for the benefit of the Company’s Board of Trustees, and our opinion is rendered to the Company’s Board of Trustees in connection with its consideration of the Transaction. This opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, or to cause the Operating LP to engage in the Transaction, and is not intended to and does not constitute a recommendation to any holder of Company Common Shares as to how such holder should vote with respect to the Transaction or any matter relating thereto. We express no opinion as to the price at which Company Common Shares may trade prior to consummation of the Transaction. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent.
      Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to the Holders of Company Common Shares and the LP Unit Consideration to be paid to the Holders of LP Units is fair, from a financial point of view, to such Holders of Company Common Shares and Holders of LP Units, respectively, considered as if such LP Units were converted into or redeemed for Company Common Shares in accordance with their terms prior to the effective time.

Very truly yours,

LAZARD FRÈRES & CO. LLC

By:	/s/ Matthew J. Lustig

Matthew J. Lustig
Managing Director

Exhibit C
CONSENT AND VOTING AGREEMENT
by and among
MAGAZINE ACQUISITION GP LLC,
MAGAZINE ACQUISITION LP,
MAGAZINE ACQUISITION LLC,
and
THE PERSONS NAMED HEREIN.
DATED AS OF DECEMBER 19, 2005

CONSENT AND VOTING AGREEMENT
      CONSENT AND VOTING AGREEMENT, dated as of December 19, 2005 (the “Agreement”), by and among MAGAZINE ACQUISITION GP LLC, a Delaware limited liability company (“Purchaser”), MAGAZINE ACQUISITION LP, a Maryland limited partnership (“Purchaser Acquisition Entity”), MAGAZINE ACQUISITION LLC, a Maryland limited liability company (“Purchaser Acquisition LLC” and, together with Purchaser and Purchaser Acquisition Entity, the “Purchaser Parties”), the Persons listed on the signature pages hereto (the “Signatories”), each a shareholder in THE TOWN AND COUNTRY TRUST, a Maryland real estate investment trust (“TCT”), and/or a limited partner in THE TC OPERATING LIMITED PARTNERSHIP, a Maryland limited partnership (“TCT LP”).
      WHEREAS, concurrently with the execution of this Agreement, TCT, TCT LP and Purchaser Parties are entering into an Agreement and Plan of Merger (the “Merger Agreement”) (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which TCT will be merged with and into the Purchaser Acquisition Entity (the “Merger”) and Purchaser Acquisition LLC will be merged with and into TCT LP (the “Partnership Merger” and, together with the Merger, the “Mergers”);
      WHEREAS, as of the date hereof, each Signatory is the record or beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) the number of (i) common shares of beneficial interest of TCT set forth opposite such Signatory’s name on Schedule I hereto (such common shares of beneficial interest of TCT, together with any other common shares of beneficial interest of TCT, the voting power over which is acquired by such Signatory during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “Shares”) and/or (ii) LP Units set forth opposite such Signatory’s name on Schedule I hereto (such LP Units, together with any other LP Units, the voting power over which is acquired by such Signatory during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “LP Units” and, together with the Shares, the “Securities”);
      WHEREAS, each of the Signatories which is a holder of LP Units is party to the Third Amended and Restated Agreement of Limited Partnership of TCT LP (the “Partnership Agreement”);
      WHEREAS, certain actions of TCT and TCT LP require the consent of certain of the holders of LP Units, and the holders of LP Units who are Signatories desire to provide all consents required from them by the Partnership Agreement;
      WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Purchaser Parties have required that the Signatories enter into this Agreement and deliver the consents contemplated hereby on the terms and subject to the conditions of this Agreement.
      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:
ARTICLE I
      Section 1.1     Definitions. Capitalized terms used herein and not defined herein shall have the meanings specified in the Merger Agreement.

ARTICLE II
VOTING AND CONSENT MATTERS
      Section 2.1     Agreement to Vote Securities.
      (a) Each Signatory that is a shareholder of TCT, hereby agrees, severally and not jointly, that, from and after the date hereof:

(i) at any meeting of shareholders of TCT called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Signatory shall vote (or cause to be voted) its Shares in favor of the approval of the Merger and the Merger Agreement and each of the transactions contemplated by the Merger Agreement; and

(ii) at any meeting of shareholders of TCT or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of TCT is sought, each Signatory shall vote (or cause to be voted) its Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by TCT or any Competing Transaction, and (ii) any amendment of the Company’s Declaration of Trust or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Mergers, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of Shares. Subject to Section 5.2, each Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.
      (b) Any vote by such Signatory that is not in accordance with this Section 2.1 shall be considered null and void. Such Signatory shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with this Section 2.1.
      Section 2.2     Consent to Transactions. Each of the Signatories that is a holder of LP Units hereby severally, but not jointly and severally, agrees that, concurrently with the execution and delivery of this Agreement and the Merger Agreement, and subject to the penultimate sentence of this Section 2.2, such Signatory shall each execute and deliver to the Company a consent, in the form attached hereto as Exhibit A (the “Consent”). Subject to the penultimate sentence of this Section 2.2, the Consent shall remain in full force and effect until the termination of this Agreement. A Signatory may revoke the Consent in the event that any of the terms or conditions of the Merger Agreement as in effect on the date hereof are amended or waived without that Signatory’s prior written approval in such a way as to materially impair the rights of that Signatory under the Merger Agreement relative to the holders of common shares of beneficial interest of TCT. Such Signatory shall not enter into any agreement of understanding with any Person or entity prior to the termination of this Agreement that is inconsistent with the terms hereof.
      Section 2.3     Proxy. Each Signatory hereby severally, but not jointly and severally, grants to, and appoints, with respect to such Signatory’s Shares, Michael Quinn, Michael Franco, Michael Dana and Steven Talles, each in his capacity as an officer of Purchaser, and any individual who shall hereafter succeed any such officer of Purchaser, and any other person designated in writing by Purchaser, each of them individually, such Signatory’s proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent, to the fullest extent permitted by and subject to applicable law, with respect to such Signatory’s Shares in accordance with Article II hereof in respect of any matter specified in Section 2.1. This proxy is coupled with an interest and shall be irrevocable. Each Signatory will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Signatory with respect to the shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SIGNATORIES
      Each of the Signatories hereby severally, but not jointly and severally, represents and warrants to the Company as follows with respect to itself only:
      Section 3.1     Existence; Authorization. With respect to each Signatory, other than any Signatory which is an individual, such Signatory is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. With respect to each Signatory, this Agreement has been duly and validly executed and delivered by such Signatory and, assuming due execution and delivery by each of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of such Signatory enforceable against such Signatory in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles.
      Section 3.2     No Conflict; Required Filings and Consents.
      (a) The execution and delivery of this Agreement by such Signatory does not, and the performance of this Agreement by such Signatory will not, (i) with respect to those Signatories who are not individuals, conflict with or violate the certificate of incorporation, partnership, limited liability company agreement or equivalent organizational documents, as the case may be, of such Signatory, (ii) conflict with or violate any applicable Law by which any property or asset of such Signatory is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Securities (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Signatory (including any trust agreement, voting agreement, Signatories agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Signatory to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
      (b) The execution and delivery of this Agreement by such Signatory does not, and the performance of this Agreement by such Signatory shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Signatory to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
      Section 3.3     Ownership of Securities. Such Signatory is the record or beneficial owner of, and has good title to, the Securities set forth opposite its name on Schedule I. Such Signatory, together with its affiliates, has sole power to vote (or cause to be voted) its Securities. The Securities, including any common shares of beneficial interest of TCT issuable on conversion of or in exchange for LP Units, are all the securities of TCT or TCT LP owned, either of record or beneficially, by such Signatory as of the date hereof. The Securities owned by such Signatory are free and clear of all Liens, other than any Liens created by this Agreement or existing by operation of law. The Signatory has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Securities.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES
      The Purchasing Parties hereby represent and warrant to each Signatory as follows:
      Section 4.1     Corporate Authorization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser Acquisition Entity is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland and Purchaser is its general partner. Purchaser Acquisition LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland and Purchaser is its general partner. Purchaser Acquisition Entity is the sole member of Purchaser Acquisition LLC. Each of the Purchasing Parties has authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement by the Purchasing Parties, the performance of their obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each of the Purchasing Parties. This Agreement has been duly and validly executed and delivered by the Purchasing Parties and, assuming due execution and delivery by the Signatories, constitutes a valid and binding agreement of the Purchaser Parties, enforceable against the Purchaser Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles.
      Section 4.2     No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Purchaser Parties nor the consummation by the Purchaser Parties of the transactions contemplated hereby nor compliance by the Purchaser Parties with any of the provisions hereof shall (a) conflict with or result in any breach of the charter, bylaws or comparable organizational documents of Purchaser, Purchaser Acquisition Entity or Purchaser Acquisition LLC, (b) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of any of the Purchaser Parties, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of any of the Purchaser Parties to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement. Other than filings required under the Exchange Act, the execution and delivery of this Agreement by the Purchaser Parties and the performance of this Agreement by the Purchaser Parties do not require any filing with, permit, authorization, notification, consent or approval of, any Governmental Entity.
      Section 4.3     Reliance. Purchaser Parties understand and acknowledge that the Signatories are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by the Purchaser Parties.
ARTICLE V
COVENANTS OF THE SIGNATORIES
      Each Signatory severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:
      Section 5.1     Restriction on Transfer of Shares.
      (a) Such Signatory shall not, directly or indirectly: (i) sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, except in each case for the conversion or exchange of LP Units for common shares of beneficial interest of

TCT in accordance with the TCT LP Partnership Agreement, (any of the foregoing, a “Transfer”), any or all of the Securities or any interest therein, provided that, notwithstanding the foregoing, each Signatory shall have the right to Transfer its Securities to a Permitted Transferee (as defined in this Section 5.1(b)) of such Signatory if and only if such Permitted Transferee shall have agreed in writing, in a manner acceptable in form and substance to Purchaser, (A) to accept such Securities subject to the terms and conditions of this Agreement and (B) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Signatory for all purposes of this Agreement; (ii) grant any proxies or powers of attorney, deposit any of the Securities into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Securities (other than any Liens created by or arising under this Agreement or existing by operation of Law); or (iii) commit or agree to take any of the foregoing actions.
      (b) For the purposes of this Section 5.1, “Permitted Transferee” means, with respect to any Signatory, (i) any other Signatory, (ii) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Signatory, (iii) any charitable organization described in section 170(c) of the Code, (iv) any trust, the trustees of which include only the Persons named in clause (i) or (ii) and the beneficiaries of which include only the Persons named in clause (i), (ii) or (iii), (v) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (i) or (ii), (vi) if such Signatory is a corporation, limited liability company, partnership or other entity, any shareholder, member, partner or other equity holder of such entity, or (vii) if such Signatory is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.
      Section 5.2     Capacity. No Signatory who is or becomes during the term hereof a trustee or officer of TCT or any Subsidiary of TCT shall be deemed to make any agreement or understanding in this Agreement in its capacity as such a trustee or officer. Each Signatory is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Signatory’s Securities and nothing herein shall limit or affect any actions taken by a Signatory in its capacity as a trustee or officer of TCT or any Subsidiary of TCT to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.
      Section 5.3     Certain Events. Each Signatory agrees that this Agreement and the obligations hereunder shall attach to the Securities and shall be binding upon any person or entity to which legal or beneficial ownership of the Securities shall pass, whether by operation of law or otherwise, including without limitation the Signatory’s administrators, successors or receivers.
      Section 5.4     Further Assurances. From time to time, at the Purchaser’s request and without further consideration, each Signatory shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the Signatories shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such Signatory to effectuate, carry out or comply with all the terms of this Agreement.
ARTICLE VI
MISCELLANEOUS
      Section 6.1     Termination. This Agreement shall automatically terminate, and none of the Purchasing Parties or any Signatory shall have any rights or obligations hereunder and this Agreement shall become null and void and have no fur ther effect, upon the earliest to occur of (a) the mutual written consent of all of the parties hereto, (b) the Effective Time, and (c) the date of any termination of the Merger Agreement in accordance with its terms.

      Section 6.2     Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 6.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.
      Section 6.3     Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:
      If to the Purchasing Parties, addressed to:
      Magazine Acquisition GP LLC c/o

Morgan Stanley
MS Real Estate Funding, L.P.
1585 Broadway
37th Floor
New York, New York 10036
Fax: 212-507-4175
Attention: Michael Quinn

Onex Real Estate Advisors LP
1133 Avenue of the Americas, 27th Floor
New York, New York 10036
Fax: 212-755-8533
Attention: Michael Dana

Onex Corporation
161 Bay Street, 49th Floor
Toronto, Canada
M5J 2S1
Fax: 416-362-5765
Attention: Andrea Daly
      with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Fax: 212-403-2000

Attention:	Adam O. Emmerich, Esq.

Robin Panovka, Esq.
      and

Jones Day
2727 North Harwood
Dallas, Texas 75201
Fax No.: 214-969-5100
Attention: David J. Lowery, Esq.
      If to the Signatories to the address listed on the signature pages hereto.
      Section 6.4     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      Section 6.5     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
      Section 6.6     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among TCT, TCT LP and Purchaser Parties, on the one hand, and the Signatories, on the other hand, with respect to the subject matter hereof.
      Section 6.7     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void provided that each of Purchaser Acquisition Entity and Purchaser Acquisition LLC shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment shall relieve such Person of its obligations under the Merger Agreement.
      Section 6.8     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
      Section 6.9     Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.
      Section 6.10     Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
      (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Maryland, applicable to contracts executed in and to be performed entirely within the State.
      (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Courts of the State of Maryland and the Federal Courts of the United States of America located in the State of Maryland in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HERE-

WITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10(c).
      Section 6.11     Amendment; Waiver. No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.
      Section 6.12     Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.
      Section 6.13     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto have executed this Agreement as of the date first above written.

MAGAZINE ACQUISITION GP LLC

By:	Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By:	Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding, Inc., its general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

MAGAZINE ACQUISITION LP

By: Magazine Acquisition GP LLC

By: Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By: Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding,

Inc., its general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

MAGAZINE ACQUISITION LLC

By:	Magazine Acquisition LP

By: Magazine Acquisition GP LLC

By: Magazine Investments Limited Partnership

By:	Onex Real Estate Advisors LP, its general partner

By:	Onex RE Advisors LLC, its general partner

By:	/s/ Michael Dana

Name: Michael Dana

Title:	Manager

By:	Magazine GP One LLC, its general partner

By:	MS Real Estate Funding, LP, its sole member

By:	MS Real Estate Funding, Inc., its general partner

By:	/s/ Michael Quinn

Name: Michael Quinn

Title:	Vice President

HARVEY SCHULWEIS

By:	/s/ Harvey Schulweis

Name: Harvey Schulweis
Title

_________________________________________________________, _____________________
Attention:
Facsimile:

THOMAS L. BRODIE

By:	/s/ Thomas L. Brodie

Name: Thomas L. Brodie
Title

_________________________________________________________, _____________________
Attention:
Facsimile:

NANCY L. FISHER

By:	/s/ Nancy L. Fisher

Name: Nancy L. Fisher
Title

_________________________________________________________, _____________________
Attention:
Facsimile:

THE BAL-PENN COMPANY

By:	/s/ Nancy L. Fisher

Name: Nancy L. Fisher
Title Authorized Person

_________________________________________________________, _____________________
Attention:
Facsimile:

with a copy to:

Daniel G. Berick
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Facsimile: (216) 479-8793

THE LERNER FOUNDATION

By:	/s/ James H. Berick

Name: James H. Berick
Title Secretary

_________________________________________________________, _____________________
Attention:
Facsimile:

Schedule I

	Number of	Number of
Name of Record Owner	Shares	LP Units

Harvey Schulweis	448,940	215,230
Thomas L. Brodie	114,824	—
Nancy Fisher	11,500	—
The Bal-Penn Company	—	2,152,299
The Lerner Foundation	1,000,000	—

Exhibit A
CONSENT
December      , 2005
      Reference is made to that certain Consent and Voting Agreement (the “Voting Agreement”), dated as of the date hereof, by and among the Purchaser Parties and the Signatories named therein. Defined terms used but not defined herein shall have the meaning ascribed thereto in the Merger Agreement (as defined below).
      The undersigned is the holder of                     LP Units. The undersigned hereby votes its LP Units to approve, and consents to the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of December      , 2005, by and among the Purchaser, Purchaser Acquisition Entity, Purchaser Acquisition LLC, TCT and TCT LP (the “Merger Agreement”), including without limitation the Merger and the Partnership Merger.
      The consent granted hereby shall automatically terminate and be of no further force and effect at such time as the Voting Agreement terminates in accordance with the provisions of Section 5.1 thereof.

[ ]

By:

Name:
Title:

Vote by Telephone

Have your proxy card available when you call Toll-Free [     ] using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website [     ] and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage pre-paid envelope provided or return it to: [     ].

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
[     ]

Vote by Internet
Access the Website and
cast your vote:
[     ]

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by [6:00 a.m. eastern daylight time]
on [     ], 2006 to be counted in the final tabulation.
If you vote by telephone or over the Internet, do not mail your proxy card.

é ù
è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

THE TOWN AND COUNTRY TRUST
300 East Lombard Street
Baltimore, Maryland 21202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned hereby appoints Harvey Schulweis and Daniel G. Berick, or either of them, as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorize(s) them to represent the undersigned with all powers possessed by the undersigned if personally present at the meeting and to vote, as designated below, all the Common Shares of Beneficial Interest of The Town and Country Trust held of record by the undersigned on [          ], 2006, at the Special Meeting of Shareholders to be held on [          ], 2006 (the “Special Meeting”), or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such meeting.

Dated:	, 2006

Signature

Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and give full title as such. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê
PROXY

THE TOWN AND COUNTRY TRUST	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TOWN AND COUNTRY TRUST
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
If no direction is made, this proxy will be voted FOR proposals 1 and 2.
1. Approval of the merger of The Town and Country Trust with and into Magazine Acquisition LP pursuant to the Agreement and Plan of Merger, dated as of December 19, 2005, by and among Magazine Acquisition GP LLC, Magazine Acquisition LP, Magazine Acquisition LLC, The Town and Country Trust and The TC Operating Limited Partnership (the “merger agreement”), the merger agreement and the other transactions contemplated by the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
☐ Check here if you plan to attend the Special Meeting.